UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                  CURENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                 April 30, 2004
                Date of Report (Date of earliest reported event)

                          Sentry Technology Corporation
             (Exact name of registrant as specified in its chapter)


      Delaware                      1-12727                 96-11-3349733
(State  or  other          (Commission File Number)         (IRS Employer
jurisdiction of                                        Identification number)
incorporation)


     1881  Lakeland  Avenue,  Ronkonkoma,  New  York                   11779
      (Address  of  principal  executive  offices)                  (Zip  Code)



                                  631-739-2000
               Registrant's telephone number, including area code

                                      None
          (Former name or former address, if changed since last report)

INFORMATION  TO  BE  INCLUDED  IN  THE  REPORT

ITEM  2:  ACQUISITION  OR  DISPOSITION  OF  ASSETS

On April 30, 2004, Sentry purchased from Saburah Investments, Inc. an Ontario corporation, all of the outstanding common shares and Series "A" preference shares of ID Security Systems Canada Inc., an Ontario corporation, and all of the outstanding capital stock of ID Systems USA, Inc., a Pennsylvania corporation (collectively, "ID Systems"). ID Systems is engaged in anti-shoplifting technology, security labeling, radio frequency identification
(RFID), access control and library security. Mr. Peter Murdoch, President, CEO and Director of Sentry, is the owner of Saburah. Sentry acquired ID Systems from Saburah in exchange for 30,000,000 Sentry common shares. The price paid per Sentry share for the securities of ID Systems was valued at approximately $0.12. An opinion was provided to a special committee of Sentry's Board of Directors by Corporate Valuation Services confirming that the price paid for the acquisition of ID Systems was fair from the point of view of Sentry shareholders.

Sentry's Board of Directors and shareholders owning a majority of Sentry common stock approved the acquisition of ID Systems.

Sentry will not obtain the interest of ID Systems in a claim against Checkpoint Systems which currently is the subject of litigation, however, Saburah and Sentry have agreed that Sentry may require Saburah to purchase additional Sentry shares equal to approximately 4.5% of any amount received by Saburah from the Checkpoint litigation, to a maximum of $1,000,000. The price per share has been set at 80% of the previous 20 days trading average if and when the call is made. This transaction represents the maximum future benefit that may flow to Sentry as a result of the Checkpoint lawsuit.

After the acquisition of ID Systems, Mr. Murdoch, directly or indirectly through his ownership of Saburah, now owns or controls 47.4% of the outstanding common stock of Sentry.

The acquisition of ID Systems was a condition to a $2,000,000 investment in Sentry by Brascan Technology Fund ("Brascan"), an investment fund established by Brascan Asset Management, to invest in early stage, technology-based companies. The investment was provided by Brascan in the form of a $2,000,000 secured convertible debenture. The proceeds of the financing will be used primarily for working capital.

Key  terms  of  the  transaction  are  as  follows:

-     Four  year  term.
-     Interest  rate  of  8%.
-     Redeemable  at  Sentry's  option  after  18  months.
- Conversion price equal to the market price, at time of conversion, less a discount of 30% with a maximum conversion price of $0.12 per share.
- Conversion is at the option of Brascan when market share price is equal to or greater than $0.17 per share or with the approval of Sentry's
      Board of Directors  when  the  market  share  price  is  less  than  $0.17 per  share.
- Sentry will provide most favored pricing to all Brascan affiliates and expects to be a supplier of security and identification products to the Brascan affiliates.
- Brascan was issued warrants for 5,000,000 shares of Sentry common stock, priced at $0.15 per share, exercisable anytime within the next four years.
- Brascan is entitled to one seat on Sentry's Board of Directors, or will participate as an observer.



ITEM  7:  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)     Financial  Statements

Audited Combined Balance Sheet of ID Systems as of December 31, 2003 and Combined Statements of Income and Retained Earnings and Cash Flows for the two fiscal years ended December 31, 2003.

Unaudited Combined Balance Sheet of ID Systems as of March 31, 2004 and Combined Statements of Income and Retained Earnings and Cash Flows for the three months ended March 31, 2003 and 2004.

(b) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004 and Statements of Operations for the year ended December 31, 2003 and three months ended March 31, 2004.



(c)     Exhibits

Exhibit         Document
-------         --------------------------------------

2.1 Stock Purchase Agreement, dated April 29, 2004 by and between Sentry Technology Corporation and Saburah Investments, Inc.

4.1 Convertible Debenture, dated April 30, 2004 issued by Sentry Technology Corporation to Brascan Technology Fund, Inc.

4.2 Warrant Certificate, dated April 30, 2004 issued by Sentry Technology Corporation to Brascan Technology Fund, Inc.

4.3 Stakeholders Rights Agreement, dated April 30, 2004 by and among Sentry Technology Corporation, Peter Murdoch, Robert Furst, Saburah Investments Inc., and Brascan Technology Fund Inc.

(a)


ID  SECURITY  SYSTEMS  GROUP



                    REPORT  AND  COMBINED
                    FINANCIAL  STATEMENTS
                    DECEMBER  31,  2002  AND  2003

AUDITORS'  REPORT

TO  THE  SHAREHOLDER,
ID  SECURITY  SYSTEMS  GROUP

We have audited the combined balance sheets of ID Security Systems Group as at December 31, 2002 and 2003, and the combined statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the group as at December 31, 2002 and 2003 and the results of its operations and its cash flows for the years then ended, in accordance with Canadian generally accepted accounting principles.


Toronto,  Ontario                             WALSH  &  COMPANY  LLP
March  15,  2004.                              CHARTERED  ACCOUNTANTS




ID SECURITY SYSTEMS GROUP
COMBINED BALANCE SHEETS
(EXPRESSED IN CANADIAN DOLLARS)


                                                                 DECEMBER 31,              MARCH 31,
                                                                   2003        2002        2004        2003
                                                         --------------  ----------  ----------  ----------
                                                                                     (UNAUDITED)(UNAUDITED)
ASSETS
CURRENT
  Accounts receivable . . . . . . . . . . . . . . . . .  $    2,710,602  $2,126,708  $2,638,860  $2,128,368
  Inventory . . . . . . . . . . . . . . . . . . . . . .       1,689,698   1,619,458   1,835,153   1,516,489
  Prepaid expenses, deposits and sundry assets (Note 2)         323,893     322,233     313,639     226,976
                                                         --------------  ----------  ----------  ----------
                                                              4,724,193   4,068,399   4,787,652   3,871,833

FUTURE INCOME TAX BENEFIT (Note 3). . . . . . . . . . .          20,300      85,000      20,300      85,000
DEFERRED LEGAL COSTS (Note 4) . . . . . . . . . . . . .         444,877     395,275     456,413     407,493
PROPERTY AND EQUIPMENT (Note 5) . . . . . . . . . . . .         674,055     658,180     649,037     633,074
                                                         --------------  ----------  ----------  ----------
                                                         $    5,863,425  $5,206,854  $5,913,402  $4,997,400
                                                         --------------  ----------  ----------  ----------
LIABILITIES AND SHAREHOLDER'S EQUITY
LIABILITIES
CURRENT
  Bank indebtedness (Note 6). . . . . . . . . . . . . .  $      994,587  $  631,428  $1,218,183  $  745,780
  Accounts payable and accrued liabilities. . . . . . .       1,039,199     907,850   1,025,292     943,958
  Income taxes payable. . . . . . . . . . . . . . . . .          89,788      82,247      51,904       9,176
  Current portion of long-term debt (Note 7). . . . . .         100,000     100,000     100,000     100,000
  Notes payable (Note 8). . . . . . . . . . . . . . . .          84,032      87,191      84,032      84,032
  Loan payable. . . . . . . . . . . . . . . . . . . . .               -     200,000           -           -
                                                         --------------  ----------  ----------  ----------
                                                              2,307,606   2,008,716   2,479,411   1,882,946

LONG-TERM DEBT (Note 7) . . . . . . . . . . . . . . . .         133,333     233,333     108,334     208,334
DUE TO AFFILIATES (Note 9). . . . . . . . . . . . . . .         253,757     361,827      89,399     279,244
MINORITY INTEREST . . . . . . . . . . . . . . . . . . .       1,169,827   1,000,474   1,176,685   1,019,398
                                                         --------------  ----------  ----------  ----------
                                                              3,864,523   3,604,350   3,853,829   3,389,922
                                                         --------------  ----------  ----------  ----------
SHAREHOLDER'S EQUITY
  Stated capital (Note 10). . . . . . . . . . . . . . .         656,621     656,621     656,621     656,621
  Retained earnings . . . . . . . . . . . . . . . . . .       1,342,281     945,883   1,402,952     950,857
                                                         --------------  ----------  ----------  ----------
                                                              1,998,902   1,602,504   2,059,573   1,607,478
                                                         --------------  ----------  ----------  ----------
                                                         $    5,863,425  $5,206,854  $5,913,402  $4,997,400
                                                         --------------  ----------  ----------  ----------






ID SECURITY SYSTEMS GROUP
COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
(EXPRESSED IN CANADIAN DOLLARS)


                                                                  YEAR ENDED                  THREE MONTHS ENDED
                                                                 DECEMBER 31,                     MARCH 31,
                                                            2003              2002             2004        2003
                                                      --------------  --------------------  -----------  -----------
                                                                                            (UNAUDITED)  (UNAUDITED)

SALES. . . . . . . . . . . . . . . . . . . . . . . .  $   9,213,731   $         8,049,604   $1,593,291   $1,927,722
COST OF GOODS SOLD . . . . . . . . . . . . . . . . .      5,311,454             4,802,652      753,802    1,174,208
                                                      --------------  --------------------  -----------  -----------
GROSS PROFIT . . . . . . . . . . . . . . . . . . . .      3,902,277             3,246,952      839,489      753,514
                                                      --------------  --------------------  -----------  -----------

SELLING AND ADMINISTRATIVE EXPENSES
  Advertising and promotion. . . . . . . . . . . . .        252,153               215,059       67,942       52,297
  Amortization . . . . . . . . . . . . . . . . . . .         35,089                35,989        9,566        8,776
  Automotive and travel. . . . . . . . . . . . . . .        290,402               299,603       86,307       58,587
  Bad debts. . . . . . . . . . . . . . . . . . . . .         14,485                42,561            -        2,764
  Communication. . . . . . . . . . . . . . . . . . .         81,322                79,801       19,382       13,838
  Insurance. . . . . . . . . . . . . . . . . . . . .         43,342                33,196        7,018       10,075
  Interest and bank charges. . . . . . . . . . . . .        114,225                85,173       37,563       22,812
  Occupancy. . . . . . . . . . . . . . . . . . . . .         86,808                91,944       22,334       25,596
  Office and general . . . . . . . . . . . . . . . .        219,867               150,628       60,069       43,059
  Professional fees. . . . . . . . . . . . . . . . .        279,327               218,427       50,546       73,817
  Repairs and maintenance. . . . . . . . . . . . . .         10,843                 9,210        1,976          159
  Research and development . . . . . . . . . . . . .        104,770                38,016       57,669       33,900
  Salaries, benefits and commissions . . . . . . . .      1,295,626             1,267,049      319,935      316,867
  Service. . . . . . . . . . . . . . . . . . . . . .        242,604               307,579       32,038       67,069
                                                      --------------  --------------------  -----------  -----------
                                                          3,070,863             2,874,235      772,345      729,616
                                                      --------------  --------------------  -----------  -----------
  INCOME BEFORE INCOME TAXES AND MINORITY INTEREST .        831,414               372,717       67,144       23,898
  PROVISION FOR INCOME TAXES . . . . . . . . . . . .       (265,663)              (56,997)         385            -
                                                      --------------  --------------------  -----------  -----------
  NET INCOME BEFORE MINORITY INTEREST. . . . . . . .        565,751               315,720       67,529       23,898
  MINORITY INTEREST'S SHARE IN EARNINGS. . . . . . .       (169,353)             (117,131)      (6,858)     (18,924)
                                                      --------------  --------------------  -----------  -----------
  NET INCOME FOR THE YEAR. . . . . . . . . . . . . .        396,398               198,589       60,671        4,974
  RETAINED EARNINGS, BEGINNING OF YEAR . . . . . . .        945,883               747,294    1,342,281      945,883
                                                      --------------  --------------------  -----------  -----------
  RETAINED EARNINGS, END OF YEAR . . . . . . . . . .  $   1,342,281   $           945,883   $1,402,952   $  950,857
                                                      --------------  --------------------  -----------  -----------

  NET INCOME PER COMMON SHARE. . . . . . . . . . . .  $        1.10   $              0.55   $     0.17   $     0.01
                                                      --------------  --------------------  -----------  -----------





ID SECURITY SYSTEMS GROUP
COMBINED STATEMENT OF CASH FLOWS
(EXPRESSED IN CANADIAN DOLLARS)





                                                                 YEAR ENDED                  THREE MONTHS ENDED
                                                                DECEMBER 31,                      MARCH 31,
                                                           2003             2002               2004         2003
                                                     --------------  --------------------  ------------  ----------
                                                                                           (UNAUDITED)   (UNAUDITED)
CASH PROVIDED (USED BY):
  OPERATIONS
    Net income for the year . . . . . . . . . . . .  $     396,398   $           198,589   $    60,671   $   4,974
    Add (less) items not affecting cash:
      Amortization. . . . . . . . . . . . . . . . .        138,255               126,048        31,564      27,882
      Future income tax benefit . . . . . . . . . .         64,700                12,000             -           -
      Minority interest . . . . . . . . . . . . . .        169,353               115,104         6,858      18,924
                                                     --------------  --------------------  ------------  ----------
                                                           768,706               451,741        99,093      51,780
    Changes in:
      Accounts receivable . . . . . . . . . . . . .       (583,894)             (442,174)       71,742      (1,660)
      Inventory . . . . . . . . . . . . . . . . . .        (70,240)               16,187      (145,455)    102,969
      Prepaid expenses, deposits and sundry assets.         (1,660)              (90,231)       10,254      95,257
      Deferred legal costs. . . . . . . . . . . . .        (49,602)             (225,363)      (11,536)    (12,218)
      Accounts payable and accrued liabilities. . .        131,349               508,524       (13,907)     36,108
      Income taxes payable. . . . . . . . . . . . .          7,541               (64,264)      (37,884)    (73,071)
                                                     --------------  --------------------  ------------  ----------
                                                           202,200               154,420       (27,693)    199,165
                                                     --------------  --------------------  ------------  ----------
FINANCING ACTIVITIES
    Repayments to related party . . . . . . . . . .              -                (2,932)            -           -
    Property and equipment under capital lease. . .              -               (10,060)            -           -
    Loan payable. . . . . . . . . . . . . . . . . .       (200,000)              200,000             -    (200,000)
    Repayment of long-term debt . . . . . . . . . .       (100,000)              (99,999)      (24,999)    (24,999)
    Net advances to affiliates. . . . . . . . . . .       (108,070)              (51,948)     (164,358)    (82,583)
    Repayment of notes payable. . . . . . . . . . .         (3,159)                    -             -      (3,159)
                                                     --------------  --------------------  ------------  ----------
                                                          (411,229)               35,061      (189,357)   (310,741)
                                                     --------------  --------------------  ------------  ----------
INVESTING ACTIVITIES
    Purchase of property and equipment. . . . . . .       (154,130)              (98,439)       (6,546)     (2,776)
                                                     --------------  --------------------  ------------  ----------
(DECREASE) INCREASE IN CASH . . . . . . . . . . . .       (363,159)               91,042      (223,596)   (114,352)
BANK INDEBTEDNESS, BEGINNING OF YEAR. . . . . . . .       (631,428)             (722,470)     (994,587)   (631,428)
                                                     --------------  --------------------  ------------  ----------
BANK INDEBTEDNESS, END OF YEAR. . . . . . . . . . .  $    (994,587)  $          (631,428)  $(1,218,183)  $(745,780)
                                                     --------------  --------------------  ------------  ----------


ID  SECURITY  SYSTEMS  GROUP

NOTES  TO  COMBINED  FINANCIAL  STATEMENTS

DECEMBER  31,  2002  AND  2003



1.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     BASIS  OF  PRESENTATION

     The financial statements have been prepared on a combined basis and include the financial statements of ID Security Systems Canada Inc., ID Systems USA, Inc., Custom Securities Industries Inc., and ID Systems Do Brazil. The financial statements are in accordance with Canadian generally accepted accounting principles which is not materially different from United States generally accepted accounting principles as it relates to these financial statements.

     FOREIGN  CURRENCY  TRANSLATION

     The accounts of ID Systems USA, Inc. are translated into Canadian dollars using the current rate method for self-sustaining foreign operations. The accounts of ID Systems Do Brazil are translated into Canadian dollars using the temporal method for integrated foreign operations.

     USE  OF  ESTIMATES

     The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. These estimates are based on management's best knowledge of current events and actions that the group may undertake in the future.

     INVENTORY

     Inventory is stated at the lower of cost (first in - first out basis) and net realizable value.

     PROPERTY  AND  EQUIPMENT

     Property and equipment are recorded at cost. Amortization is provided using the following methods at the following annual rates:

     Artwork, plates and negatives - 15%     Declining  balance
     Computer  equipment           - 33%     Declining balance
     Furniture  and  fixtures      - 20%     Declining balance
     Leasehold  improvements       - 20%     Straight line
     Leased computer equipment     - 33%     Declining balance
     Manufacturing  equipment      - 15%     Declining balance
     Patents                       - 15%     Declining  balance
     Test  and  display  equipment - 33%     Declining  balance
     Vehicle                       - 30%     Declining  balance


     RESEARCH  AND  DEVELOPMENT

     Research and development costs, net of grants received, are expensed in the year incurred.

     FINANCIAL  INSTRUMENTS

     The carrying amount of current assets and current liabilities approximate their fair value because of the short-term maturities of these items. The amount due to affiliates is shown at a cost or translated cost as appropriate. Long-term debt is subject to floating market rates. Its carrying amount approximates its fair value.



2.     PREPAID  EXPENSES,  DEPOSITS  AND  SUNDRY  ASSETS

     Prepaid expenses, deposits and sundry assets includes U.S. $50,000 paid to a supplier to fund production of certain prototype tags and secure the related exclusive manufacturing and selling rights. Upon successful completion of the prototype tags, a second installment of U.S. $150,000 will be required. If unsuccessful, the supplier is to refund half the initial deposit.



3.     FUTURE  INCOME  TAX  BENEFIT

     Future income tax benefit represents the estimated income taxes likely to be recovered in future years using current tax rates applied to tax loss carry-forwards and temporary differences between the financial statement carrying value of certain assets and their respective income tax basis. At the year-end, ID Security Systems Canada Inc. had temporary differences with respect to capital and other assets of approximately $56,000 giving rise to the future income tax benefit.

4.     DEFERRED  LEGAL  COSTS

     ID Security Systems Canada Inc. is continuing legal proceedings in the United States federal court against another corporation for certain alleged contractual interference and anti-trust violations. The company is seeking compensatory damages totaling approximately U.S. $90,000,000. If liability is found under the antitrust laws, any damages awarded would be trebled. The company's lawyers are acting under a contingency agreement. The agreement stipulates a payment of 33% of the first U.S. $1,000,000 and 25% of all additional amounts awarded. To the extent the company has funded the lawsuit with respect to disbursements incurred by the company's lawyers, the costs have been deferred. In 2001, the company sold 75% of its interest in the lawsuit to New Amsterdam Financial Limited for $300,000. In 2002, a jury found in favour of the company in its action and awarded the company an aggregate of U.S. $80,000,000 in damages. The judge subsequently reduced the damages awarded to approximately U.S. $11,000,000 post-trial rulings. The matter is currently under appeal.


5.     PROPERTY  AND  EQUIPMENT

                                                2003                   2002
                                 ----------------------------------- ---------
                                                              Net        Net
                                               Accumulated  Carrying  Carrying
                                      Cost    Amortization   Value       Value
                                 -----------------------------------  --------

  ARTWORK, PLATES AND NEGATIVES  $      26,114  $   24,037  $  2,077  $  2,443
  COMPUTER EQUIPMENT. . . . . .         82,699      64,748    17,951    21,669
  FURNITURE AND FIXTURES. . . .        171,333     118,848    52,485    43,861
  LEASED COMPUTER EQUIPMENT . .         32,502      28,201     4,301     6,420
  LEASEHOLD IMPROVEMENTS. . . .         27,588      27,588         -         -
  MANUFACTURING EQUIPMENT . . .      1,458,145     892,177   565,968   515,808
  PATENTS . . . . . . . . . . .         22,675       6,109    16,566    45,785
  TEST AND DISPLAY EQUIPMENT. .         48,006      35,014    12,992    19,255
  VEHICLE . . . . . . . . . . .         13,052      11,337     1,715     2,939
                                 -------------  ----------  --------  --------
                                 $   1,882,114  $1,208,059  $674,055  $658,180
                                 -------------  ----------  --------  --------



6.     BANK  INDEBTEDNESS

     Bank indebtedness includes a bank operating line in the amount $1,250,000. The operating line bears interest at the bank's prime rate plus 1 1/2 percent per annum and is secured by a general security agreement, an assignment of insurance, various corporate guarantees and certain personal guarantees.



7.     LONG-TERM  DEBT

                                                                    2003      2000
                                                                --------  --------
  Demand instalment loan to March 31, 2006, bearing interest at prime plus 2%, with monthly principal payments of $8,333,
  plus interest                                                 $233,333  $333,333

  Less current portion                                           100,000   100,000

                                                                $133,333  $233,333
                                                                --------  --------


     Security for the loan includes a general security agreement, an assignment of insurance, guarantees from various related companies and certain personal guarantees.


     The principal repayments required in each of the forthcoming years are as follows:

               2004           $   100,000
               2005               100,000
               2006                33,333
                              ------------
                              $   233,333
                              ------------


8.     NOTES  PAYABLE

     Notes  payable  bear  interest  at  7%  per  annum,  are payable quarterly.


9.     DUE  TO  AFFILIATES

     Due from affiliates represents the net amount receivable from affiliated companies. While most intercompany balances are due on demand and non-interest bearing, certain amounts due to affiliates totaling approximately $1,252,000 are considered non-current and subject to an annual interest charge of 5.5%, or approximately $69,000 (2002 - $69,000).


10.     STATED  CAPITAL
                                                                2003       2002
                                                                ----       ----
    AUTHORIZED     :   Unlimited number of common shares

                   :   Unlimited  number  of  8%  voting,
                       non-cumulative  preference  shares
                       redeemable  at  issue  price

    ISSUED         :  350,000 preference shares             $ 350,000  $ 350,000

                   :  360,326 common shares                   306,621    306,621
                                                            ---------  ---------
                                                            $ 656,621  $ 656,621
                                                            ---------  ---------


11.     LEASE  COMMITMENTS

     Minimum  annual payments for occupancy and equipment leases are as follows:

                                         2004         $    110,519
                                         2005               91,734
                                         2006               80,762
                                         2007               69,148
                                         2008               15,739
                                                      ------------
                                                      $    367,902
                                                      ------------


12.     RELATED  PARTY  TRANSACTIONS  PURCHASES  AND  ECONOMIC  DEPENDENCE

     Accounts receivable includes approximately $183,000 (2002 $186,000), sales include approximately $494,000 (2002 $1,178,000) and purchases include approximately $1,417,000 (2002 $1,550,000) relating to transactions with affiliated companies.


13.     COMPARATIVE  FIGURES

     The comparative combined balance sheets as at March 31, 2003 and 2004 and the combined statements of income and retained earnings and cash flows for the three months then ended are compiled from information provided by management and have not been audited or reviewed.

(b)


                         PRO FORMA FINANCIAL STATEMENTS



The following unaudited pro forma condensed consolidated financial statements give effect to the Brascan Technology Fund financing ("Brascan Financing") as well as the acquisition (the "Acquisition") by Sentry Technology Corporation (the "Registrant") of the shares of ID Security Systems Canada Inc. and ID Systems USA Inc. (collectively, "ID Systems") accounted for as a purchase transaction. The acquisition of ID Systems was a condition of the Brascan Financing. These pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Brascan Financing and Acquisition occurred as of an earlier date, nor are they necessarily indicative of the operating results and financial position which may occur in the future.

A Pro Forma Condensed Consolidated Balance Sheet is provided as of March 31, 2004, giving effect to the Brascan Financing and Acquisition as though it had been consummated on that date. Pro Forma Condensed Consolidated Statements of Operations are provided for the three months ended March 31, 2004 and the year ended December 31, 2003, giving effect to the Brascan Financing and Acquisition as though it had occurred on January 1, 2004 and 2003, respectively.

The pro forma financial statements are based on preliminary estimates of values and transaction costs. The actual recording of the transactions will be based on final values and transaction costs. Accordingly, the actual recording of the transactions may differ from these pro forma financial statements.

The pro forma condensed consolidated financial statements presented as of March 31, 2004 and for the three months then ended, and for the fiscal year ended December 31, 2003, are derived from the separate historical consolidated financial statements of the Registrant and ID Systems and should be read in conjunction with the audited and unaudited consolidated financial statements of the Registrant (included in its Annual Report on Form 10-KSB for the year ended December 31, 2003 and Quarterly Report on Form 10-QSB for the period ended March 31, 2004) and ID Systems (contained elsewhere herein.)





SENTRY TECHNOLOGY CORPORATION AND ID SYSTEMS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2004
(U. S. Dollars - In thousands)



                                                          Historical                       Pro Forma
                                                  ------------------------    -------------------------------------

                                                   Sentry        ID Systems    Adjustments         Consolidated
ASSETS
-------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
  Cash and cash equivalents . . . . . . . . . . . $       181   $         -   $      2,000 (1)    $      2,181
  Accounts receivable . . . . . . . . . . . . . .       1,763         2,013                              3,776
  Inventories . . . . . . . . . . . . . . . . . .       1,976         1,400                              3,376
  Prepaid expenses and other current assets . . .         121           239              -                 360
                                                  -----------   -----------   ------------        ------------
     Total current assets . . . . . . . . . . . .       4,041         3,652          2,000               9,693

PROPERTY, PLANT AND EQUIPMENT, net. . . . . . . .         176           495                                671
GOODWILL. . . . . . . . . . . . . . . . . . . . .                                    2,120 (3)           2,120
OTHER ASSETS. . . . . . . . . . . . . . . . . . .         204           363            170 (2)             724
                                                            -             -            (13)(3)               -
                                                  -----------   -----------   ------------        ------------

                                                  $     4,421   $     4,510   $      4,277        $     13,208
                                                  ===========   ===========   ============        ============

LIABILITIES AND SHAREHOLDER'S EQUITY
-----------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
  Revolving line of credit and term loan. . . . . $     1,934   $     1,005                       $      2,939
  Accounts payable and accrued liabilities. . . .       2,253           886            170(2)            3,387
                                                                                        78(3)
  Obligations under capital leases -
     current portion. . . . . . . . . . . . . . .           5             -              -                   5
  Deferred income . . . . . . . . . . . . . . . .         226             -              -                 226
                                                  -----------   -----------   ------------        ------------
    Total current liabilities . . . . . . . . . .       4,418         1,891            248               6,557

LONG TERM DEBT. . . . . . . . . . . . . . . . . .         186           151          1,835 (1)           2,172
OBLIGATIONS UNDER CAPITAL LEASES -. . . . . . . .          12             -              -                  12
MINORITY INTEREST . . . . . . . . . . . . . . . .           -           897              -                 897
                                                  -----------   -----------   ------------        ------------

     Total liabilities. . . . . . . . . . . . . .       4,616         2,939          2,083               9,638

SHAREHOLDERSEQUITY
  Common stock. . . . . . . . . . . . . . . . . .          86             -             30 (3)             116
  Additional paid-in capital. . . . . . . . . . .      44,660           501            165 (1)          48,395
                                                                                      (501)(3)
                                                                                     3,570 (3)
  Accumulated deficit . . . . . . . . . . . . . .     (44,941)        1,070         (1,070)(3)         (44,941)
     Total shareholder's equity (deficit) . . . .        (195)        1,571          2,194               3,570
                                                  -----------   -----------   ------------        ------------

                                                  $     4,421   $     4,510   $      4,277        $     13,208
                                                  ===========   ===========   ============        ============


See accompanying notes to the pro forma condensed consolidated financial statements.



SENTRY  TECHNOLOGY  CORPORATION  AND  ID  SYSTEMS
NOTES  TO  UNAUDITED  PRO  FORMA  CONDENSED  CONSOLIDATED  BALANCE  SHEETS
MARCH  31,  2004

1. To record the $2 million proceeds from the issuance of convertible debentures and 5 million warrants to Brascan Technology Fund. The proceeds were allocated between debt and equity based on their comparative fair values. The fair value assigned to the warrants ($165,000) was based on an independent appraisal.

2. To record the estimated transaction costs associated with the Brascan transaction.

3. To record the acquisition of ID Systems for consideration of 30,000,000 common shares of Sentry Technology Corporation, valued at $3.6 million, plus estimated transaction costs of $91,000 and the elimination of the historical equity capitalization of ID Systems in accordance with the purchase method of accounting.

     Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets and liabilities of ID Systems based on their estimated fair values as of the completion of the merger. The allocation of the purchase price reflected in the pro forma condensed consolidated financial statements is preliminary. Management believes that substantially all of the excess of the purchase price over the fair value of the net assets acquired will be allocated to goodwill. The final valuation will be based on the actual net tangible and intangible assets of ID Systems at the completion of the merger. In the opinion of management, that allocation is not expected to materially differ from the preliminary allocation included in the unaudited pro forma condensed consolidated financial statements.

     Goodwill is valued at $2,120,000. On an ongoing basis, Sentry will evaluate the carrying value of goodwill versus the discounted cash benefit expected to be realized from the performance of the underlying operations and adjust for any impairment in value.



SENTRY TECHNOLOGY CORPORATION AND ID SYSTEMS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2004
(U. S. Dollars - In thousands, except per share data)

                                                               Historical                         Pro Forma
                                                      --------------------------    -----------------------------------

                                                        Sentry        ID Systems    Adjustments          Consolidated

REVENUES. . . . . . . . . . . . . . . . . . . . . . . $   2,946   $     1,210       $     30 (4)         $    4,186

COSTS AND EXPENSES:
  Cost of sales . . . . . . . . . . . . . . . . . . .       941           572            (27)(4)              1,486
  Customer service expenses . . . . . . . . . . . . .     1,015            24                                 1,039
  Selling, general and administrative expenses. . . .       897           495             11 (3)              1,400
                                                                                          (3)(4)
  Research and development. . . . . . . . . . . . . .       160            44              -                    204
                                                      ----------  ------------      ---------            -----------

                                                          3,013         1,135            (19)                 4,129
                                                      ----------  ------------      ---------            -----------

OPERATING PROFIT (LOSS) . . . . . . . . . . . . . . .       (67)           75             49                     57

INTEREST AND FINANCING EXPENSES . . . . . . . . . . .       125            29             50 (1)                110
                                                              -             -            (94)(2)                  -
                                                      ----------  ------------      ---------            -----------

INCOME (LOSS) BEFORE INCOME TAXES . . . . . . . . . .      (192)           46             93                    (53)

INCOME TAXES (BENEFIT). . . . . . . . . . . . . . . .         -             -              -                      -
                                                      ----------  ------------      ---------            -----------

NET PROFIT (LOSS) . . . . . . . . . . . . . . . . . . $    (192)  $        46             93             $      (53)
                                                      ==========  ============      =========            ===========

NET PROFIT (LOSS) PER SHARE . . . . . . . . . . . . . $   (0.00)                                         $    (0.00)
                                                      ==========                                         ===========

WEIGHTED AVERAGE SHARES . . . . . . . . . . . . . .      85,756                       30,000                115,756
                                                      ==========                    =========            ===========

See accompanying notes to the pro forma condensed consolidated financial statements.


SENTRY  TECHNOLOGY  CORPORATION  AND  ID  SYSTEMS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS THREE MONTHS ENDED MARCH 31, 2004



1. To record interest expense on the $2 million $8% debenture issued to Brascan Technology Fund and the accretion of the debenture discount ($165,000).

2. To reverse interest and financing costs associated with Sentry's purchase order financing facility.

3.     To  record the amortization of Brascan transaction costs over four years.

4.     To  eliminate  intercompany  transactions  between Sentry and ID Systems.





SENTRY TECHNOLOGY CORPORATION AND ID SYSTEMS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2003
(U. S. Dollars - In thousands, except per share data)

                                                         Historical                           Pro Forma
                                                 --------------------------      ----------------------------------

                                                   Sentry       ID Systems        Adjustments         Consolidated

REVENUES. . . . . . . . . . . . . . . . . . . . .$    13,009   $     6,588       $       (148)(4)     $    19,449

COSTS AND EXPENSES:
  Cost of sales . . . . . . . . . . . . . . . . .      5,179         3,798               (129)(4)           8,848
  Customer service expenses . . . . . . . . . . .      3,977           173                                  4,150
  Selling, general and administrative expenses. .      3,575         1,987                 43 (3)           5,596
                                                                                           (9)(4)
  Research and development. . . . . . . . . . . .        656            75                  -                 731
                                                 ------------  ------------      -------------        -----------

                                                      13,387         6,033                (95)             19,325
                                                 ------------  ------------      -------------        -----------

OPERATING PROFIT (LOSS) . . . . . . . . . . . .         (378)          555                (53)                124

INTEREST AND FINANCING EXPENSES . . . . . . . .          671(5)         82                201 (1)             556
                                                           -             -               (398)(2)               -
                                                 ------------  ------------      -------------        -----------

INCOME (LOSS) BEFORE INCOME TAXES . . . . . . .       (1,049)          473                144                (432)

INCOME TAXES (BENEFIT). . . . . . . . . . . . .         (492)          190                  -                (302)
                                                 ------------  ------------      -------------        -----------

PROFIT (LOSS) BEFORE EXTRAORDINARY ITEM . . . .  $      (557)  $       283       $        144         $      (130)
                                                 ============  ============      =============        ===========


NET PROFIT (LOSS) PER SHARE
Profit (loss) before extraordinary item . . . .  $     (0.01)                                         $     (0.00)
                                                 ============                                         ===========

WEIGHTED AVERAGE SHARES . . . . . . . . . . . .       84,153                           30,000             114,153
                                                 ============                    =============        ===========


See accompanying notes to the pro forma condensed consolidated financial statements.


SENTRY  TECHNOLOGY  CORPORATION  AND  ID  SYSTEMS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS YEAR ENDED DECEMBER 31, 2003



1. To record interest expense on the $2 million $8% debenture issued to Brascan Technology Fund and the accretion of the debenture discount.

2. To reverse interest and financing costs associated with Sentry's purchase order financing facility.

3.     To  record the amortization of Brascan transaction costs over four years.

4.     To  eliminate  intercompany  transactions  between Sentry and ID Systems.

5. Sentry's tax benefit resulted from the utilization of net operating loss carryforwards against an extraordinary item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Sentry  Technology  Corporation

Date:  7/14/04                         /s/  Peter  J.  Mundy,
--------------                         ---------------------------
                                       Peter  J.  Mundy,  VP  and  CFO

EXHIBIT  INDEX

Exhibit         Document
-------         --------------------------------------
2.1             Stock Purchase Agreement, dated April 29, 2004 by and between
                Sentry Technology Corporation and Saburah Investments, Inc.

4.1 Convertible Debenture, dated April 30, 2004 issued by Sentry Technology Corporation to Brascan Technology Fund, Inc.

4.2 Warrant Certificate, dated April 30, 2004 issued by Sentry Technology Corporation to Brascan Technology Fund, Inc.

4.3 Stakeholders Rights Agreement, dated April 30, 2004 by and among Sentry Technology Corporation, Peter Murdoch, Robert Furst, Saburah Investments Inc., and Brascan Technology Fund Inc.

                                                                   EXHIBIT  2.1



                            STOCK PURCHASE AGREEMENT
                                     BETWEEN
                          SENTRY TECHNOLOGY CORPORATION
                                       AND
                            SABURAH INVESTMENTS INC.



                                 April 30, 2004

                                TABLE OF CONTENTS
                                                                            PAGE
ARTICLE  I  THE  SALE                                                         1
1.1     The  Sale                                                             1
1.2     Purchase  Price                                                       1
1.3     Additional  Actions                                                   2
1.4     Contingent  Consideration                                             2
ARTICLE  II  REPRESENTATIONS  AND  WARRANTIES  OF  SENTRY                     2
2.1     Organization  and  Standing                                           2
2.2     Corporate  Power  and  Authority                                      3
2.3     Capitalization  of  Sentry                                            3
2.4     Conflicts,  Consents  and  Approval                                   3
ARTICLE  III  REPRESENTATIONS  AND  WARRANTIES  AS  TO  THE  COMPANY          4
3.1     Organization  and  Standing.                                          4
3.2     Subsidiaries  and  Investments                                        4
3.3     Capitalization  of  the  Company                                      5
3.4     Conflicts;  Consents  and  Approvals                                  6
3.5     No  Material  Adverse  Change                                         6
3.6     Company  Financial  Statements                                        6
3.7     Compliance  with  Law                                                 7
3.8     Litigation                                                            7
3.9     Proprietary  Rights                                                   7
3.10     Assets  of  Business/Deferred  Income                                7
3.11     Taxes                                                                8
3.12     Employee  Matters                                                    8
3.13     Contracts                                                            9
3.14     Accounts  Receivable                                                10
3.15     Undisclosed  Liabilities                                            10
3.16     Certain  Financial  Matters                                         10
3.17     Conflicts  of  Interest;  Affiliate  Transactions                   10
3.18     Customer  and  Supplier  Relationships                              11
3.19     Revenues                                                            11
3.20     Permits;  Compliance                                                11
3.21     Environmental  Matters                                              12
3.22     Insurance                                                           12
3.23     Brokerage  and  Finder's  Fee                                       12
3.24     State  Takeover  Laws                                               12
3.25     Full  Disclosure                                                    12
ARTICLE  IV  ADDITIONAL REPRESENTATIONS AND WARRANTIES AS TO THE STOCKHOLDER 13
4.1     Ownership  of  Stock                                                 13
4.2     Authorization                                                        13
4.3     Acquisition  for  Investment                                         13
ARTICLE  V  COVENANTS  OF  THE  PARTIES                                      14
5.1     Mutual  Covenants                                                    14
5.2     Covenants  of  the  Company  and  the  Stockholder                   15
5.3     Additional  Agreements                                               17
5.4     Noncompetition,  Nonsolicitation,  Non-Disclosure  Covenants         18
ARTICLE  VI  CONDITIONS                                                      20
6.1     Closing                                                              20
6.2     Conditions  to  Obligations  of  the  Stockholder                    21
6.3     Conditions  to  Obligations  of  Sentry                              21
ARTICLE  VII  TERMINATION  AND  AMENDMENT                                    23
7.1     Termination                                                          23
7.2     Effect  of  Termination                                              23
7.3     Amendment                                                            23
7.4     Extension;  Waiver                                                   23
ARTICLE  VIII  MISCELLANEOUS                                                 24
8.1     Indemnification                                                      24
8.2     Survival  of  Representations  and  Warranties                       26
8.3     Limitations  on  Indemnification                                     26
8.4     Notices                                                              26
8.5     Interpretation                                                       27
8.6     Counterparts                                                         27
8.7     Entire  Agreement                                                    27
8.8     Third  Party  Beneficiaries                                          27
8.9     Governing  Law;  Resolution  of  Disputes                            27
8.10     Remedies  at  Law                                                   28
8.11     Equitable  Remedies                                                 28
8.12     Assignment                                                          28
8.13     Expenses                                                            28
8.14     Severability                                                        28

                            STOCK PURCHASE AGREEMENT
     This Securities Purchase Agreement (this "AGREEMENT") is made and entered into as of April 30, 2004, by and between SENTRY TECHNOLOGY CORPORATION, a Delaware corporation ("SENTRY"), and SABURAH INVESTMENTS INC., an Ontario corporation (the "STOCKHOLDER").

                             PRELIMINARY STATEMENTS

A. The Stockholder is the owner of record, and beneficially, of all of the outstanding common shares and Series "A" preference shares of ID Security Systems Canada Inc., an Ontario corporation, ("ID Canada"), all of the outstanding capital stock of ID Systems USA, Inc., a Pennsylvania corporation, ("ID USA"), a promissory note of ID Canada in favour of the Stockholder in the amount of CDN $73,423.24, and a promissory note of ID USA in favour of the Stockholder in the amount of USD $376,453.30 (collectively, the "SECURITIES"). ID Canada and ID USA are collectively referred to as the "COMPANIES" and individually referred to as a "COMPANY").

B. Sentry desires to acquire, and the Stockholder desires to sell, all of the capital stock and promissory notes described in Recital A in exchange for shares of Sentry Common Stock (as defined in Section 2.3) as more fully provided herein  (the  "SALE").

C. ID Canada owns or possesses rights in all assets used to conduct the business operated by ID Canada (the "ID Canada Business") as currently conducted. ID US owns or possesses rights in all assets used to conduct the business operated by ID Canada (the "ID USA Business") as currently conducted.

                                    AGREEMENT
     Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:
ARTICLE  I

THE  SALE

1.1     The  Sale
.. Upon the terms and subject to the conditions hereof, Sentry shall purchase and the Stockholder shall at the Closing sell, convey, transfer and deliver to Sentry all of the Securities.

1.2     Purchase  Price
.. The aggregate purchase price for the Securities to be paid by Sentry to the Stockholder shall consist of 30,000,000 shares of Sentry Common Stock (the "CONSIDERATION"). At the Closing, Sentry shall deliver to the Stockholder certificates for such shares, and the Stockholder shall deliver to Sentry certificates and original promissory notes representing the Securities, duly endorsed or accompanied by stock powers executed in blank, in proper form for transfer, with all required stock transfer tax stamps affixed thereto.

1.3     Additional  Actions
   If, at any time after the Sale any further deeds, assignments or assurances in law or any other acts shall be necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Sentry its right, title or interest in, to or under any of the Securities, or (b) otherwise carry out the provisions of this Agreement, the Stockholder shall execute and deliver all such deeds, assignments or assurances in law and to take all acts as are reasonably necessary, proper or desirable to vest, perfect or confirm title to and possession of the Securities in Sentry and otherwise to carry out the provisions of this Agreement. If the Stockholder fails to do so within 14 days following written request from Sentry, then the Stockholder shall be deemed to have granted to Sentry an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to take all such acts, provided that the Stockholder shall be provided with a copy of the documents so executed by Sentry and confirmation of the action so taken by Sentry.

1.4     Contingent  Consideration
(a) Reference is made to certain litigation instituted by the Company in the United District Court for the Eastern District of Pennsylvania and entitled
ID Security Systems Canada Inc. v. Checkpoint Systems, Inc. (the "Checkpoint Litigation"). Upon receipt of any judgment proceeds by Stockholder or any of its affiliates related to the Checkpoint Litigation, Stockholder will promptly provide Sentry with written notice thereof describing the amount and date of receipt of such judgment proceeds. Sentry may, during the ninety (90) day period following receipt of such notice, issue a written demand to Stockholder to purchase Sentry Common Stock for a purchase price of up to four and one-half percent (4.5%) of the judgment proceeds received by Stockholder in the Checkpoint Litigation, up to a maximum purchase price of $1,000,000. The number of shares of Sentry Common Stock to be purchased by Stockholder under the terms of this paragraph will determined in accordance with the terms set out in
Schedule  1.4.

ARTICLE  II

REPRESENTATIONS  AND  WARRANTIES  OF  SENTRY
     In order to induce the Stockholder to enter into this Agreement, Sentry hereby represents and warrants to the Stockholder that the statements contained in this Article II are true, correct and complete.

2.1     Organization  and  Standing
.. Sentry is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Sentry is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the assets, liabilities, results of operations, prospects, business or financial condition (a "MATERIAL ADVERSE EFFECT") of Sentry. Sentry is not in default in the performance, observance or fulfillment of any provision of its Certificate of Incorporation or By-laws.

2.2     Corporate  Power  and  Authority
.. Sentry has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sentry. This Agreement has been duly executed and delivered by Sentry, and constitutes the legal, valid and binding obligations of Sentry, enforceable against Sentry in accordance with its terms.

2.3     Capitalization  of  Sentry
.. As of the date of this Agreement, Sentry is authorized to issue One hundred fifty million (150,000,000) shares of capital stock, of which One hundred forty million (140,000,000) are shares of Common Stock ("SENTRY COMMON STOCK") with a par value of $0.001 per share, and ten million (10,000,000) are shares of Preferred Stock with a par value of $0.001 per share ("SENTRY PREFERRED STOCK"), of which (a) approximately 85,750,363 shares of Sentry Common Stock are issued and outstanding, (b) no shares of Sentry Preferred Stock are issued and outstanding, (c) no shares of Sentry Common Stock or Sentry Preferred Stock are issued and held in treasury and (d) no shares are reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Sentry except for 725,000 shares issuable upon the exercise of warrants. In addition, Sentry has adopted the 1997 Stock Incentive Plan for officers, employees and certain other persons (the "STOCK PLAN"), pursuant to which options to purchase 1,581,921 shares of Sentry Common Stock have been issued and 273,814 shares are reserved for future issuance. Each outstanding share of Sentry capital stock is, and all shares of Sentry Common Stock to be issued pursuant hereto will be, duly authorized and validly issued, fully paid and nonassessable, and each outstanding share of Sentry Common Stock has not been, and all shares of Sentry Common Stock to be issued pursuant hereto will not be, issued in violation of any preemptive or similar rights. All shares of Sentry Common Stock to be issued pursuant hereto will be free of liens, encumbrances, agreements and rights of any kind.

2.4     Conflicts,  Consents  and  Approval
.. Neither the execution and delivery of this Agreement by Sentry nor the consummation of the transactions contemplated hereby will:
(a) conflict with, or result in a breach of any provision of the Certificate of Incorporation or the By-laws of Sentry;
(b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) or result in any loss of any benefit under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Sentry, or any of Sentry's subsidiaries under, any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Sentry or any of its subsidiaries is a party;
(c) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to Sentry or any of Sentry's subsidiaries or their respective properties or assets; or
(d) require any action or consent or approval of, or review by, or registration or filing with any third party or any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "GOVERNMENTAL AUTHORITY"), other than the Company Required Consents (collectively, the "SENTRY REQUIRED CONSENTS"), and other than the review by the United States Securities and Exchange Commission of certain filings required under the Securities Exchange Act of 1934, as amended.


ARTICLE  III

REPRESENTATIONS  AND  WARRANTIES  AS  TO  THE  COMPANY
     In order to induce Sentry to enter into this Agreement, the Stockholder hereby represents and warrants to Sentry that the statements contained in this
Article III are true, correct and complete, except as specified in the applicable section of the Disclosure Schedule delivered herewith by the Stockholder to Sentry (the "DISCLOSURE SCHEDULE").

3.1     Organization  and  Standing.
(a) Each Company and its subsidiaries, if any, is a corporation duly organized, validly existing and in good standing, in the case of ID Canada under the laws of Ontario and in the case of ID USA under the laws of Pennsylvania, with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct the Business as and where now owned, leased, used, operated and conducted.
(b) Each Company and its subsidiaries, if any, is duly qualified to do business or licensed and in good standing in each jurisdiction where the Business is currently conducted, is not qualified to do business in any other jurisdiction and neither the nature of the Business nor the property the Company or a subsidiary owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction, except where the failure to be so qualified would not have a Material Adverse Effect.
(c) Neither the Companies nor their subsidiaries, if any, is in default in the performance, observance or fulfillment of any provision of its Certificate of Incorporation or Bylaws.

3.2     Subsidiaries  and  Investments
.. Except as set forth on Section 3.2 of the Disclosure Schedule, the Companies do not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise or any other securities or investments of any type. The Companies are not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such entity referred to in the preceding sentence or otherwise. Each Company's subsidiaries, if any, are listed in Section 3.2 of the Disclosure Schedule. Except as set forth on
Section 3.2 of the Disclosure Schedule, each Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of the Company's subsidiaries. Each of the outstanding shares of capital stock of each of the Company's subsidiaries, if any, is duly authorized, validly issued, fully paid and nonassessable, and, except as set out in the Disclosure Schedule, is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances. There are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities owned by a Company in any subsidiary of the Company which will survive Closing (defined below), nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of any subsidiary of the Company.

3.3     Capitalization  of  the  Company
.. ID Canada's authorized capital stock consists solely of an unlimited number of common shares without par value, (the "ID CANADA COMMON STOCK"), an unlimited number of preference shares issuable in series (the "ID CANADA PREFERRED STOCK") of which a single series of Series "A" preference shares has been created with authorization to issue up to 50,000 shares of that series, and 1,000 special shares, designated as Class B shares (the "ID CANADA SPECIAL STOCK"). The rights of the holders of ID Canada Special Stock shall be limited to the net after tax proceeds received by the Companies from the Checkpoint Litigation. ID USA's authorized capital stock consists solely of 100 shares of common stock without par value, (the "ID USA COMMON STOCK"). All of the issued and outstanding ID Canada Common Stock, ID Canada Preferred Stock, ID Canada Special Stock and ID USA Common Stock (the "ISSUED STOCK") are owned as set forth in
Section 3.3 of the Disclosure Schedule. No shares of Issued Stock are issued and held in treasury and no shares of Issued Stock are reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issued by the Company. Each outstanding share of the Issued Stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights. Except as set forth in Section 3.3 of the Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of either Company, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of either Company; and the Companies have no obligation of any kind to issue any additional securities or to pay for securities of the Companies or any predecessor. The issuance and sale of all of the shares of capital stock described in this Section 3.3 have been in compliance with federal and state securities laws. Neither Company has agreed to register any securities under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under the securities laws of Canada or any state or province, or granted registration rights to any person or entity. Neither Company has repurchased any shares of its capital stock in the period ended two years prior to the Closing Date.


3.4     Conflicts;  Consents  and  Approvals
.. Except as set forth in Section 3.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby or thereby will:
(a) conflict with, or result in a breach of any provision of the Articles of Incorporation or By-laws of either Company;
(b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) or result in any loss of any benefit under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of either Company, their subsidiaries, if any, or the Stockholder under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which the Company, their subsidiaries, if any, or the Stockholder is a party;
(c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to a Company, its subsidiaries, if any, or the Stockholder or any of their respective properties or assets; or
(d) require any action or consent or approval of, or review by, or registration or filing with any third party or any Governmental Authority, or other regulatory or self-regulatory body except for the consents, approvals, registrations and filings set forth in the Disclosure Schedule (collectively the "COMPANY REQUIRED CONSENTS").

3.5     No  Material  Adverse  Change
.. Since the date of the latest balance sheet included in the Financial Information (the "BALANCE SHEET DATE"), the Stockholder and the Companies and their subsidiaries, if any, have conducted business in the ordinary course, consistent with past practice, and, prior to the Closing Date, except as set forth on Section 3.5 of the Disclosure Schedule, there has been no event, occurrence, change or development which has had, or could reasonably be expected to have, a Material Adverse Effect on a Company or its subsidiaries, if any, or which has, or could reasonably be expected to have, a Material Adverse Effect on the ability of the Stockholder to consummate the transactions contemplated hereby.

3.6     Company  Financial  Statements
.. The Stockholder has heretofore delivered to Sentry the financial information listed in Section 3.6 of the Disclosure Schedule (collectively, the "FINANCIAL INFORMATION"). The Financial Information (a) presents fairly the financial position and results of operations of the Companies and their subsidiaries, if any, for the periods covered on the basis set forth therein, (b) does not materially differ from the financial records maintained and the accounting methods applied by the Companies, their subsidiaries, if any, the Stockholder or the other affiliates of the Companies, as applicable, for tax purposes and (c) discloses the extent to which any of the revenues of the Companies, their subsidiaries, if any, the Stockholder or the other affiliates of the Companies are subject to specific potential or actual chargebacks(s) of which the Stockholder has knowledge after due inquiry; and (d) is in all material respects in accordance with the books and records of the Companies. Subject to the following sentence, to the best knowledge of the Stockholder, the documents and other information provided to Sentry in connection with its due diligence investigation of the Companies are true and correct in all material respects. The financial forecasts and projections prepared by the Companies and delivered to Sentry have a reasonable basis, were made in good faith and represent the current best estimates and judgment of the Stockholder as to the expected future financial performance of the Companies.

3.7     Compliance  with  Law
   The Companies, their subsidiaries, if any, and the Stockholder are in compliance in all material respects with, and at all times during the five-year period ended on the Closing Date have been in compliance in all material respects with, all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority material to the conduct of the business of the Companies (collectively, the "APPLICABLE LAWS") except as set forth in Section
3.7  of  the  Disclosure  Schedule.

3.8     Litigation
.. Except as set forth in Section 3.8 of the Disclosure Schedule, there is no suit, claim, action, proceeding or investigation (an "ACTION") pending or, to the knowledge of the Stockholder, threatened against the Companies, their subsidiaries, if any, or the Stockholder relating to the Business. Except as set forth in Section 3.8 of the Disclosure Schedule, none of the Companies, their subsidiaries, if any, nor the Stockholder is subject to any outstanding order, writ, injunction or decree or any other instrument limiting its or his ability to do business. Except as otherwise disclosed in the Disclosure Schedule, to the best of the Company's and the Stockholder' knowledge, none of the Companies, their subsidiaries, if any, nor the Stockholder has (a) initiated or been the target of any complaint, investigation, regulatory proceeding, formal or informal, or disciplinary hearing or action of any kind or (b) been the party to any legal action, regulatory proceeding, formal or informal or arbitration, whether as petitioner, plaintiff, complainant, respondent or defendant, regardless of whether such action was withdrawn, settled, litigated or otherwise resolved, during the five-year period ending on the Closing Date.

3.9     Proprietary  Rights
.. To the Stockholder's knowledge, none of the intellectual property of the Stockholder, related to the conduct and operation of the Business, and the Companies or their subsidiaries, if any, infringes upon or violates the rights of any person, firm, corporation, or other legal entity. To the Stockholder's knowledge, the business conducted by the Companies and their subsidiaries, if any, has not been and is not conducted in contravention of any intellectual property of any person, firm, corporation, or other legal entity.


3.10     Assets  of  Business/Deferred  Income
.. At the Closing, the Companies and their subsidiaries, if any, will own or hold under valid leases on all real and personal property and other assets used in or necessary for the conduct of the Business as presently conducted (including all properties reflected in the Financial Information, other than properties disposed of in the ordinary course of business since the Balance Sheet Date), in each case, free and clear of all security interests, claims, liens, charges or encumbrances, except as set forth in Section 3.10 of the Disclosure Schedule. The Companies do not own any real property. The Companies and their subsidiaries, if any, have leasehold interests in all real estate used in the Business under valid leases, enforceable against the lessors thereunder, and neither of the Companies or their subsidiaries, if any, is in material default under any thereof. The Stockholder does not hold any leasehold interest in any real estate used in the Business.

3.11     Taxes
(a) The Companies, each of their subsidiaries, if any, and the Stockholder have, respectively, duly filed all Tax returns, reports and forms ("TAX RETURNS") relating to the Business required to have been filed by the Companies, their subsidiaries, if any, or the Stockholder. All of the foregoing Tax Returns are true and correct in all material respects. The Companies, each of their subsidiaries, if any, and the Stockholder have duly paid all Taxes required to be paid by it. To the best of the Stockholder's knowledge, none of the Companies, their subsidiaries, if any, nor the Stockholder will have any liability for any Taxes in excess of the amounts so paid. None of the Companies, their subsidiaries, if any, nor the Stockholder is delinquent in the payment of any Tax and none of them has requested any extension of time within which to file any Tax Returns in respect of any taxable period which have not since been filed. No deficiencies for any Tax relating to the Business have been proposed, asserted or assessed (tentatively or definitely) by any taxing authority, against a Company, its subsidiaries, if any, or the Stockholder. There are no pending requests for waivers of the time to assess any Tax with respect to any Company, its subsidiaries, if any, or the Stockholder relating to the Business. The federal income Tax Returns of the Companies, their subsidiaries, if any, and the Stockholder have been audited by the Canada Revenue Agency or the United States Internal Revenue Service in the taxable years set forth in Section 3.11(a) of the Disclosure Schedule.
(b)     No  consent  or election has been made to have the provisions of Section
341(f)  of  the  Code  apply  to  a  Company  or  its  subsidiaries,  if  any.
(c) None of the Companies, their subsidiaries, if any, or the Stockholder is party to or bound by any closing agreement, gain recognition agreement, tax sharing, tax indemnity, tax allocation or similar agreement or arrangement.
          (d) For purposes of this Agreement, "TAXES" means (i) all federal, state, local or foreign taxes, levies, imposts, deductions, governmental charges and duties of any kind, together with any interest, penalties, charges or fees imposed with respect thereto, including, without limitation, taxes based upon or measured by income, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) above.
          (e) The Company has not, in the past 10 years, acquired assets from another corporation in a transaction in which the Company's Tax basis of the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor.

3.12     Employee  Matters
(a) Except as set forth in Section 3.12(a) of the Disclosure Schedule, none of the Companies nor their subsidiaries, if any, has any employment or consulting Contracts for the compensation of any of its officers, directors, employees, consultants or agents or providing for such compensation directly or indirectly. None of the Companies and their subsidiaries, if any, has any obligation to its officers, directors, employees, consultants or agents other than obligations arising in the ordinary course of business on account of wages, commissions, deferred compensation and salaries for prior services performed. Section 3.12(a) of the Disclosure Schedule sets forth the names of all employees of the Companies showing the rate of annual compensation (including benefits and perquisites which would be deemed to constitute compensation under the Rules and Regulations of the Securities and Exchange Commission) as of the date hereof (estimated if not a fixed rate) and the amount of any bonus paid in the Companies' last fiscal year.
(b) Except as set forth in Section 3.12(a) above, none of the Companies and their subsidiaries, if any, sponsors, maintains, contributes to nor is obligated to contribute to (nor has been obligated to contribute to) any employee benefit plans, programs, policies, practices, agreements and other arrangements providing benefits or compensation to any current or former employee, director or consultant or any beneficiary or dependent thereof, whether or not written and whether covering one person or more than one person or could be subject to any liability under (i) Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) section 302 of ERISA, (iii) sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the "CODE"), (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, or (v) corresponding or similar provisions of foreign laws or regulations.

3.13     Contracts
.. Set forth in Section 3.13 of the Disclosure Schedule is a listing of all, written or oral contracts, agreements, understandings, guarantees, leases and executory commitments (each a "CONTRACT") to which any Company or its subsidiaries, if any, is a party and which fall within any of the following categories: (a) joint venture, partnership and similar Contracts, (b) Contracts containing covenants purporting to limit the freedom of a Company or its subsidiaries, if any, to compete in any line of business in any geographic area or to hire any individual or group of individuals, (c) Contracts which after the Closing Date would have the effect of limiting the freedom of Sentry or its subsidiaries (other than a Company or its subsidiaries, if any,) to compete in any line of business in any geographic area or to hire any individual or group of individuals, (d) Contracts, indentures, mortgages, promissory notes, loan agreements or guarantees of amounts in excess of $25,000, letters of credit or other Contracts of a Company or its subsidiaries, if any, or commitments for the borrowing or the lending of amounts in excess of $25,000 or providing for the creation of any charge, security interest, encumbrance or lien upon any of the assets of a Company or its subsidiaries, if any, (e) Contracts with or for the benefit of any affiliate of a Company (other than subsidiaries or the Company, if any), the Stockholder, any family member of the Stockholder or any affiliate of the Stockholder or any family member thereof (any such Contract, an "AFFILIATE AGREEMENT") and (f) Contracts with insurance companies not containing terms generally customary in the industry and/or not entered into in the ordinary course of business of the Company, its subsidiaries, if any, consistent with past practice. Set forth in Section 3.13 of the Disclosure Schedule is a complete and correct list of all equipment and property leases, all intellectual property license agreements and all other contracts or agreements relating to intellectual property to which a Company and its subsidiaries, if any, is a party. All such Contracts are the legal, valid and binding obligations of the Companies and, to the knowledge of the Companies and the Stockholder, the legal, valid and binding obligation of each other party thereto. None of the Companies, their subsidiaries, if any, nor, to the knowledge of the Stockholder, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with or without the passage of time or giving of notice (or both) would constitute a violation or default under, any such Contract.
     Attached to Section 3.13 of the Disclosure Schedule is a true and complete list of all the standard forms of agreements and other documentation used in the Business with customers or clients (the "CUSTOMER CONTRACTS"), copies of which have previously been furnished to Sentry. There are no contracts, agreements or other commitments, whether oral or written, between a Company and any customers or clients, other than those in the forms of the Customer Contracts, except as otherwise set forth on Section 3.13 of the Disclosure Schedule.

3.14     Accounts  Receivable
.. To the best of the Companies' and Stockholder's knowledge, all notes receivable and all accounts receivable of the Companies and their subsidiaries, if any, have arisen in the ordinary course and are substantially current and fully collectible net of any bad debt reserve (in the case of any such note receivable, in accordance with its terms, and in the case of any such account receivable, within 90 days after the Closing Date) at the aggregate gross amounts thereof recorded in the Financial Information and, for receivables arising after the date of the Financial Information, on its books, subject to reserves shown on a Company's books and records, or the books and records of its subsidiaries, if any.

3.15     Undisclosed  Liabilities
..  Except  (a) as and to the extent disclosed in the Financial Information or in
Section 3.15 of the Disclosure Schedule or (b) as incurred after the date of this Agreement in the ordinary course of business consistent with past practice, which in the event of such liabilities or obligations, if any, the aggregate amount thereof is not in excess of $25,000 and not prohibited by this Agreement, neither the Companies nor their subsidiaries, if any, has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

3.16     Certain  Financial  Matters
.. Schedule 3.16 of the Disclosure Schedule sets forth: (a) a list of all banks in which any Company or its subsidiaries, if any, has accounts or maintains safe deposit boxes and the names of all persons authorized to draw thereon or have access thereto; (b) the names of all directors and officers of the Companies and their subsidiaries, if any; and (c) the names of all persons holding powers of attorney from any Company or their subsidiaries, if any, and a summary statement of their terms.

3.17     Conflicts  of  Interest;  Affiliate  Transactions
(a) Except as disclosed in Section 3.17(a) of the Disclosure Schedule, to the best of the Stockholder's and the Companies' knowledge, none of the Companies, their subsidiaries, if any, the Stockholder, nor any officer or director of a Company or its subsidiaries, if any, has any direct or indirect interest in any firm, corporation, association or business enterprise which competes with the Companies or their subsidiaries, if any, other than investments of 5% or less in the stock or other equity interests of a publicly traded firm or corporation.
(b) (i) Except as disclosed in Section 3.17(b) of the Disclosure Schedule, none of the Stockholder or any family member of the Stockholder or any affiliate of the Stockholder or of any family member thereof (collectively, the "STOCKHOLDER AFFILIATES") provides or causes to be provided, on a regular basis, to a Company or, its subsidiaries, if any, any assets, loans, advances, services or facilities, (ii) none of the Companies nor its subsidiaries, if any, provides or causes to be provided to any of the Stockholder or any Stockholder Affiliate any assets, loans, advances, services or facilities and (iii) except for the Affiliate Agreements and those matters set forth in the Disclosure Schedule (such matters collectively, the "AFFILIATE ARRANGEMENTS"), none of the Stockholder or any Stockholder Affiliates have any other business relationships with the Companies or their subsidiaries, if any. The only Affiliate Agreements and Affiliate Arrangements set forth on the Disclosure Schedule that will remain in place from and after the Closing Date or with respect to which Sentry, the Companies, their subsidiaries, if any, or any of their respective affiliates will have any ongoing obligations or duties after the Closing Date, are those items (and only with respect to such obligations or duties) which are identified in the Disclosure Schedule as remaining in place and having ongoing obligations or duties.

3.18     Customer  and  Supplier  Relationships
.. The relationships of the Stockholder and the Companies and their subsidiaries, if any, with their customers and suppliers with which it does business are satisfactory and the execution of this Agreement and, to the best of the Stockholder's knowledge, the consummation of the transactions contemplated hereby will not materially adversely affect the relationships of Stockholder, the Companies or their subsidiaries, if any, with such customers or suppliers.

3.19     Revenues
.. The annual revenue received by the Companies and their subsidiaries, if any, during each of the fiscal years 2001, 2002 and 2003, and the revenues received through the most recent month end in its current fiscal year, are listed by fiscal year or fiscal quarter, as the case may be, in the Financial Information, and except as set forth in Section 3.19 of the Disclosure Schedule, neither the Stockholder nor any Company is aware of any fact, circumstance or development which, individually or together with any other facts, circumstances or developments, may result in an adverse change in the Companies', or their subsidiaries', if any, annual revenues.

3.20     Permits;  Compliance
.. The Stockholder, the Companies and their subsidiaries, if any, are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its or their properties and to carry on the business as is currently conducted by each Company and its subsidiaries, if any, (collectively, the "PERMITS"), and there is no Action pending or, to the knowledge of the Stockholder, threatened regarding suspension or cancellation of any of the Permits. None of the Companies or their subsidiaries, if any, nor the Stockholder is in conflict with, or in default or violation of, any of the Permits. The Stockholder, the Companies' and their subsidiaries', if any, Permits utilized in the Business are listed in Section 3.20 of the Disclosure Schedule, are all valid and are in good standing.

3.21     Environmental  Matters
.. None of the Companies or its subsidiaries, if any, has any environmental liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due except as set forth in Section 3.21 of the Disclosure Schedule.

3.22     Insurance
.. Set forth in Section 3.22 of the Disclosure Schedule is a listing of all insurance policies and binders and programs of self-insurance owned, held or maintained by the Companies and their subsidiaries, if any, on the date hereof and which afford coverage to a Company, its subsidiaries, if any, and its assets or business. To the Stockholder' and the Companies' knowledge, all such policies, binders and programs are in full force and effect, and, as of the Closing Date, all such policies, binders and programs (or renewals or replacements thereof, as applicable) will be in full force and effect. All premiums with respect thereto covering all periods up to and including the date hereof have been paid to the extent due, and, as of the Closing Date, all premiums with respect thereto (or with respect to renewals or replacements thereof, as applicable) will be paid to the extent due. No notice of cancellation or termination has been received with respect to any such policy or binder (or the renewals or replacements thereof, as applicable).

3.23     Brokerage  and  Finder's  Fee
.. Except as set forth in Section 3.23 of the Disclosure Schedule, none of the Companies, their subsidiaries, if any, the Stockholder nor any director, officer or employee of a Company, has incurred or will incur on behalf of any Company or its subsidiaries, if any, any brokerage, finder's or similar fee in connection with this Agreement or the transactions contemplated hereby.

3.24     State  and  Province  Takeover  Laws
.. Prior to the date hereof, the Board of Directors of the Companies has taken all action necessary to exempt or make inapplicable under any state or province takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares: (a) the execution of this Agreement, and (b) the transactions contemplated hereby.

3.25      Full  Disclosure
(a) No representation or warranty of the Stockholder contained in this Agreement (including, without limitation, those contained in Articles III and IV) and no statement, schedule or certificate furnished or to be furnished by or on behalf of the Companies or the Stockholder to Sentry or its agents pursuant to this Agreement or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.
(b) The Companies, their subsidiaries, if any, and the Stockholder have clearly disclosed to Sentry, both in the course of Sentry 's due diligence investigation and in Section 3.25 of the Disclosure Schedules attached hereto, any information pertaining to the Companies, their subsidiaries, if any, and the Stockholder which Sentry would reasonably deem relevant to Sentry, regardless of its financial materiality to the transaction contemplated hereby, including such information as (i) any litigation, complaints, regulatory matters or actions brought by or against any Company, its subsidiaries, if any, and/or the Stockholder as well as the current status or disposition of such matters, (ii) any previous or contemplated relationship with a subsidiary or affiliate of Sentry, (iii) any business dealings of the Companies, their subsidiaries, if any, and the Stockholder outside of a Company's business, and (iv) relates to any conflicts, disagreements or disputes with a subsidiary or affiliate of Sentry.


ARTICLE  IV

ADDITIONAL  REPRESENTATIONS  AND  WARRANTIES
AS  TO  THE  STOCKHOLDER
     In order to induce Sentry to enter into this Agreement, the Stockholder hereby further represents and warrants to Sentry that the statements contained in this Article IV are true, correct and complete.

4.1     Ownership  of  Stock
.. Except for the ID Canada Special Stock which is owned, and will continue to be owned, by Checklitco Inc., all issued and outstanding shares of the Companies Common Stock are owned beneficially and of record by the Stockholder, free and clear of all liens, claims, charges, pledges, security interests, options or other encumbrances, or agreements or commitments of any type relating to the issuance, sale or transfer of such shares. The Sale will not give rise to any preemptive or similar rights on behalf of any person under any provision of any Contract to which the Stockholder is party or by which any property of the Stockholder is bound. All of the Securities have been acquired or obtained by the Stockholder during the past two years. Upon consummation of the transactions contemplated by this Agreement, Sentry will have good and valid title to all of the issued and outstanding shares of ID Canada Common Stock, ID Canada Preferred Shares and ID USA Common Shares, free and clear of all liens, claims, charges, pledges, security interests, options or other encumbrances, or agreements or commitments of any type relating to the issuance, sale or transfer of such shares.

4.2     Authorization
.. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Stockholder. This Agreement has been duly executed and delivered by the Stockholder, and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against him in accordance with its terms.

4.3     Acquisition  for  Investment
(a) The Stockholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in Sentry Common Stock.
(b) The Stockholder is receiving the Sentry Common Stock pursuant to this Agreement not with a view toward or for resale in connection with any distribution thereof, or with any intention of distributing or selling Sentry Common Stock in violation of the Securities Act. The Stockholder will not sell, offer to sell, otherwise transfer or conduct any hedging transactions involving Sentry Common Stock in violation of the Securities Act. The Stockholder will provide to any person acquiring or receiving any shares of Sentry Common Stock from it, which at the time are "restricted securities," a notice advising such acquiror that resales of such shares are restricted as stated herein.
(c) The Stockholder acknowledges that he and his representatives have been provided an opportunity to examine all documents and ask questions of, and has received answers thereto from, Sentry and its representatives regarding the business, management, and financial affairs of Sentry and its subsidiaries, and such representatives have obtained all information reasonably requested by them of Sentry and its representatives to verify the accuracy of all information furnished to them regarding the Sentry Common Stock.
(d) The Stockholder understands that (i) the Sentry Common Stock to be received pursuant to this Agreement has not been registered under the Securities Act, by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Sentry Common Stock to be received pursuant to this Agreement must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the certificates representing such shares of Sentry Common Stock shall bear a legend to such effect, (iv) Sentry will make a notation on its transfer books to such effect and (v) on any proposed sale or other disposition of the Sentry Common Stock to be received pursuant to this Agreement, the Stockholder will be required to furnish to Sentry such certification, legal opinion and/or other information that Sentry may reasonably require to confirm that the proposed sale or disposition complies with the restrictions described in this Section 4.3.

ARTICLE  V

COVENANTS  OF  THE  PARTIES
     The parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

5.1     Mutual  Covenants
(a) General. Each of the parties shall use its reasonable efforts to take all action and to do all things necessary to consummate the transactions contemplated hereby (including, without limitation, using its reasonable efforts to cause the conditions set forth in Article VI for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).
(b) Other Governmental Matters. Each of the parties shall use its reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Authority that it may be required to give, make or obtain, including, without limitation, the Sentry Required Consents and the Company Required Consents, as applicable.
(c) Public Announcements. Unless otherwise required by Applicable Law (and in that event only if time does not permit), at all times prior to the earlier of the Closing Date or termination of this Agreement pursuant to Section 7.1, Sentry, the Companies and the Stockholder shall consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement and shall not issue any such press release prior to such consultation.

5.2     Covenants  of  the  Companies  and  the  Stockholder
(a) Access. From and after the date hereof until the Closing Date (or the earlier termination of this Agreement), the Stockholder shall permit, and shall cause the Companies to permit, representatives of Sentry to have access at all reasonable times to the premises, properties, books, records, contracts, tax records, documents, customers and employees of the Companies.
(b) Conduct of Company Operations. During the period from the date hereof until the Closing Date (or the earlier termination of this Agreement), the Stockholder shall, and shall cause the Companies to, conduct operations in the ordinary course except as expressly contemplated by this Agreement and the Stockholder shall, and shall cause the Companies to, use reasonable best efforts to maintain and preserve its business organization and to retain the services of its officers and employees and maintain relationships with customers and other third parties to the end that its goodwill and ongoing business shall not be impaired. Without limiting the generality of the foregoing, during the period from the date hereof to the Closing Date (or the earlier termination of this Agreement), the Stockholder shall not permit the Companies to, except as otherwise expressly contemplated by this Agreement, without the prior written consent of Sentry:
(i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock or any other securities, (C) grant any person any right to acquire any shares of its capital stock or any other securities or any registration or similar rights with respect to any of its capital stock or other securities, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any other securities or (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or any other securities;
(ii) sell, transfer, pledge, mortgage, encumber or otherwise dispose of any of its property or assets, except in the ordinary course of business as previously conducted;
(iii)     make  or  propose  any  changes  in  its  Articles of Incorporation or
By-laws;
(iv) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person or enter into any confidentiality agreement with any person;
(v) incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, except for the endorsement of negotiable  instruments  for  collection  in  the  ordinary course of business;
(vi)     create  any  subsidiaries;
(vii) except in the ordinary course of business as previously conducted, enter into, modify or amend any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to or adopt, enter into or modify any employee benefit or similar plan with respect to, any officer, director, consultant or employee, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee, except as may be required by
Applicable  Law  or  a  binding  written  contract in effect on the date hereof, except  in  the  ordinary  course  of  business  as  previously  conducted;
(viii) enter into, modify or amend any Affiliate Agreement or Affiliate Arrangement;
(ix) except in the ordinary course of business as previously conducted, change its method of doing business, change any method or principle of accounting for Tax or non-Tax purposes in any manner, make any Tax election or settle or compromise any material Tax liability or file any Tax Return;
(x) settle any Actions, whether now pending or hereafter made or brought, involving an amount in excess of $10,000;
(xi) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any Contract set forth in Section 5.2 of the Disclosure Schedule or any other material Contract to which any Company or any of its subsidiaries is a party;
(xii)     waive  any  rights  with  a  value  in  excess  of  $10,000;
(xiii) except as disclosed in Section 5.2 of the Disclosure Schedule, incur or commit to any capital expenditures, obligations or liabilities in respect thereof which in the aggregate exceed or would exceed $10,000;
(xiv) pay any fees other than those set forth in Section 5.2 of the Disclosure Schedule;
(xv) take any action to exempt or make inapplicable under any state or province takeover law, or state or province law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person or entity (other than Sentry or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;
(xvi)     violate  or  fail  to  perform any material obligation or duty imposed upon  it  by  any  Applicable  Law;
(xvii) enter into or carry out any other transaction other than in the ordinary course of business consistent with past practice;
(xviii)     permit  or  cause any subsidiary to do any of the foregoing or agree or  commit  to  do  any  of  the  foregoing;  or
(xix)     agree  in  writing or otherwise to take any of the foregoing actions.
(c) No Solicitation. The Stockholder agrees that, prior to the Closing Date, it shall not, and shall not authorize or permit any of the Companies or their subsidiaries, if any, or any of the Companies' or such subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose information in furtherance of, any inquiries or the making of any proposal with respect to, any recapitalization, exchange, consolidation or other business combination involving a Company or its subsidiaries, if any, or acquisition of any capital stock or any material portion of the assets of a
Company or any combination of the foregoing (a "COMPETING TRANSACTION"), or negotiate, explore or otherwise engage in discussions with any person (other than Sentry or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Sale or any other transactions contemplated by this Agreement. From and after the execution of this Agreement, the Stockholder shall, or shall cause the Companies to, immediately advise Sentry in writing of the receipt, directly or indirectly, of any inquiries or proposals relating to a Competing Transaction and promptly notify Sentry in writing of any such proposal and the name of the proposing party in addition to any information provided to or by any third party relating thereto.
(d) Notification of Certain Matters. The Stockholder shall give prompt notice to Sentry of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Companies to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any
                                     -----------------
notice pursuant to this Section 6.2(d) shall not limit or otherwise affect the remedies available hereunder to Sentry.
(e) Transfer and Voting of the Securities. The Stockholder agrees that between the date hereof and the Closing Date, it shall not (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Securities owned by the Stockholder or any interest therein or (ii) grant any proxies, deposit the shares of the Securities into a voting trust or enter into a voting agreement with respect to the shares of the Securities or any interest therein.

5.3     Additional  Agreements
(a) Certain Tax Matters. (i) Sentry, the Companies, their subsidiaries, if any, and the Stockholder shall cooperate in all matters relating to Taxes. The Stockholder shall deliver to Sentry such information and data concerning the Companies and their subsidiaries, if any, as Sentry may reasonably request in order to enable Sentry, the Companies, their subsidiaries, if any, or any of their respective affiliates to complete and file any Tax Return which they may be required to file, respond to audits by any taxing authorities or participate in any other Tax proceeding and shall deliver to Sentry any Tax Returns of the Companies or their subsidiaries, if any, or any of their affiliates as Sentry may reasonably request. Sentry, the Companies, their subsidiaries, if any, and the Stockholder shall cooperate in the preparation and filing of any Tax Returns of the Companies or its subsidiaries, if any, or affiliates relating in whole or in part to taxable periods ending on or before the Closing Date that are required to be filed on or after such date. Such Tax Returns shall be filed consistent with past practice.
     (ii) 338(h)(10) Election. At Sentry's option, the Companies and each Stockholder shall join with Sentry in making an election under Code 338(h)(10) (and any corresponding election under state, local, and foreign tax law) with respect to the purchase and sale of the Securities hereunder (collectively, a " 338(h)(10) Election"). The Stockholder shall include any income, gain, loss, deduction, or other tax item resulting from the 338(h)(10) Election on their Tax Returns to the extent required by applicable law. The Stockholder shall also pay any Tax imposed on the Companies or their subsidiaries attributable to the making of the 338(h)(10) Election, including any Tax imposed under Code 1374 any tax imposed under Reg. 1.338(h)(10)-1(e)(5), or (iii) any state, local or foreign Tax imposed on the Companies' or their subsidiaries' gain, and the Stockholders shall indemnify Sentry, the Companies and their subsidiaries against any Losses arising out of any failure to pay any such Taxes.
(iii) Purchase Price Allocation. Sentry, the Companies and the Stockholders agree that the Consideration and the liabilities of the Companies and their qualified subchapter S subsidiaries (plus other relevant items) if any, will be allocated to the assets of the Companies and their qualified subchapter S subsidiaries for all purposes (including Tax and financial accounting) as agreed to by Sentry and the Stockholder. The Companies, their subsidiaries and the Stockholder shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.
(b) Release. As of the Closing, the Stockholder, on behalf of itself and any entity controlled by it and it's respective successors, assigns, and heirs, hereby agree to release, remise and discharge absolutely and forever, the Companies after the Closing Date, and each of its respective direct and indirect subsidiaries, and each of such parties' successors and assigns of and from any and all manner of action or actions, cause or causes of action, suits, claims, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent that shall have accrued theretofore based on any circumstances or state of facts existing or arising on or prior to the Closing Date.

5.4     Noncompetition,  Nonsolicitation,  Non-Disclosure  Covenants
(a) Non-Competition Covenant. For a time period which ends five years following the Closing Date (the "RESTRICTIVE PERIOD"), the Stockholder shall not engage in or become employed in any capacity by, or become an officer, employee, director, agent, consultant, contractor, shareholder, member or partner of or lender to, or otherwise hold an interest in, any limited liability company, partnership, corporation or other entity that, to the best of the Stockholders' knowledge after reasonable inquiry, competes with or engages in, anywhere, in the business conducted by Sentry, the Companies or any subsidiary of Sentry or a Company, whether now or hereafter conducted is engaged, except for the ownership by the Stockholder of less than 2% of the stock or other equity interests of a publicly traded firm or corporation. The Stockholder agrees that this covenant is reasonable with respect to its duration, geographic area and scope. However, if, at the time of enforcement of this Subsection 5.4(a), a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area legally permissible under such circumstances will be substituted for the period, scope or geographic area stated herein.
(b) No Hiring of Employees. The Stockholder agrees that, during the Restrictive Period, it shall not directly or indirectly, on its own behalf or on behalf of any other person or entity, solicit, or attempt to solicit, or hire, any employee, agent or contractor of Sentry, the Companies or any subsidiary of Sentry, known by the Stockholder to be such after reasonable inquiry, to leave the employ of or cease doing business with Sentry, a Company or any subsidiary of Sentry or a Company for any reason whatsoever. The Stockholder further agrees that it will use its best effort to prevent any affiliate from engaging in any activity which the Stockholder would be prohibited from engaging in pursuant to the immediately preceding sentence. The Stockholder agrees that this covenant is reasonable with respect to its duration and scope. However, if, at the time of enforcement of this Section 5.4(b), a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period or scope legally permissible under such circumstances will be substituted for the period or scope stated herein.
(c) No Solicitation of Customers. The Stockholder agrees that, during the Restrictive Period, it shall not, directly or indirectly, on its own behalf or on behalf of any other person or entity (i) engage in any business transaction or relationship in any way competitive with Sentry, a Company or any subsidiary of Sentry with a customer or client of Sentry, a Company or any subsidiary of Sentry or perform any services for or provide any products to such a customer or client, (ii) solicit (or accept) the business of any person or entity that is a customer or client of Sentry, a Company or any subsidiary of Sentry, or (iii) interfere with or induce any customer or client of Sentry, a Company or any subsidiary of Sentry to discontinue any business relationship with Sentry, a Company or any subsidiary of Sentry or to refrain from entering into a business relationship or transaction with Sentry, a Company or any subsidiary of Sentry. The Stockholder agrees that this covenant is reasonable with respect to its duration and scope. However, if, at the time of enforcement of this Subsection
5.4 (c), a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period or scope legally permissible under such circumstances will be substituted for the period or scope stated herein.
(d) Disclosure of Confidential Information. Except to the extent (i) authorized by the express prior consent of the Board of Directors of Sentry, or
(ii) required by law or any legal process or (iii) reasonably believed by the Stockholder to be desirable and appropriate in performing their obligations under this Agreement, the Stockholder will not, directly or indirectly, at any time prior to or after the Closing, use or exploit, or disseminate, disclose, or divulge to any person, firm, corporation, association or other business entity, Confidential Information of a Company. All computer software, business cards, telephone lists, client lists, prospective client lists, price lists, contract forms, catalogs, books, records, files and know-how of the Companies are acknowledged to be the property of the Companies and shall not be duplicated, removed (except temporarily in the ordinary course of business of a Company) from a Company's possession or premises or made use of other than in pursuit of the Company's business or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against a Company and, at the Closing the Stockholder shall deliver to the Company, without further demands, all copies thereof which are then in the possession or under the control of the Stockholder. As used herein, the term "CONFIDENTIAL INFORMATION" shall mean any and all information about the Companies or relating to the trade secrets of the Companies, in each case whether or not disclosed to the Stockholder or whether or not known by the Stockholder as a consequence of or through their relationship with a Company, if such information is not publicly available (other than through a breach by the Stockholder, or any of its members or managers of this Subsection 5.4 (d)). The Stockholder acknowledges and agrees that the term "CONFIDENTIAL INFORMATION" includes, without limitation, all information regarding the following: products, services, customer and lead lists (including, without limitation, names, addresses and telephone numbers), purchasing criteria and habits of customers and clients of the Companies, business plans, methods and procedures, accounting data, contract forms, commission structures, business and financial models, files and accounting and financial data of the Companies. Without limiting the generality of the foregoing, the Stockholder acknowledges and agrees that all of the Confidential Information is a trade secret under any and all Canadian or United States trade secrets legislation and derives independent economic value, actual or potential, from not being generally known to the public or other persons or entities which can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, the applicable provisions of this Agreement being an example of such efforts. The Stockholder further agrees to cause its shareholders, members and managers to comply with the provisions of this Subsection 5.4 (d) as if they were parties to this Agreement and expressly bound by the provisions of this Subsection.


ARTICLE  VI

CONDITIONS
6.1     Closing
.. The closing (the "CLOSING") of the Sale shall take place on April 30, 2004, subject to the satisfaction of each of the conditions set forth in this Article VI (the "CLOSING DATE"), at the offices of Sentry or such other place and on such date and as may be mutually agreed upon in writing by Sentry and the Stockholder.

6.2     Conditions  to  Obligations  of  the  Stockholder
.. The obligations of the Stockholder to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by the Stockholder:
(a) Each of the representations and warranties of each of Sentry set forth in Article II shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on and as of the Closing
     Date (other than representations and warranties made as of a specified date, which need be true and correct only as of the specified date).
(b) Sentry shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.
(c) Sentry shall have furnished the Stockholder with a certificate dated the Closing Date signed on its behalf by the Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.
(d) There shall be no preliminary or permanent injunction, restraining order or decree of any nature or any statute, rule or regulation that is in effect that restrains or prohibits or imposes substantial penalties or damages on the Stockholder with respect to (or any other materially adverse relief or remedy in connection with) the consummation of the transactions contemplated hereby, and there shall be no Action pending or threatened seeking such relief.
(e) All Sentry Required Consents shall have been obtained, made or filed without any significant conditions or restrictions imposed.
(f) All corporate proceedings of Sentry that are required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Stockholder and his counsel, and the Stockholder and his counsel shall have received such evidence of such corporate proceedings, certified if requested, as may be reasonably requested and is customary in transactions such as contemplated hereby.
(g) Sentry shall have received USD $2,000,000 from Brascan Technology Fund under the term sheet between Brascan Technology Fund and Sentry dated February 20, 2004.

6.3     Conditions  to  Obligations  of  Sentry
.. The obligations of Sentry to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by each of Sentry:
(a) Each of the representations and warranties of the Stockholder set forth in Articles III and IV shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (other than for representations and warranties made as of a specified date, which need be true and correct only as of the specified date).
(b) The Stockholder shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by him hereunder at or prior to the Closing Date.
(c) The Stockholder shall have furnished Sentry with a certificate dated the Closing Date to the effect that the conditions set forth in Sections 6.3(a) and
(b)  have  been  satisfied.
(d) All Company Required Consents shall have been obtained, made or filed without any significant conditions or restrictions imposed.
(e) There shall be no preliminary or permanent injunction, restraining order or decree of any nature or any statute, rule or regulation that is in effect that restrains or prohibits or imposes substantial penalties or damages on Sentry or a Company, or their respective subsidiaries and affiliates with respect to (or any other materially adverse relief or remedy in connection with), the consummation of the transactions contemplated hereby or the performance of the material obligations of Sentry or a Company under this Agreement, and there shall be no Action pending or threatened seeking such relief.
(f) The Stockholder shall have delivered to Sentry an affidavit in form and substance reasonably satisfactory to Sentry duly executed and acknowledged, certifying facts that would exempt the transactions contemplated hereby from the provisions of the Foreign Investment in Real Property Tax Act.
(g) All proceedings of the Stockholder and the Companies that are required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Sentry and its counsel, and Sentry and its counsel shall have received such evidence of any such corporate proceedings, certified if requested, as may be reasonably requested and is customary in transactions such as this one.
(h) The Stockholder shall have delivered to Sentry an executed copy of IRS Form W-9, Request for Taxpayer Identification Number and Certification.
          (i) Sentry shall have received USD $2,000,000 from Brascan Technology Fund under the term sheet between Brascan Technology Fund and Sentry dated February 20, 2004.
          (j) The Company shall have sufficient cash to pay its accounts payable in the ordinary course of business. In that connection, the Stockholder will deliver a balance sheet of the Company as of March 31, 2004 prepared in accordance with generally accepted accounting principles consistently applied that will reflect the accounts payable of the Business on that date.


ARTICLE  VII

TERMINATION  AND  AMENDMENT

7.1     Termination
..  This  Agreement  may  be  terminated  at  any time prior to the Closing Date:
(a)     By  mutual  consent  of  Sentry  and  the  Stockholder;
(b) By Sentry or the Stockholder if any permanent injunction or other order of a court or other competent Governmental Authority preventing the consummation of the Sale or the transactions contemplated hereby shall have become final and nonappealable;
(c) By Sentry if there has been a breach by the Stockholder of any representation, warranty, covenant or other agreement which would prevent or materially delay the consummation of the transaction contemplated hereby, and such breach has not been cured, or the Stockholder has not commenced reasonable efforts to cure such breach, within 30 days after written notice of such breach is given by Sentry.
(d) By the Stockholder if there has been a breach by Sentry of any representation, warranty, covenant or other agreement which would prevent or materially delay the consummation of the transaction contemplated hereby, and such breach has not been cured, or Sentry has not commenced reasonable efforts to cure such breach, within 30 days after written notice of such breach is given by Sentry.

7.2     Effect  of  Termination
.. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party hereto of liability for any willful and material breach of any covenant or agreement contained in this Agreement, and if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of any covenant or agreement contained in this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, the party so found to have intentionally breached any covenant or agreement contained in this Agreement shall indemnify and hold harmless the other party for its costs, fees and expenses of its counsel, accountants, financial advisors, consultants and other experts and advisors as well as fees and expense incident to negotiation, preparation and execution of this Agreement and related documentation and consents.

7.3     Amendment
.. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.4     Extension;  Waiver
.. At any time prior to the Closing Date, Sentry (with respect to the Stockholder) and the Stockholder (with respect to Sentry) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


ARTICLE  VIII

MISCELLANEOUS

8.1     Indemnification
(a) The Stockholder shall indemnify and hold harmless Sentry and its subsidiaries and other affiliates, officers, directors, stockholders, employees and agents (collectively, the "SENTRY INDEMNIFIED PARTIES"), from and against all losses, costs, claims, damages, liabilities, expenses (including reasonable attorneys' and accountant's fees, costs of suit and costs of appeal), fines and penalties ("LOSSES") incurred by any Sentry Indemnified Party, directly or indirectly, arising out of or relating to any of the following:
(i) the inaccuracy or falsity of any representation or warranty contained herein made by the Stockholder or the breach by the Stockholder of any of their covenants or agreements contained herein; and
(ii)     actions  or  omissions  of  the Stockholder prior to the Closing Date.
(b) Sentry shall indemnify and hold harmless the Stockholder and other affiliates, officers, directors, stockholders, employees and agents (collectively, the "STOCKHOLDER INDEMNIFIED PARTIES"), from and against all Losses incurred by any Stockholder Indemnified Party, directly or indirectly, arising out of or relating to any of the following:
(i) the inaccuracy or falsity of any representation or warranty contained herein made by Sentry or the breach by Sentry of any of its covenants or agreements contained herein;
(ii)     actions  or  omissions  of  Sentry  after  the  Closing  Date.
(c) In the event that any claim or demand for which an indemnifying party ("INDEMNITOR") would be liable to an indemnified party ("INDEMNITEE") hereunder is asserted against or sought to be collected from an Indemnitee by a third party, the Indemnitee shall promptly notify Indemnitor of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "CLAIM NOTICE"). The Indemnitor shall then have ten (10) days from the personal delivery or mailing of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnitee (i) whether or not it disputes its liability to the Indemnitee hereunder with respect to such claim or demand and (ii) notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend the Indemnitee against such claim or demand.
(i) If the Indemnitor disputes its liability with respect to such claim or demand or the amount thereof (whether or not the Indemnitor desires to defend the Indemnitee against such claim or demand as provided in paragraphs (ii) and
(iii) below), such claim or demand shall not be settled without the prior written consent of the Indemnitee.
(ii) In the event that the Indemnitor notifies the Indemnitee within the Notice Period that it desires to defend the Indemnitee against such claim or demand, then, except as hereinafter provided, the Indemnitor shall have the right to defend the Indemnitee by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion in such a manner as to avoid any risk of the Indemnitee becoming subject to liability for any other matter; provided, however, the Indemnitor shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such claim or litigation. If any Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnitee, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a materially adverse effect on the business, operations, assets, properties or prospects of the Indemnitee, including without limitation the administration of the tax returns and responsibilities under the tax laws of any Indemnitee, then the Indemnitee shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses shall be included as part of the indemnification obligation of Indemnitor hereunder; provided, however, that the Indemnitee shall not settle any such claim or demand without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld. If the Indemnitee should elect to exercise such right, the Indemnitor shall have the right to participate in, but not control, the defense or settlement of such claim or demand, at their sole cost and expense.
(iii) If the Indemnitor elects not to defend the Indemnitee against such claim or demand, whether by not giving the Indemnitee timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same by defended by the Indemnitor or by the Indemnitee (but no Indemnitee shall have any obligation to defend any such claim or demand) then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of the Indemnitor hereunder, unless the Indemnitor shall have disputed its liability to the Indemnitee hereunder, as provided in paragraph (i) above.
(iv) In the event an Indemnitee should have a claim against the Indemnitor hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnitor hereunder.
(d) Any payment made to or on behalf of a party pursuant to this Section 8.1 shall be treated by Sentry and the Stockholder for federal income tax purposes as an adjustment to the Consideration, and Sentry and the Stockholder agrees, not to take any position inconsistent therewith, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnified Parties causes any such payment not to constitute an adjustment to the Consideration for federal income tax purposes.


8.2     Survival  of  Representations  and  Warranties
.. All representations and warranties made by the parties in this Agreement, or in connection with the negotiation, execution and performance of this Agreement shall survive the Closing. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of the parties to complete the Closing, each party shall be entitled to rely upon the representations and warranties set forth herein, and none of such representations and warranties shall be deemed waived or modified in any respect by reason of any such investigation.

8.3     Limitations  on  Indemnification
.. Notwithstanding any other provision in this Agreement to the contrary, a party shall not be liable to indemnify the other party until the aggregate of all claims for which indemnity is required to be made hereunder shall exceed $25,000.

8.4     Notices
.. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized one night courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)     if  to  Sentry:

Sentry  Technology  Corporation
1881  Lakeland  Avenue
Ronkonkoma,  New  York  11779
Attention:  Chief  Operating  Officer

Copy  to:

Mark  Haltzman,  Esquire
One  Belmont  Plaza
Suite  300
Bala  Cynwyd,  Pennsylvania  19004

(b)     if  to  the  Stockholder:

Saburah  Investments  Inc.
37  Voyager  Court  North
Toronto,  Ontario  M9W  4Y2
Attention:  President

Copy  to:

Beard  Winter  LLP
130  Adelaide  St.  W.
Toronto,  Ontario  M5H  2K4
Attention:  Erik  J.  Fish,  Esquire


8.5     Interpretation

   When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


8.6     Counterparts

   This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original each of which alone and all of which together shall constitute one and the same instrument. This Agreement may be transmitted by facsimile and it is the intent of the parties for the facsimile (or a photocopy thereof) of any autograph printed by a receiving facsimile machine to be an original signature and for the facsimile (or a photocopy thereof) and any complete photocopy of this Agreement to be deemed an original counterpart.

8.7     Entire  Agreement

   This Agreement (including the documents and the instruments referred to herein), constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.


8.8     Third  Party  Beneficiaries

   Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.


8.9     Governing  Law;  Resolution  of  Disputes

   This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Any dispute or controversy between the parties relating to or arising out of this Agreement or any amendment or modification hereof shall be determined by arbitration in New York, New York by and pursuant to the rules then prevailing of the American Arbitration Association, other than claims for injunctive relief. The arbitration award shall be final and binding upon the parties and judgment may be entered thereon by any court of competent jurisdiction. The service of any notice, process, motion or other document in connection with any arbitration under this Agreement or the enforcement of any arbitration award hereunder may be effectuated either by personal service upon a party or by certified mail duly addressed to him or to his executors, administrators, personal representatives, next of kin, successors or assigns, at the last known address or addresses of such party or parties


8.10     Remedies  at  Law

   The Stockholder acknowledges and agrees that (a) the acquisition by Sentry of the goodwill of the Companies and the Confidential Information is a material inducement to Sentry to acquire the Companies and to enter into this Agreement,
(b) the confidentiality, non-competition and non-solicitation covenants contained herein are necessary and reasonable for the protection of such goodwill and the Confidential Information, and (c) Sentry would not have been willing to enter into either this Agreement if said confidentiality, non-competition and non-solicitation covenants were not part of this Agreement. Accordingly, the Stockholder acknowledges and agrees that the remedies available to Sentry as described below and in Section 8.11 hereof are reasonable and appropriate in light of the foregoing. The Stockholder agrees that in the event of the breach of this Agreement by it, Sentry shall have all of the following remedies at law: (i) offset any damages incurred by Sentry against any sums owed to the Stockholder under this Agreement; (ii) bring an action for damages and/or
(iii)  seek  any  other  remedy  available  at  law.


8.11     Equitable  Remedies

   The Stockholder acknowledges and agrees that the rights of Sentry under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to Sentry if the Stockholder fails or refuses to perform his obligations under this Agreement or otherwise breaches this Agreement, and notwithstanding an election by Sentry to seek a remedy at law as provided in Section 8.10 above, Sentry may, in addition to the remedies at law described above, seek equitable relief, including, without limitation, temporary restraining orders and temporary and permanent injunctions, and specific performance, and such equitable relief may be sought without the necessity of posting a bond or other security.


8.12     Assignment

   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.
Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.


8.13     Expenses

   Subject to the provisions of Section 7.2, Sentry shall pay and be responsible for its own costs and expenses associated with the transactions contemplated hereby and the Stockholder shall pay and be responsible for its costs and the costs of the Companies associated with the transactions contemplated hereby, including, any and all costs and expenses associated with obtaining, making or filing the Company Required Consents.


8.14     Severability

   In the event that this Agreement, or any of its provisions, or the performance of any provision, is found to be illegal or unenforceable under Applicable Law now or hereafter in effect, the parties shall be excused from performance of such portions of this Agreement as shall be found to be illegal or unenforceable under Applicable Law without affecting the validity of the remaining provisions of this Agreement; provided, that (a) the remaining provisions of this Agreement shall in their totality constitute a commercially reasonable agreement, and (b) should any method of termination of this Agreement or a portion thereof be found to be illegal or unenforceable, such method shall be reformed to comply with the requirements of Applicable Law so as, to the greatest extent possible, to allow termination by that method. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law.

IN WITNESS WHEREOF, Sentry and the Stockholder have signed this Agreement as of the date first written above.

                         SENTRY  TECHNOLOGY  CORPORATION


                         By:  /s/ Peter J. Mundy
                             --------------------------------

                         SABURAH  INVESTMENTS  INC.


                         By:  /s/ Peter L. Murdoch
                             --------------------------------

                                                                  EXHIBIT 4.1





UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY SHALL NOT TRADE THIS SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) APRIL 30, 2004, AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

                          SENTRY TECHNOLOGY CORPORATION
                              CONVERTIBLE DEBENTURE

     Sentry Technology Corporation (the "CORPORATION"), for value received, hereby acknowledges itself indebted to and promises to pay Brascan Technology Fund Inc. (the "HOLDER") in its capacity as general partner of, and on behalf of, Brascan Technology Fund, a limited partnership formed under the laws of the Province of Ontario, on April 30, 2008 or on such earlier date as the principal hereof becomes payable in accordance with the provisions of this Debenture, on presentation and surrender of this Debenture, the principal sum of $2,000,000 in lawful money of the United States of America, at the registered office of the Corporation in the City of Ronkonkoma, State of New York, United States, subject to the right of the Holder in certain circumstances to elect to receive Common Shares (as such term is defined in the Terms and Conditions) of the Corporation in lieu of receiving such sum, as provided in the terms and conditions attached hereto as Schedule "A" and forming part hereof (the "TERMS AND CONDITIONS") and to pay interest on such principal amount as provided in the Terms and Conditions. The Terms and Conditions are hereby incorporated by reference herein.

     The Corporation shall, prior to each Interest Payment Date (as such term is defined in the Terms and Conditions) mail, or cause to be mailed, a cheque for such interest to the address of the Holder. Notwithstanding the foregoing, interest payable at maturity or on redemption may, at the option of the Corporation, be paid on presentation and surrender of this Debenture for payment.

This Debenture may only be transferred upon compliance with the conditions prescribed in the Terms and Conditions on the register kept at the principal office of the Corporation in the City of Ronkonkoma and upon compliance with such reasonable requirements as the Corporation may prescribe (including evidence satisfactory to the Corporation that the transfer complies with all applicable laws).

     This Debenture is convertible, at the option of the Holder into Common Shares of the Corporation, upon and subject to the provisions and conditions contained in the said Terms and Conditions. THE SCHEDULES AND THE EXHIBITS ATTACHED HERETO ARE INCORPORATED IN THIS DEBENTURE BY REFERENCE AND ARE DEEMED TO BE AN INTEGRAL PART HEREOF.

     IN WITNESS WHEREOF the Corporation has caused this Debenture to be executed under the hand of its duly authorized officer as of the 30th day of April, 2004.


     SENTRY  TECHNOLOGY  CORPORATION


     By: /s/ Peter L. Murdoch
         -----------------------------------
             Authorized  Signing  Officer

                                  SCHEDULE "A"
                     TERMS AND CONDITIONS APPLICABLE TO THE
                              CONVERTIBLE DEBENTURE
                      DATED AS OF APRIL 30, 2004 ISSUED BY
                          SENTRY TECHNOLOGY CORPORATION
ARTICLE  1
INTERPRETATION
1.1     DEFINED  TERMS

     In addition to the terms parenthetically defined herein, in this Debenture the following terms shall have the following meanings respectively:

"BUSINESS DAY" means any day, other than Saturday, Sunday or any statutory holiday in the City of Ronkonkoma;

"CAPITAL REORGANIZATION" has the meaning attributed to such term in subsection 4.3(4);

"CHARGE" means any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), assignment, financial lease, title retention agreement or arrangement, security interest or other encumbrance of any nature however arising, or any other security agreement or arrangement creating in favour of any creditor a right in respect of a particular property that is prior to the right of any other creditor in respect of such property;
"COLLATERAL" means the undertaking of the Corporation and all real and personal property and assets now or hereafter acquired by the Corporation, wheresoever located, including the property and assets of the Corporation referred to in
Section 6.1; provided always that the term "Collateral" where used herein shall not include any consumer goods of the Corporation. Any reference to "Collateral" herein shall be deemed to be a reference to the Collateral or any part thereof;

"COLLATERAL OF SUBSIDIARIES" means the undertaking, property and assets of Knogo North America Inc. and Knogo Caribe, Inc. subject to security interests under the Security Agreements;

"COMMON SHARE REORGANIZATION" has the meaning attributed to such term in subsection 4.3(1);

"COMMON SHARES" means the common shares in the capital of the Corporation, as such shares exist as at the Date of Issue; provided that, in the event of a subdivision, redivision, reduction, combination or consolidation thereof, or successive such subdivisions, redivisions, reductions, combinations or consolidations, then, subject to adjustments, if any, having been made in accordance with Section 4.3, "COMMON SHARES" shall thereafter mean the shares resulting from such subdivision, redivision, reduction, combination or consolidation;

"CONSTATING DOCUMENTS" means the Articles of Incorporation and the By-laws of the Corporation, and any amendments thereto or replacements thereof;

"CONVERSION PRICE" has the meaning attributed to such term in subsection 4.1(1);

"CONVERSION PRICE CEILING" means $0.12 per Common Share, subject to adjustment in accordance with Sections 4.3 and 4.12 hereof;

"CONVERSION PRICE FLOOR" means $0.03 per Common Share, subject to adjustment in accordance with Section 4.3 hereof;

"CONVERTIBLE SECURITIES" shall mean all securities of a corporation which, directly or indirectly, are convertible into or are exercisable or exchangeable for common stock of a corporation, including without limitation, stock appreciation rights, options, warrants, convertible debt instruments, convertible preferred stock, and other rights to directly or indirectly purchase, subscribe for or acquire shares of common stock, whether or not such Convertible Securities have then vested or are then exercisable or exchangeable;

"CURRENT MARKET PRICE" of the Common Shares at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the Nasdaq Over-the-Counter Bulletin Board ("OTCBB") or, if the Common Shares are not then listed on the Nasdaq OTCBB, on such other U.S. or Canadian stock exchange as may be selected by the directors of the Corporation for such purpose or, if the Common Shares are not then listed on any U.S. or Canadian stock exchange, in such other over-the-counter market, during the period of any twenty consecutive trading days ending immediately before such date; provided that the weighted average price will be determined by dividing the aggregate sale price of all Common Shares sold on the said exchange or market, as the case may be, during the said twenty consecutive trading days by the total number of Common
Shares so sold; and provided further that if the Common Shares are not then listed on any U.S. or Canadian stock exchange or traded in the over-the counter market, then the Current Market Price will be determined by such firm of independent chartered accountants as may be selected by the directors;

"DATE  OF  ISSUE"  means  the  date  hereof;

"DATE  OF  CONVERSION"  has  the  meaning  attributed to such term in subsection
4.2(2);

"DEBENTURE" means this convertible debenture of the Corporation due on April 30, 2008;

"DEFAULT  INTEREST  RATE"  means  18%  per  annum;

"EVENT  OF  DEFAULT"  has  the  meaning  attributed to such term in Section 8.1;

"EXCLUDED  ISSUANCES"  means  Common  Shares  issued  pursuant  to:
     (i)     the  conversion  rights  of  the  holders  of  the  Debenture;  or
(ii) any options granted and outstanding under the Incentive Compensation Plan at the date hereof and any options hereafter granted under the Incentive Compensation Plan so long as the option strike price or share issuance price, as the case may be, of options granted after the date hereof is not less than the Conversion Price at the date of grant (whether or not the Debenture is then convertible);

"FULLY-DILUTED BASIS" shall mean, with respect to measuring a number of shares of capital stock of a corporation or a percentage of shares of capital stock of a corporation, measuring based on all of the common stock then outstanding, assuming the conversion into common stock of all Convertible Securities then outstanding;

"GAAP" means the accounting principles which are recognized as being generally accepted in United States from time to time as determined by the Institute of Certified Public Accountants (as revised from time to time);

"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles in the United States from time to time;

"INCENTIVE COMPENSATION PLAN" means a duly approved incentive compensation plan, employee stock option plan, share purchase plan or profit sharing plan or similar arrangement with or for directors, officers, senior management, employees, consultants or shareholders of the Corporation or any of its subsidiaries, as may, from time to time, be adopted by the board of directors of the Corporation pursuant to which no more than 15% of the currently outstanding Common Shares may be reserved for issuance;

"INCLUDING"  means  including  without  limitation;

"INTEREST PAYMENT DATE" means the day that is the last day of each month after the Date of Issue (pro rated for such lesser period) up to April 30, 2008, being the Maturity Date;

"INTEREST PERIOD" means the period from but excluding the Date of Issue to and including April 30, 2004 and thereafter the period from but excluding one
Interest  Payment  Date  to  and  including  the  next  Interest  Payment  Date;

"INTEREST  RATE"  means  8.0%  per  annum;

"LIQUIDITY  EVENT"  means  either  of  the  following  events:
(i) the Corporation completing a bona-fide public offering of common shares under a prospectus filed with securities regulatory authorities in Canada, or under a registration statement filed with securities regulatory authorities in the United States, raising aggregate net proceeds to the Corporation of at least $20,000,000 at a minimum share price of $0.50 per Common Share, subject to adjustment from time to time for any subdivision, consolidation or stock dividend which occurs after the date of this Agreement and such Common Shares are listed on a Senior Stock Exchange and such actions received the approval of the Holder; or
(ii) the Corporation entering into any merger, amalgamation, plan of arrangement, business combination or any other transaction resulting in the sale of all or substantially all of the assets of the Corporation, where the shareholders of the Corporation prior to the transaction do not own a majority of the outstanding voting shares of the surviving corporation;


"OBLIGATIONS" means the aggregate of all indebtedness, obligations and liabilities, direct or indirect, absolute or contingent, matured or not, of the Corporation to the Holder wheresoever and howsoever incurred and whether incurred prior to, at the time of, or subsequent to the execution hereof, whether incurred alone or with another or others, including extensions and renewals, and including all indebtedness, obligations and liabilities of the Corporation to the Holder hereunder or under any present or future guarantee by the Corporation of the payment or performance or both of the debts, obligations or liabilities of any third party to the Holder;

"OPERATING LENDER" means any institutional lender that from time to time provides the Corporation and/or any of its subsidiaries with a secured operating line facility;

"OPERATING LINE SECURITY" means Charges in favour of an Operating Lender which only secure operating line indebtedness not exceeding $4,300,000 in principal plus interest and protective disbursements, provided that the Corporation and its subsidiaries as a group may only have Operating Line Security in favour of up to two Operating Lenders at any particular time;

"OPTIONAL CONVERSION" has the meaning attributed to such term in subsection 4.1(2);

"PERSON" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or governmental authority or entity, however designated or constituted;

"PERMITTED CHARGE" means any Charges in favour of the Operating Lender, any Operating Line Security, purchase money security interests in goods acquired for the purpose of carrying on the Corporation's business, and Charges consented to in writing by the Holder;

"PRIOR CLAIMS" means all claims, including wages and monies due to any governmental authority, statutory claims or claims under Permitted Charges and any other claims which by operation of law or statute rank in priority to this Debenture;

"PREPAYMENT  OPTION"  has  the  meaning  attributed  to  such term in subsection
3.2(1);

"RIGHTS OFFERING" and "RIGHTS PERIOD" have the respective meanings attributed to such terms in subsection 4.3(2);

"SECURITY INTEREST" means, collectively, the mortgage, charge, pledge, assignment and transfer of, and the security interest in, the Collateral granted to the Holder by the Corporation pursuant to Section 6.1;

"SENIOR STOCK EXCHANGE" shall include the Toronto Stock Exchange, NASDAQ, New York Stock Exchange, London Stock Exchange and such other exchange(s) as are designated by the board of directors of the Corporation from time to time;

"SUBSCRIPTION AGREEMENT" means the subscription agreement of even date herewith between the Corporation and the Holder providing for the purchase of the Debenture;

"TIME  OF  EXPIRY"  means  5:00  p.m.  (Toronto  time)  on  the  Maturity  Date;

"TRANSFER  FORM"  means  the  form  of  transfer  annexed  as  Exhibit 1 hereto;

"UCC" means the Uniform Commercial Code as adopted in the State of New York, as amended from time to time; and

"U.S. SECURITIES ACT" has the meaning attributed to such term in subsection 4.1(2).

1.2     STATUTORY  REFERENCES;  TERMS  DEFINED  BY  THE  UCC
Any reference in this Debenture to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time. Unless there is something in the context or subject matter inconsistent therewith, words and phrases not otherwise herein defined that are defined by the UCC shall have the meanings ascribed thereto respectively by the UCC .

1.3     GENDER  AND  NUMBER
Unless the context otherwise requires, words importing the singular include the plural and vice-versa and words importing gender include all genders.

1.4     MONETARY  REFERENCES
Any reference in this Debenture to "Dollars", "dollars" or the symbol "$" shall be deemed to be a reference to lawful money of the United States of America.

1.5     DAY  NOT  A  BUSINESS  DAY
In the event that any day on which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on the requisite time on the first Business Day thereafter.

1.6     INVALIDITY  OF  PROVISIONS
Each of the provisions contained in this Debenture is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

1.7     GOVERNING  LAW
This Debenture shall be governed by and construed in accordance with the UCC and the other laws of the State of New York and the United States.

1.8          ENUREMENT
Subject to the restrictions on, and requirements for, transfer prescribed herein, the rights and obligations of the Corporation and the Holder shall be binding upon and shall enure to the benefit of their respective successors, heirs, executors, administrators and permitted transferees and assigns.

ARTICLE  2
THE  DEBENTURES

2.1     TERMS  OF  THE  DEBENTURE
The Debenture shall bear interest at the Interest Rate from the Date of Issue (or, if issued after the Date of Issue, from the actual date of issuance thereof) to the Maturity Date and thereafter, at the Default Interest Rate. Such interest shall be payable on each Interest Payment Date (as well after as before default), except that interest for the first 12 months of the term will accrue only and will not be payable monthly, and upon the expiration of such 12 month period an amount equal to the accrued interest will be payable hereunder. All payments of principal, interest, fees and other amounts to be made pursuant to the Debenture shall be made free and clear of and without deduction for any and all present and future taxes, withholdings, levies, duties, any governmental charges and all liabilities with respect thereto, and without setoff, withholding, deduction or counterclaim of any kind whatsoever. If, with regard to any payment to be made by the Corporation to the Holder pursuant to the Debenture any deduction for any and all present and future taxes, withholdings, levies, duties, governmental charges or any liability with respect thereto is required by law ("Withholding Taxes"), the Corporation shall pay the Withholding Taxes to the applicable Governmental Body and pay to the Holder such additional amounts as may be necessary in order that the net amount received by the Holder after such deduction shall equal each payment which would have been received by the Holder in the absence of such deduction; and the Corporation shall obtain and deliver to the Holder receipts in respect of the payment of Withholding Taxes.

2.2     MATURITY  DATE
Subject to Section 2.3, the Debenture shall mature and the principal hereof shall become payable on April 30, 2008.

2.3     REGISTRATION  OF  DEBENTURE
(1) The Corporation shall cause to be kept by and at the principal office of the Corporation in the City of Ronkonkoma a register in which shall be entered the names and latest known addresses of the holder of this Debenture and the other particulars, as prescribed by law, of the Debenture and of all transfers of the Debenture. Such registration shall be noted on the Debenture by the Corporation. No transfer of a Debenture shall be effective as against the Corporation unless made on the register by the Holder or its executors or administrators or other legal representatives or its or their attorney duly appointed by an instrument in form and execution reasonably satisfactory to the Corporation and upon compliance with such requirements as the Corporation may reasonably prescribe, and unless such transfer shall have been duly noted on such Debenture by the Corporation.

2.4     TRANSFER  OF  DEBENTURE
The rights of the Debenture shall be assignable in whole or in part, from time to time, by the Holder to any member of the Brascan Group of Companies, but shall not otherwise be assignable by the Holder without the Corporation's prior consent, acting reasonably.

2.5     OWNERSHIP  OF  DEBENTURE
(1) The Holder of the Debenture shall be deemed to be the owner thereof for all purposes and payment of or on account of the principal of a Debenture shall be made only to or upon the order in writing of the Holder thereof and such payment shall be a complete discharge to the Corporation and any paying agent for the amounts so paid.
(2) The Holder for the time being of any Debenture shall be entitled to the principal evidenced by such Debenture, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate Holder thereof (except any equities of which the Corporation is required to take notice by law) and all Persons may act accordingly and a transferee of a Debenture shall, after the Transfer Form is lodged with the Corporation and upon compliance with all other conditions contained in such Debenture or by law or by any policy of any regulatory body, be entitled to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous Holder thereof, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

2.6     EXCHANGE  OF  DEBENTURE
(1) The Debenture may be exchanged for Debentures in denomination of $100,000 and integral multiples thereof at the principal offices of the Corporation in the City of Ronkonkoma.
(2) Except as otherwise provided herein, upon any exchange of the Debenture for Debentures of any other authorized denominations and upon any transfer of Debentures, the Corporation or other registrar of Debentures may make a sufficient charge to reimburse it for any stamp tax, security transfer tax or other governmental charge required to be paid, and payment of such charge shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

2.7     REPLACEMENT  OF  DEBENTURE
If any Debenture shall become mutilated or be lost, stolen or destroyed and in the absence of notice that such Debenture has been acquired by a good faith purchaser within the meaning of the Business Corporations Act (Ontario), the Corporation will issue and deliver a new Debenture upon surrender and cancellation of the mutilated Debenture, or, in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same. In case of loss, theft or destruction, the applicant for a new Debenture shall furnish to the Corporation such evidence of such loss, theft or destruction as shall be satisfactory to the Corporation in its discretion and shall also furnish an indemnity in amount and form satisfactory to the Corporation in its sole discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any such new Debenture.


ARTICLE  3
PREPAYMENT

3.1     MANDATORY  REDEMPTION
Upon the closing of a Liquidity Event, the Holder shall, unless it has exercised its conversion rights described below with respect to all remaining indebtedness hereunder, be paid from the proceeds of such Liquidity Event all amounts owing under this Debenture.


3.2     PREPAYMENT  OF  OUTSTANDING  PRINCIPAL  AMOUNT
(1) The Corporation will have a right to prepay all or any portion of the outstanding principal amount of the Debenture at any time after the 18 month anniversary of the date hereof (the "PREPAYMENT OPTION"), subject to the requirement that the Corporation provide the Holder with 30 days prior written notice of its intention to exercise the Prepayment Option, including the prepayment amount and intended prepayment date.
(2) All prepayments pursuant to this section shall be made together with payment of all accrued and unpaid interest on the prepayment amount calculated to the prepayment date.


ARTICLE  4
CONVERSION

4.1     OPTIONAL  CONVERSION
(1) The conversion price for each Common Share to be issued upon the conversion of the Debenture (the "CONVERSION PRICE") shall be equal to 70% of the Current Market Price to a maximum of the Conversion Price Ceiling and a minimum of the Conversion Price Floor, unless such price shall have been adjusted as provided in this Article, in which case the Conversion Price shall mean the price as so adjusted and in effect at such time.
(2) Subject to and upon compliance with the provisions of this Article 4, the Holder of the Debenture shall have the right to convert such Debenture or any portion of the principal amount thereof which is $100,000 or an integral multiple of $100,000 into freely tradeable (subject to Rule 144 under the U.S. Securities Act of 1933 (the "U.S. SECURITIES ACT")) and fully paid and non-assessable Common Shares at the Conversion Price (an "OPTIONAL CONVERSION") upon the occurrence of any one of the following:
(a) at the Time of Expiry, provided that the Holder provides not less than five (5) Business Days advance notice to the Corporation of its intention to do so;
(b)     upon  an  Event  of  Default;
(c) upon the exercise by the Corporation of the Prepayment Option, provided that the Holder notifies the Corporation of its intent to do so within 30 days of the exercise date of the Prepayment Option by the Corporation;
(d)     if  the  Current  Market  Price  is equal to or exceeds $0.17 per Common
Share;
(e) if the Current Market Price is less than $0.17 per Common Share, with the approval of the board of directors of the Corporation, not to be unreasonably withheld; or
(f) upon the entering into of an agreement providing for a Liquidity Event, provided that the Optional Conversion, if exercised pursuant to this paragraph
(f), will only become effective upon completion of the Liquidity Event. The Corporation shall take all necessary steps to provide that such Common Shares are registered with the U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act in the United States of America, in accordance with the terms of the Registration Rights Agreement dated of even date herewith between the Corporation and the Holder.

4.2     MANNER  OF  EXERCISE  OR  DEEMED  EXERCISE  OF  RIGHT  TO  CONVERT
(1) The Holder of a Debenture wishing to convert such Debenture in whole or in part into Common Shares as an Optional Conversion shall surrender such Debenture to the Corporation at its principal office in the City of Ronkonkoma, together with written notice in form and substance satisfactory to the Corporation substantially in the form of Exhibit "2" annexed hereto, duly executed by the Holder, its executors, administrators, other legal representatives or its or their attorney duly appointed by an instrument in form and substance satisfactory to the Corporation, exercising its right to convert such Debenture in accordance with the provisions of this Article. Thereupon such Holder or, subject to payment of all applicable stamp taxes, security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Corporation, its nominee or assignee, shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in subsection 4.2(2)) as the registered holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions hereof and, as soon as practicable thereafter, the Corporation shall deliver to such Holder or, subject as aforesaid, its nominee or assignee a certificate for such Common Shares and, if applicable, a cheque for any amount payable under Section 4.5.
(2) For the purposes hereof, a Debenture shall be deemed to be surrendered for an Optional Conversion on the date (the "DATE OF CONVERSION") which is the date on which it is so surrendered in accordance with the provisions hereof and, in the case of a Debenture so surrendered by mail or other means of delivery, on the date on which it is received by the Corporation at its office specified in subsection 4.2(1), provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the Person entitled to receive Common Shares shall become the holder of record of such Common Shares as at the date on which such register is next reopened; and
(3) Any part, being $100,000 or an integral multiple thereof, of a Debenture may be converted as provided herein and all references in this Debenture to conversion of Debentures shall be deemed to include conversion of such parts. The Holder of any Debenture of which part only is converted shall, upon the exercise of its right of conversion, surrender such Debenture to the Corporation, and the Corporation shall cancel the same and shall forthwith issue and deliver to the Holder a new Debenture in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered.
(4) The Common Shares issued upon conversion shall rank only in respect of dividends declared in favour of holders of record of Common Shares on or after the Date of Conversion or such later date as such Holder shall become the holder of record of such Common Shares pursuant to subsection 4.2(2), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

4.3     ADJUSTMENT  OF  CONVERSION  PRICE
The Conversion Price (and the Conversion Price Ceiling and Conversion Price Floor) will be subject to adjustment from time to time in the events and in the manner provided as follows:
(1) If and whenever at any time after the date hereof, and prior to the Time of Expiry, the Corporation:
(i) issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of Common Shares as a stock dividend or other distribution (other than an issue of Common Shares to holders of Common Shares pursuant to a right granted to such holders to receive such Common Shares in lieu of dividends paid in the ordinary course);
(ii) subdivides its outstanding Common Shares into a greater number of Common Shares; or
(iii) consolidates its outstanding Common Shares into a smaller number of Common Shares, other than any Excluded Issuances (any of such events in clauses (i), (ii) and (iii) of this subsection being called a "COMMON SHARE REORGANIZATION"), then the Conversion Price (and the Conversion Price Ceiling and Conversion Price Floor) shall be adjusted effective immediately after the effective date or record date for the happening of a Common Share Reorganization, as the case may be, at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Conversion Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which will be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which will be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).
(2) If and whenever at any time after the date hereof, and prior to the Time of Expiry, the Corporation fixes a record date for the issue of rights, options or warrants to all or substantially all the holders of Common Shares (the "RIGHTS") under which such holders are entitled, during a period expiring not more than forty-five (45) days after the date of such issue (the "RIGHTS PERIOD"), to subscribe for or purchase Common Shares at a price per share to the holder (or at an exchange or conversion price per share during the Rights Period to the holder in the case of securities exchangeable for or convertible into Common Shares) of less than 95% of the price (the "CURRENT PRICE") which is equal to the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) immediately preceding such record date (any of such events being called a "RIGHTS OFFERING"), then the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) in effect on such record date by a fraction:
(i)     the  numerator  of  which  will  be  the  aggregate  of:
(1) the number of Common Shares outstanding as of the record date for the Rights Offering; plus
(2) a number determined by dividing (a) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered by (b) the Current Price of the Common Shares as of the record date for the Rights Offering, and
(ii) the denominator of which will be the number of Common Shares outstanding after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering. Any Holder who has exercised the right to convert Common Shares in accordance with this Article 4 during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering will, in addition to the Common Shares to which that Holder would otherwise be entitled upon such conversion, be entitled to that number of additional Common Shares equal to the difference between the shares received on such conversion and the shares that would have been received if the Conversion Price as adjusted for such Rights Offering pursuant to this subsection had applied when the Holder exercised the right to convert; provided that the provisions of Section 4.5 will be applicable to any fractional interest in a Common Share to which such Holder might otherwise be entitled under the foregoing provisions of this subsection. Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within five Business Days following the end of the Rights Period. To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Conversion Price will be readjusted to the Conversion Price which would then be in effect based on the number of Common Shares (or the securities convertible into or exchangeable for Common Shares) actually delivered on the exercise of such rights, options or warrants.
(3) If and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation fixes a record date for the issue or the distribution to all or substantially all the holders of Common Shares of (i) securities of the Corporation, including rights, options or warrants to acquire securities of the Corporation or any of its property or assets and including evidences of indebtedness or (ii) any property or other assets, including evidences of indebtedness, and if such issuance or distribution does not constitute a dividend paid in the ordinary course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a "SPECIAL DISTRIBUTION"), the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) shall be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) in effect on such record date by a fraction:
(i)     the  numerator  of  which  will  be:
(1) the product of the number of Common Shares outstanding on such record date and the Current Price of the Common Shares on such record date; less
(2) the excess, if any, of (a) the fair market value, as determined by action by the Corporation's board of directors (whose determination will be conclusive), to the holders of Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution over (b) the fair market value of the consideration received therefor by the Corporation from the holders of Common Shares, as determined by the Corporation's board of directors (whose determination will be conclusive); and
(ii) the denominator of which will be the product of the number of Common Shares outstanding on such record date and the Current Price of the Common Shares on such record date.
To the extent that any Special Distribution is not so made, the Conversion Price (and the Conversion Price Ceiling or Conversion Price Floor, as the case may be) will be readjusted effective immediately to the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) which would then be in effect based upon such securities or property or other assets as actually distributed.
(4) If and whenever at any time after the date hereof, and prior to the Time of Expiry, there is a reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities or other capital reorganization (other than a Common Share Reorganization), or a consolidation, amalgamation or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "CAPITAL REORGANIZATION"), a Holder who exercises the right to convert its Debenture into Common Shares pursuant to the Debenture then held after the effective date of such Capital Reorganization will be entitled to receive, and will accept for the same aggregate consideration in lieu of the number of Common Shares to which such Holder was previously entitled upon such conversion, the aggregate number of shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which such Holder was previously entitled upon conversion subject to adjustment thereafter in accordance with provisions the same, as nearly possible, as those contained in this Article 4. The Corporation will take all steps necessary to ensure that, on a Capital Reorganization, the Holder will receive the aggregate number of shares, other securities or other property to which they are entitled as a result of the Capital Reorganization.
Appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Article 4 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Article 4 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the conversion of any Debenture. Any such adjustment will be made by and set forth in an instrument supplemental hereto approved by action of the board of directors of the Corporation and will for all purposes be conclusively deemed to be an appropriate adjustment.
(5) If the purchase price provided for in any rights, options or warrants (the "RIGHTS OFFERING PRICE") referred to in subsections 4.3(2) or (3) is decreased, the Conversion Price (and the Conversion Price Ceiling or Conversion Price Floor, as the case may be) will forthwith be changed so as to decrease the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) to the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) that would have been obtained if the adjustment to the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) made under such subsections, as the case may be, with respect to such rights, options or warrants had been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this subsection will not apply to any decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution except to the extent that the resulting decrease in the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) under this subsection would be greater than the decrease, if any, in the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) to be made under the terms of this section by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price.
(6) In any case in which this section requires that an adjustment become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder's right to receive such additional Common Shares upon the occurrence of such event and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date on which such Holder would, but for the provisions of this subsection, have become the holder of record of such additional Common Shares pursuant to subsection 4.2(1).

4.4 RULES REGARDING CALCULATION OF ADJUSTMENT OF CONVERSION PRICE (OR THE CONVERSION PRICE CEILING OR CONVERSION PRICE FLOOR)
For  the  purposes  of  Section  4.3:
(1) The adjustments provided for in Section 4.3 are cumulative and will be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the remaining provisions of this section.
(2) No adjustment in the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) will be required unless such adjustment would result in a change of at least 1% in the prevailing Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be); provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.
(3) No adjustment in the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) will be made in respect of any event described in Section 4.3 if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if they had converted their Debentures prior to or on the effective date or record date of such event.
(4) If at any time a dispute arises with respect to adjustments provided for in Section 4.3, such dispute will be conclusively determined by the Corporation's auditors, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the Corporation's board of directors and any such determination will be binding upon the Corporation, the Holder and shareholders of the Corporation; such auditors or accountants will be given access to all necessary records of the Corporation.
(5) If the Corporation sets a record date to determine the holders of Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, legally abandons its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be) shall be made.
(6) In the absence of a resolution of the Corporation's board of directors fixing a record date for a Special Distribution or Rights Offering, the Corporation shall be deemed to have fixed as a record date therefor the date on which the Special Distribution or Rights Offering is effected.

4.5     NO  REQUIREMENT  TO  ISSUE  FRACTIONAL  SHARES
The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures. If more than one Debenture is surrendered for conversion at one time by the same Holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this section, be deliverable upon the conversion of any principal amount and, if applicable, accrued and unpaid interest, of Debentures, the Corporation shall, in lieu of delivering any certificate of such fractional interest, satisfy such fractional interest by paying to the Holder of such surrendered Debentures an amount in lawful money of Canada equal to the value of such fractional interest based upon the Current Market Price of the Common Shares on the Business Day preceding the Date of Conversion.

4.6     CORPORATION  TO  RESERVE  SHARES
     The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited) solely for the purpose of issue upon conversion of Debentures as provided herein, and conditionally issue to the Holder(s) who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. All Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

4.7     APPLICABLE  SECURITIES  LEGISLATION
     The Corporation will not, directly or indirectly, do any act or thing or, to the extent that it is able, permit any act or thing to be done, which would remove or deny any registration or prospectus exemption available under any applicable securities legislation with respect to the issuance of the Common Shares upon the exercise of the conversion rights contained in this Debenture. The Corporation undertakes to use its reasonable commercial efforts to obtain all necessary regulatory and corporate approvals to deliver the Common Shares within ten (10) days of receiving such conversion form set out in Exhibit "2".

4.8     CANCELLATION  OF  CONVERTED  DEBENTURES
     All Debentures converted in whole or in part shall be forthwith cancelled by the Corporation and, subject to subsection 4.2(3), no Debentures shall be issued in substitution therefor.

4.9     CERTIFICATE  AS  TO  ADJUSTMENT
     The Corporation shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.3, deliver a certificate to the Holder specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby, including the resulting Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be), and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.10     NOTICE  OF  SPECIAL  MATTERS
     The Corporation covenants that, so long as any Debentures remain outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in subsections 4.3(1), (2), (3) or (4) or a cash dividend (other than a dividend paid in the ordinary course) which may give rise to an adjustment in the Conversion Price (or the Conversion Price Ceiling or Conversion Price Floor, as the case may be), and such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days prior to the applicable record date.

4.11     TAXES  AND  CHARGES  ON  CONVERSION
     The Corporation will from time to time promptly pay or make provision for the payment of any and all taxes and charges that may be imposed by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) with respect to the issuance or delivery to the Holder of Common Shares pursuant to the terms of the Debentures.

4.12     ANTI-DILUTION  PROTECTION
     If at any time before this Debenture is converted into Common Shares, the Corporation issues:
(a)     any  Common  Shares;
(b)     securities  to  purchase  or  acquire  Common  Shares;  or
(c) securities convertible into or exchangeable for Common Shares, other than under Excluded Issuances, at or with an issue, exercise, conversion or exchange price (as the case may be, any such issue being a "DILUTIVE ISSUE") which is less than the then Conversion Price (regardless of whether the Debenture is then convertible), then at any such time, a Conversion Price Factor shall be calculated by the following formula:

          Conversion  Price  Numerator  =     PN  +  pn
                                              ---------
                                              N  +  n
          Conversion  Price  Factor  =  Conversion  Price  Numerator/P
where:     P     =     the  Conversion  Price in effect immediately prior to the
------     -     -     ---------------------------------------------------------
Dilutive  Issue
---------------

     N     =     the number of Common Shares of the Corporation, calculated on a
     -     -     ---------------------------------------------------------------
Fully  Diluted  Basis,  immediately  prior  to  the  Dilutive  Issue
--------------------------------------------------------------------

     p     =     the  issue, exercise, conversion or exchange price (as the case
     -     -     ---------------------------------------------------------------
may  be)  of  the  Dilutive  Issue
----------------------------------

     n     =     the  number  of  additional  Common  Shares  of the Corporation
     -     -     ---------------------------------------------------------------
issued  or issuable under the Dilutive Issue calculated on a Fully Diluted Basis
     ---------------------------------------------------------------------------

Each time the Holder has the right to and wishes to convert the Debenture in whole or in part, and one or more Dilutive Issues have occurred since the Date of Issue, both the Conversion Price and the Conversion Price Ceiling will be adjusted lower by multiplying each of the Conversion Price and the Conversion Price Ceiling by each consecutive Conversion Price Factor that was calculated at each Dilutive Issue.


ARTICLE  5
REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  THE  CORPORATION

5.1     GENERAL  REPRESENTATIONS
     The  Corporation  represents  and  warrants  to  the  Holder  that:
(a) the execution and delivery of this Debenture by the Corporation, the performance by the Corporation of its obligations hereunder and the consummation by the Corporation of the transactions contemplated hereby do not require any consent, approval or action of any federal, state, provincial, municipal, regulatory, administrative or governmental authority or court or self-regulatory body to whose jurisdiction the Corporation is subject or any party to any agreement, contract, mortgage, note or any other instrument to which the Corporation is a party or is subject or by which the Corporation may be bound, except which has been obtained;
(b) the Corporation is a corporation duly organized and validly subsisting in good standing under the laws of State of Delaware, has the corporate power and authority to own its property and to carry on its business as now being conducted by it, is duly qualified as a corporation to do business and is in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, has the corporate power and authority to execute, deliver and perform the terms and provisions of this Debenture, and has taken all necessary action to authorize the execution, delivery and performance of this Debenture, and when executed and delivered this Debenture will constitute a legal, valid and binding obligation of the Corporation;
(c) neither the execution nor delivery of this Debenture nor the transactions contemplated herein nor compliance with nor performance nor observance of the terms and provisions of this Debenture will:
(i) contravene any provision of law, statute, rule or regulation to which the Corporation is subject or any judgment, decree, order or permit applicable to it;
(ii)     contravene  the  Constating  Documents;  or
(iii) conflict with or result in a breach of or constitute a default under any agreement or instrument, written or oral, to which the Corporation is a party or by which it is bound; and
(d) the assets of the Corporation are located at the address of the Corporation set forth in Section 9.1 of this Debenture.

5.2     GENERAL  COVENANTS
The  Corporation  hereby  covenants  with  the  Holder  as  follows:
(a) the Corporation will duly and punctually pay or cause to be paid to the Holder the principal thereof and interest accrued on the Debentures (and, in case of default, interest on the amount in default) held by the Holder on the dates, at the places, and in the manner mentioned herein;
(b) the Corporation will furnish to the Holder a copy of the following financial statements and reports:
(i) monthly, within 45 days of the end of each month, internally-prepared consolidated financial statements for the Corporation and shall include a balance sheet and operating results;
(ii) annually, within 90 days of its fiscal year end, the audited financial statements for the Corporation prepared in accordance with GAAP consistently applied and shall include a balance sheet, operating results and cash-flow statement;
(iii) copies of all filings made by the Corporation with any securities commission, regulatory authority or stock exchange, at the same time as the filing thereof;
(iv) monthly, within 45 days of the end of each month, covenant compliance certificates signed by a senior officer of the Corporation; and
(v) such additional financial statements and information as and when reasonably requested by the Holder;
(c) the Corporation will duly and punctually perform and carry out all of the acts or things to be done by it, and perform all covenants required to be performed by it, as provided in this Debenture;
(d) the Corporation shall permit a representative of the Holder to inspect the Collateral and Collateral of Subsidiaries and the operations of the Corporation and its subsidiaries and for that purpose to enter to the premises of the Corporation and its subsidiaries and any other location where the Collateral and Collateral of Subsidiaries may be situated during reasonable business hours and upon reasonable notice;
(e)     the  Corporation  shall  and  shall  cause  its  subsidiaries  to:
(i) keep proper books of accounts and records covering all of its business and affairs on a current basis as well as accurate and complete records concerning the Collateral and Collateral of Subsidiaries;
(ii) notify the Holder promptly of any loss or damage to or any seizure of any significant portion of the Collateral or Collateral of Subsidiaries;
(iii) furnish the Holder with such information regarding the Collateral or Collateral of Subsidiaries and its value and location as the Holder may from time to time reasonably request;
(iv) permit a representative of the Holder, during reasonable business hours and upon reasonable notice, to inspect the books of account, records and documents of the Corporation and its subsidiaries and to make copies, extracts and summaries therefrom;
(v) permit the Holder or its representative to make inquiries of third parties for the purpose of verification of any of the foregoing; and
(f) the Corporation shall pay or reimburse the Holder for all costs and expenses of the Holder, its agents, officers and employees (including legal fees and disbursements on a solicitor and its own client basis) incurred with respect to:
(i) the preparation, perfection, execution and filing of this Debenture and each of the Security Agreements and Share Pledge Agreements (as each term is defined in the Subscription Agreement) and the filing of financing statement(s) and financing change statement(s) with respect to this Debenture and each of the Security Agreements and Share Pledge Agreements (as each term is defined in the Subscription Agreement);
(ii) any person engaged by the Holder to conduct an inspection under either of paragraph (d) or (e) above; and
(iii) dealing with other creditors of the Corporation and its subsidiaries in connection with the establishment, confirmation, amendment or preservation of the priority of the Holder in the Collateral and Collateral of Subsidiaries, such costs and expenses to be payable by the Corporation to the Holder on demand and to be added to and form part of the Obligations;
(g) the Corporation shall promptly notify the Holder in writing of the details of:
(i) any amendment to its articles, including by virtue of the filing of articles of merger or amendment, effecting a change in the name of the Corporation or any of its subsidiaries, provided that notice of any change in such name shall be given within two days so as to enable the Holder to amend any UCC filings as necessary;
(ii) any claim, litigation or proceeding before any court, administrative board or other tribunal which either does or could have a material adverse effect on the Collateral, Collateral of Subsidiaries or the Corporation and its subsidiaries;
(iii) any claim, lien, attachment, execution or other process or encumbrance made or asserted against or with respect to the Collateral or Collateral of Subsidiaries which either does or could have material adverse effect on the security interest of the Holder;
(iv) any transfer of the Corporation's interest in the Collateral (or a subsidiary's interest in the Collateral of Subsidiaries), whether or not permitted hereunder; or
(v) any material loss of or damage to the Collateral or Collateral of Subsidiaries, whether or not such loss or damage is covered by insurance;
(h) the Corporation shall keep the Collateral and shall cause its subsidiaries to keep the Collateral of Subsidiaries insured on a replacement-cost basis against loss or damage by fire, theft or other usual perils, in such amounts and with such insurers as the Holder may reasonably require from time to time. All policies in respect of such insurance will contain a loss payable clause naming the Holder as a named insured, and the Corporation assigns all proceeds of insurance on the Collateral to the Holder, subject to the rights of the Permitted Bank Financing as set forth in Article
7.3. The Corporation will, from time to time at the Holder's request, deliver such policies (or satisfactory evidence of such policies) to the Holder. If the Corporation does not obtain or maintain such insurance, the Holder may, but will have no obligation to do so. The Corporation will immediately reimburse the Holder for any amount so paid. The Corporation will promptly give the Holder written notice of any material loss or damage to all or any part of the Collateral or Collateral of Subsidiaries; and
(i) the Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, such number of its duly authorized Common Shares as shall be sufficient to give effect to the rights of conversion set forth in Article 4 of this Debenture. In order to ensure that the Corporation shall be able to satisfy the foregoing covenant at all times, the Corporation shall seek the approval of its shareholders to increase the authorized capital of the Corporation to a number of Common Shares as shall be sufficient for such purposes, such approval to be sought at such time as is necessary so as to enable the Holder to be able to exercise its rights of conversion set forth in
Article 4 within the time frames set forth in Article 4, it being acknowledged and agreed that the Holder shall also have the right, without diminishing any of the obligations of the Corporation under this paragraph, to require the Corporation to call a meeting of the Corporation's shareholders for the purposes of obtaining such approval of shareholders in the event that at any time, the Current Market Value falls below $0.07 per share, regardless of whether the Current Market Value thereafter rises.

5.3     SPECIFIC  COVENANTS
     The Corporation covenants and agrees with the Holder that so long as the Debenture is outstanding, it shall, and shall cause each of its subsidiaries to, except as may otherwise be agreed by the Holder in writing:
(a) use all sums advanced to it hereunder from time to time for the operations and working capital needs of the Corporation and its subsidiaries;
(b) preserve and maintain its corporate existence and will not (i) change its name or adopt any trade or fictitious name, (ii) merge, combine or consolidate with or into any other entity, (iii) restructure or reorganize in another state by merger or otherwise, (iv) reorganize into another form of business entity, or (v) make any other change which might otherwise make any financing statement filed hereunder materially misleading or make the location of filing of any financing statement filed hereunder inappropriate unless, in each case, it has received the prior written consent of the Holder;
(c)     pay all taxes, levies and similar assessments applicable to it when due;
(d) observe and perform all of the terms, covenants and conditions of every other agreement between the Corporation or any of its subsidiaries and the Holder;
(e) not change materially the nature of the business from that being carried on at the date hereof or carry out any material transaction outside the ordinary course of business;
(f) forthwith pay all Prior Claims when they become due, subject to the right of the Corporation to continue to negotiate pre-January 2002 vendor claims;
(g) give the Holder written notice of the occurrence of any Event of Default immediately upon becoming aware of the same;
(h) not amend the terms of any class of shares of the Corporation, make any other material change to the Constating Documents or make any material changes to the capitalization of the Corporation;
(i) not incur or repay any indebtedness in relation to the borrowing of money other than indebtedness specifically permitted hereunder or in favour of the Holder, except and excluding:
(i) any indebtedness arising from or relating to the Permitted Charges not exceeding $4,300,000 (for the Corporation and its susidiaries as a group) in principal plus interest and protective disbursements,
(ii) any other indebtedness previously disclosed in writing to and approved in writing by the Holder, and in such case the Corporation shall deliver written particulars thereof to the Holder as soon as possible after the incurrence or repayment of any such indebtedness, as aforesaid;
(j) except for Permitted Charges not exceeding $4,300,000 (for the Corporation and its susidiaries as a group) in principal plus interest and protective disbursements, not create, assume, incur or permit to exist any Charge ranking in priority to or pari passu with the security interests created by this Debenture and/or the Security Agreements and Share Pledge Agreements (as each term is defined in the Subscription Agreement);
(k) not sell, lease, assign, release, surrender or otherwise dispose of or part with possession of Collateral or Collateral of Subsidiaries or agree to do so, except the Corporation may, provided there is not an existing Event of Default nor an event which might become an Event of Default with the passage of time or the giving of notice or both, process, sell, lease and otherwise deal with the Collateral in the ordinary course of business;
(l) not acquire or dispose of any assets other than in the ordinary course of business;
(m) it shall not incur capital expenditures in excess of $250,000 in the aggregate (for the Corporation and its subsidiaries combined) for any fiscal year, unless such capital expenditures are otherwise agreed to in writing by the Holder;
(n) not guarantee, endorse or otherwise become liable for any obligations of another party, except in the ordinary course of business;
(o) not make loans to or investments in any third party, except in the ordinary course of business;
(p) invest the proceeds of the Debentures in cash or cash-equivalent securities until such proceeds are required for operating or working capital purposes;
(q) not be liable to any Operating Lender other than in respect of indebtedness secured by the Operating Line Security without the prior written approval of the Corporation, except for indebtedness which will be applied first to repay all amounts owing hereunder in full and then for refinancing the existing credit facilities;
(r) not enter into any non-arms-length transactions without the Holder's prior written consent, which may be unreasonably withheld;
(s) not declare or pay any dividend, nor make any other distribution, on any outstanding shares in its capital stock without the Holder's prior written consent;
(t) all Common Shares which shall be issued upon an Optional Conversion shall be issued as fully paid and non-assessable in the capital of the Corporation;
(u) at all times maintain its corporate existence and will carry on and conduct its business in a proper and efficient manner; provided, however, that nothing herein contained shall prevent the Corporation from ceasing to operate any business or property if, in the opinion of its board of directors, it shall be advisable and in the best interests of the Corporation to do so;
(v) at all times, so long as any Debentures remain outstanding and may be converted, keep open the register of Debentures and the transfer registers for the Common Shares and will not take any action which would have the effect of preventing the Holder from converting any of the Debentures or receiving any of the Common Shares upon such conversion;
(w) make all requisite filings, including filings with appropriate securities commissions and stock exchanges, in connection with the creation and sale of the Debenture, the conversion thereof and the issue or transfer of the underlying Common Shares;
(x) generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided herein;
(y) use its best efforts to comply with, satisfy and fulfil promptly all prerequisites, conditions and requirements imposed by or arising out of legal, regulatory and administrative requirements applicable to the Corporation with respect to the consummation of the transactions contemplated hereby, including filing or causing to be filed all documents, certificates, opinions, forms or undertakings required to be filed by the Corporation in connection with the purchase and sale of the Debenture and the issuance of the Common Shares in accordance with the terms of the Debenture; and
(z) use its commercially reasonable best efforts to maintain trading of the Corporation's Common Shares on the NASDAQ Over-the-Counter Bulletin Board or on a Senior Stock Exchange.

5.4     PERFORMANCE  OF  COVENANTS  BY  THE  HOLDER
     The Holder may, in its sole discretion and upon 15 days prior written notice to the Corporation, perform any covenant of the Corporation under this Debenture that the Corporation fails to perform and that the Holder is capable of performing, including any covenant the performance of which requires the payment of money; provided that the Holder will not be obligated to perform any such covenant on behalf of the Corporation. No such performance by the Holder will require the Holder further to perform the Corporation's covenants nor relieve the Corporation from any default or operate as a derogation of the rights and remedies of the Holder under this Debenture. The Corporation agrees to indemnify and to reimburse the Holder for all costs and expenses incurred by the Holder in connection with the performance by it of any such covenant, and all such costs and expenses shall be payable by the Corporation to the Holder on demand and shall be added and form part of the Obligations.


ARTICLE  6
SECURITY  INTEREST

6.1     GRANT  OF  SECURITY  INTEREST,  DESCRIPTION  OF  COLLATERAL
     As continuing collateral security for the due and timely payment and performance by the Corporation of the Obligations, the Corporation hereby mortgages, charges, pledges, assigns, transfers and sets over to the Holder and grants to the Holder a general and continuing security interest in the Collateral, which shall include but not be limited to:
(a) all accounts, payment intangibles, debts, amounts, chattel paper and electronic chattel paper, contract rights, commercial tort and other claims, choses in actions and monies which now are, or which may at any time hereafter become, due or owing to or owned by the Corporation, whether or not earned by performance, including any and all accounts receivable arising or resulting from the sale, lease, use, assignment or other disposition of any property described in this section; all securities, letters of credit, letter of credit rights, bank accounts, deposit accounts, mortgages, bills, notes, instruments and documents now held or owned, or which may be hereafter taken, held or owned, by or on behalf of the Corporation, in respect of any of the foregoing or otherwise;
(b) all present and future agreements made between the Corporation as secured party and others which evidence both a monetary obligation and security interest in or a lease of specific goods;
(c) all books of accounts and other books, invoices, writings, letters, papers and other documents whether in written, magnetic, electronic or other form, relating to or being records of the Collateral or by which any of the Collateral is secured, evidenced, acknowledged or made payable;
(d) all writings now or hereafter owned by the Corporation, each of which writing purports to be issued by or addressed to a bailee and purports to cover such goods and chattels in the bailee's possession as are identified or fungible portions of an identified mass, whether such goods and chattels are inventory or equipment and which writing is treated in the ordinary course of business as establishing that the person in possession of such writing is entitled to receive, hold and dispose of such writing and the goods and chattels it covers, and further, whether such writing is negotiable in form or otherwise, including bills of lading and warehouse receipts;
(e) all equipment now owned or hereafter acquired by the Corporation, including all machinery, fixtures, plant, tools, furniture, chattels, vehicles of any kind or description including motor vehicles, parts, accessories, installed in or affixed or attached to any of the foregoing, all purchase warranties and claims, drawings, specifications, plans and manuals relating thereto, any equipment specified as equipment of the Corporation and other tangible personal property which is not inventory;
(f) all present and future bills, notes and cheques (as such terms are defined pursuant to the New York Uniform Commercial Code) of the Corporation, and all of the writing and evidence a right to the payment of money and are of a type that in the ordinary course of business are transferred by delivery and all letters of credit and advices of credit provided that such letters of credit and advices of credit state that they must be surrendered upon claiming payment thereof;
(g) subject to Section 6.5, all general intangibles now owned or hereafter acquired by the Corporation and which is not accounts, including all contractual rights, insurance claims, goodwill, licenses, inventions, franchises, designer rights, know-how processes and formulae, patents, patent applications, trade-marks, trade names, copyrights and other intellectual or industrial property of the Corporation, whether registered or not and whether under license or otherwise, tax refunds and claims and all choses in action of the Corporation of every kind, whether due or owing at the present time or hereinafter to become due or owing;
(h) all goods, chattels and inventory of the Corporation including all merchandise, raw materials, work in process, finished goods, goods held for sale, resale or lease or that have been leased or that are to be, or have been furnished under a contract of service, and goods used in or procured for packing or packaging;
(i)     all  money  now  or  hereafter  owned  by  the  Corporation;  and
(j) all present and future securities held by the Corporation, including investment property, stock, shares, options, rights, warrants, joint venture interests, interests in limited partnerships, trust units, bonds, debentures and all other documents which constitute evidence of a share, participation or other interest of the Corporation in property or in an enterprise or which constitute evidence of an obligation of the issuer (including an uncertificated security), together with all accretions thereto, all substitutions therefor, all dividends and income derived therefrom and all rights and claims in respect thereof.

6.2     PROCEEDS
     The Security Interest shall extend to all proceeds (other than consumer goods) of the Collateral.


6.3     ATTACHMENT
     The Corporation hereby acknowledges that value has been given by the Holder for the granting of the Security Interest, that the Corporation has rights in the Collateral (other than future and hereafter acquired Collateral), and that the parties have agreed not to postpone the time for attachment of the Security Interest.

6.4     EXCEPTION  RE  CONTRACTUAL  RIGHTS,  LICENSES,  ETC.
     To the extent that the Security Interest would constitute a breach or cause the acceleration of any agreement, lease, contractual right, license, approval, privilege, franchise or permit to which the Corporation is a party, the Security Interest shall not attach thereto but the Corporation shall hold its interest therein in trust for the Holder and shall grant a security interest in such agreement, contractual right, license or permit to the Holder forthwith upon obtaining the appropriate consents to the creation of such security interest. The Corporation agrees to use commercially reasonably efforts to obtain any such consent from time to time requested by the Holder.

6.5     AMALGAMATION
     In the event that the Corporation shall amalgamate or merge with any other corporation or corporations:
(a) the term "Corporation" wherever used herein shall extend to and include each of the amalgamating corporations and the amalgamated corporation and the indebtedness, obligations, and liabilities of each of them shall be included in the Obligations; and
(b) the Security Interest shall extend to and the Collateral shall include all the property and assets of each of the amalgamating corporations and the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired.


ARTICLE  7
RESTRICTIONS  ON  DISPOSITIONS  OF  COLLATERAL

7.1     GENERAL  RESTRICTIONS
     Except as herein expressly provided, the Corporation shall not, without the prior written consent of the Holder:
(a) create, allow to be created, assume or suffer to exist any encumbrance upon the Collateral ranking or purporting to rank in priority to or pari passu with the Security Interest;
(b)     sell, lease, assign or otherwise dispose of or deal with the Collateral;
or
(c)     release,  surrender  or  abandon  possession  of  the  Collateral.
Save as herein otherwise expressly provided, nothing herein shall be construed as constituting an express or implied subordination or postponement of the Security Interest.

7.2     PERMITTED  DISPOSITIONS
     This Debenture and the Security Interest shall in no way hinder or prevent the Corporation, without the prior written consent of the Holder, at any time or from time to time until an Event of Default shall have occurred and the Security Interest shall become enforceable:
(a) from collecting and, where necessary, enforcing the collection of any and all amounts due or to become due to the Corporation under any account; or
(b) from selling, leasing, licensing, consigning or otherwise disposing of inventory or of any obsolete, worn out, damaged or otherwise unsuitable equipment forming part of the Collateral in the ordinary course of the Corporation's business and for the purpose of carrying on the same.

7.3     PERMITTED  BANK  FINANCING
     Notwithstanding the provisions of Section 7.1, this Debenture and the Security Interest shall in no way hinder or prevent the Corporation, without the prior written consent of the Holder, provided that no Event of Default shall have then occurred and be continuing, from assigning, pledging, selling, or granting a security interest, in (whether by way of floating charge or otherwise) the Collateral to any Operating Lender for the Operating Line Security and such security interest, whether given before or after the execution and delivery of this Debenture, shall rank in priority to the Security Interest.


ARTICLE  8
DEFAULT  AND  ENFORCEMENT

8.1     EVENTS  OF  DEFAULT
     Each of the following events is hereinafter sometimes referred to as an "EVENT OF DEFAULT":
(a) if the Corporation makes default in payment of the principal hereof when due and payable, or to pay interest, fees or other Obligations when due and payable which is not remedied within five Business Days after notice in writing has been given by the Holder to the Corporation;
(b) if the Corporation or Knogo North America Inc. shall neglect to observe or perform any other covenant or condition contained in the Debenture or the Security Agreement executed and delivered by Knogo North America Inc. on its part to be observed or performed (other than a covenant or condition specified in Section 8.1(a)) and, after notice in writing has been given by the Holder to the Corporation specifying such default and requiring the Corporation to put an end to the same, the Corporation shall fail to make good such default within a period of 15 Business Days, unless the Holder (having regard to the subject matter of the default) shall have agreed in writing to a longer period, and in such event, within the period agreed to in writing by the Holder;
(c) if the Corporation or any subsidiary shall make a general assignment for the benefit of its creditors, or shall become insolvent or be declared or adjudged bankrupt, or if a liquidator, trustee in bankruptcy, receiver, receiver and manager or any other officer with similar powers shall be appointed to the Corporation or any subsidiary or of all of its property or any material part thereof, or if the Corporation or any subsidiary shall propose a compromise, arrangement, or reorganization under applicable legislation of any jurisdiction providing for the reorganization or winding-up of corporations or business entities or providing for an agreement, composition, extension or adjustment with its creditors; or the Corporation or any subsidiary shall admit in writing its inability to pay its debts generally as they become due or shall take corporate action in furtherance of any of the aforesaid purposes;
(d) if an order shall be made or effective resolution passed for the winding-up or liquidation of the Corporation or any subsidiary, except in the case of voluntarily winding-up or liquidating a subsidiary of the Corporation in a voluntary transaction pursuant to which substantially all of the assets of such subsidiary are transferred to the Corporation or another subsidiary of the Corporation;
(e) if the Corporation or any subsidiary shall make default beyond any period of grace provided with respect thereto in the payment of the principal of, or part thereof, or interest or premium on, any indebtedness in excess of $100,000 or observance of any term, agreement or condition in respect of such indebtedness and the effect of such default is to accelerate the payment of such indebtedness or to permit the holder or holders of such indebtedness (or trustee on behalf of such holder or holders) to accelerate the payment of such indebtedness, and such acceleration shall not be rescinded or annulled or such event of default shall not be remedied or cured, whether by payment or otherwise, by the Corporation or the subsidiary or waived by the holders of such indebtedness, within 30 days after such acceleration shall have occurred;
(f) an encumbrancer, whether permitted or otherwise, takes possession of any significant portion of the Collateral or Collateral of Subsidiaries;
(g) an order is made or legislation enacted for the expropriation, confiscation, forfeiture, escheating or other taking or compulsory divestiture, whether or not with compensation, of all or a significant portion of the Collateral or Collateral of Subsidiaries unless the same is being actively and diligently contested by the Corporation in good faith, the Corporation shall have provided to the Holder such security therefor as it may reasonably require and such order or legislation shall have been vacated, lifted, discharged, stayed or repealed within 30 days from the date of being entered, pronounced or enacted, as the case may be;
(h) any process of a court, execution, attachment, garnishment, distress or analogous process is issued or levied or becomes enforceable or is enforced against any significant portion of the Collateral or Collateral of Subsidiaries unless the same is being actively and diligently contested by the Corporation in good faith, the Corporation shall have provided to the Holder such security therefor as it may reasonably require and such court process, execution, attachment, garnishment, distress or analogous process shall have been vacated, lifted, discharged or stayed within 30 days after being entered, commenced or levied, as the case may be;
(i) the Corporation or Knogo North America Inc. ceases or threatens to cease to carry on its business, commits an act of bankruptcy, becomes insolvent, proposes a compromise or arrangement to its creditors or makes an unauthorized sale in bulk of its assets;
(j) Peter Murdoch ("MURDOCH") ceases hold the position of President and Chief Executive Officer of the Corporation as a result of: (i) the board of directors of the Corporation removing Murdoch from such office other than for cause at law, (ii) the board of directors of the Corporation not appointing Murdoch to hold such office other than as a result of any prior act or omission of Murdoch constituting cause at law; or (iii) Murdoch voluntarily resigning from such positions;
(k) the Current Market Price falls below $0.03 per Common Share, subject to adjustment in accordance with Section 4.3 hereof, regardless of whether the Current Market Value thereafter rises;
(l) any Person or group of two or more Persons acting jointly or in concert becoming the beneficial owner, directly or indirectly, of Common Shares representing more than 50% of the combined voting power of the Corporation's then outstanding voting securities calculated on a partially diluted basis assuming the conversion or exchange of all securities exchangeable or convertible into Common Shares (but excluding the issuance of out-of-the-money and unvested securities under all Incentive Compensation Plans);
(m) the completion of any transaction or series of any related transactions to which the Corporation is a party or subject involving an amalgamation, merger, plan of arrangement, reorganization, consolidation or other business combination (unless with a wholly-owned subsidiary), without the prior written approval of the Holder;
(n) any representation, warranty or certification made under this Debenture or in the Subscription Agreement proves to have been incorrect in a material respect at the time made;
(o)     if  the  Corporation is unable to deliver the requisite number of Common
Shares on an exercise of the Holder's right of conversion in Article 4 of this Debenture by virtue of a limit on the authorized capital of the Corporation or otherwise;
(p) the completion of a sale, transfer or conveyance of all of the property, assets and undertaking of the Corporation and its subsidiaries as an entirety or substantially as an entirety to a Person acting at arm's length to the Corporation;
(q)     the  Corporation's  corporate  charter  expires  or  is  revoked;
(r) for so long as the unpaid amount due and owing under the Debenture is $250,000 or more, Murdoch or Saburah Investments Inc. ("SABURAH") sells, transfers, pledges or otherwise conveys, directly or indirectly, any Common Shares during the first year that the Debenture is outstanding and thereafter, in excess of 1,500,000 Common Shares (for Murdoch and Saburah together) in any successive year that the Debenture is outstanding, save and except that if the Holder partially converts pursuant to Article 4 hereof and sells any of the Common Shares acquired pursuant to such conversion, Murdoch and/or Saburah shall be entitled to sell, transfer or otherwise convey, up to that number of shares of the Corporation equal to the number of Common Shares sold by the Holder;
(s) for so long as the unpaid amount due and owing under the Debenture is $250,000 or more, Robert Furst ("FURST") sells, transfers, pledges or otherwise conveys, directly or indirectly, in excess of 1,500,000 Common Shares during the first year that the Debenture is outstanding and thereafter, in excess of 3,000,000 Common Shares in any successive year that the Debenture is outstanding, save and except that if, at any time prior to the Maturity Date, Furst holds less than 10% of the issued and outstanding Common Shares, calculated on a non-diluted basis, then such restrictions on the sale of Common Shares shall cease to apply; or
(t) if Murdoch, Saburah or Furst sells, transfers, pledges or otherwise conveys, directly or indirectly, any Common Shares which transaction results in Murdoch, Saburah and Furst as a group, holding less than 50.01% of the then issued and outstanding Common Shares, unless at the time of the transaction, the Company shall have increased its authorized capital and set aside and reserved for issuance an aggregate 71,666,667 Common Shares to be issued on conversion of the Debenture (regardless of whether the Debenture is then convertible) and exercise of the Warrants.

8.2     NOTICE  OF  EVENTS  OF  DEFAULT
     If an Event of Default shall occur and is continuing the Corporation shall, within two Business Days after it becomes aware of the occurrence of such Event of Default, give notice thereof to the Holder.
     Where notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Corporation to the Holder within two Business Days after the Corporation becomes aware that the Event of Default has been cured.

8.3     ACCELERATION  ON  DEFAULT
     If any Event of Default has occurred and is continuing, the Holder may in its discretion, by notice in writing to the Corporation declare the principal amount of the Debenture held by such Holder and any other monies payable hereunder to be due and payable and the same shall forthwith become immediately due and payable to such Holder, anything herein contained to the contrary notwithstanding, provided however, that if the only Event of Default is the event set forth in Article 8.1(k), the Debenture shall not be immediately payable but shall instead be payable in ninety (90) days from the date of the initial Event of Default.

8.4     REMEDIES
     Upon the occurrence of an Event of Default, the Security Interest shall immediately become enforceable and the Holder may, forthwith or at any time thereafter and without notice to the Corporation except as required by the UCC or by this Debenture,:
(a) commence legal action to enforce payment or performance of any or all of the Obligations;
(b) make payments to discharge any claim, lien, mortgage, security interest, charge or other encumbrance on properties on which either the Corporation or the Holder may hold charges or encumbrances (whether or not ranking in priority to the Security Interest);
(c) enter upon, use and occupy any and all premises owned, leased or occupied by the Corporation where the Collateral may be located;
(d) take immediate possession of all or any part of the Collateral and require the Corporation to assemble or deliver possession of the Collateral at a location or locations specified by the Holder, with power to exclude the Corporation, its officers, directors and agents therefrom;
(e) appoint or reappoint by instrument in writing any person to be an agent or any person to be a receiver, manager or receiver and manager (herein called a "RECEIVER") of the Collateral and to remove any Receiver so appointed and to appoint another if the Holder so desires;
(f) notify the account debtors or obligors under any accounts of the assignment of such accounts to the Holder and direct such account debtors or obligors to make payment of all amounts due or to become due to the Corporation thereunder directly to the Holder and give valid and binding receipts and discharges therefor and in respect thereof and, upon such notification and at the expense of the Corporation, enforce collection of any accounts, and adjust, settle, or compromise the account or payment thereof in the same manner and to the same extent as the Corporation might have done and endorse the Corporation's name on any checks or other form of payment;
(g) enjoy and exercise all of the rights and remedies of a secured party under the UCC;
(h) file such proofs of claim or other documents as may be necessary or desirable to have its claim lodged in any bankruptcy, winding-up, liquidation, dissolution or other proceedings (voluntary or involuntary) relating to the Corporation;
(i) preserve, protect and maintain the Collateral and made such replacements thereof and additions thereto as the Holder shall deem advisable;
(j) sell, consign, lease or otherwise dispose of all or any part of the Collateral whether by public or private sale, consignment or lease or otherwise and on any terms so long as the disposition generally is commercially reasonable, including terms that provide time for payment on credit; provided that:
(i) neither the Holder nor any Receiver will be required to sell, consign, lease or dispose of the Collateral, but may peaceably and quietly take, hold, use, occupy, possess and enjoy the Collateral without molestation, eviction, hindrance, or interruption by any other person or persons whomsoever for such period of time as is commercially reasonable;
(ii) the Holder or any Receiver may dispose of all or any part of the Collateral in the condition in which it was on the date possession of it was taken, or after any commercially reasonable repair, processing or preparation for disposition, it being acknowledged and agreed to by the Corporation that the Holder may be a purchaser of all or part of the Collateral;
(iii) the Holder or any Receiver may convey, transfer or assign to a purchaser or purchasers the title to any of the Collateral so sold; and
(iv) the Corporation will be entitled to be credited with the actual proceeds of any such sale, consignment, lease or other disposition only when such proceeds are received by the Holder or Receiver in cash.

8.5     POWERS  AND  DUTIES  OF  RECEIVER
     Any  Receiver  appointed  hereunder:
(a) shall, subject to the provisions of the instrument appointing it, have all of the powers of the Holder hereunder, together with:
(i) the power to carry on the business of the Corporation or any part thereof;
(ii) the power to borrow money in the Corporation's name or in the Receiver's name; and
(iii) the power to grant security interests in the Collateral in priority to the Security Interest as security for the money so borrowed; and
(b) shall be deemed to be the agent of the Corporation for the purpose of establishing liability for the acts or omissions of the Receiver and the Holder shall not be liable for such acts or omissions.
     The Corporation hereby irrevocably authorizes the Holder from time to time after appointment of any receiver to give instructions to the Receiver relating to the performance relating to the Receiver's duties and to fix the remuneration of the Receiver in connection therewith.

8.6     OTHER  REMEDIES
     The remedies provided in Section 8.4 are cumulative and in addition to (and not in substitution for, exclusive of nor dependent on) any other remedies contained herein or in any existing or future security document granted by the Corporation to the Holder and to all other remedies existing at law or in equity or by statute.

8.7     RESTRICTIONS  ON  CORPORATION
     Upon the Holder taking possession of the Collateral or the appointment of a Receiver, all the powers, functions, rights and privileges of the Corporation or any officer, director, employee or agent of the Corporation with respect to the Collateral shall, to the extent permitted by law, be suspended unless specifically continued by the written consent of the Holder; however, all other powers, functions, rights and privileges of the Corporation or any officer, director, employee or agent of the Corporation shall be unaffected by such events.

8.8     INDULGENCES  AND  RELEASES
     Either the Holder or Receiver may grant extensions of time and other indulgences, take and give up or abstain from perfecting or taking advantage of securities, except compositions, compound, compromise, settle, grant releases and discharges, release any part of the Collateral to third parties and otherwise deal with the Corporation, debtors of the Corporation, surety and others and with the Collateral and other security as the Holder or such Receiver may see fit without prejudice to the liability of the Corporation under the Obligations or the right of the Holder and such Receiver to hold the Collateral and realize upon the Security Interest.

8.9     EXPENSES  OF  ENFORCEMENT
     The Corporation agrees to indemnify the Holder for all costs and expenses of the Holder, its agents, advisers and consultants (including legal fees and disbursements on a solicitor and its own client basis) incurred with respect to the exercise by the Holder of any of its rights, remedies and powers under this Debenture (including costs and expenses relating to the custody, preservation and realization of the Collateral, the remuneration of the Receiver and all costs and expenses incurred by the Receiver in performing its functions under its appointment), and such costs and expenses shall be added to and form part of the Obligations and may be deducted from the proceeds of realization of the Collateral as provided for in Section 8.10 below.

8.10     APPLICATION  OF  MONIES
     Subject to the requirements of the UCC, all money or other proceeds of realization collected or received by the Holder or any Receiver upon the realization of the Security Interest or on exercise of any other rights or remedies herein contained with respect to the Collateral shall be applied on account of the Obligations in such manner as the Holder deems best or, at the option of the Holder, may be held unapportioned in a collateral account or released to the Corporation, all without prejudice to the liability of the Corporation or the rights of the Holder hereunder. The balance of such proceeds, if any, shall be paid in accordance with the UCC and any other applicable law.

8.11     CARE  AND  DILIGENCE
     Absent any gross negligence or intentional misconduct of the Holder, the Holder shall not be responsible for any failure of the Holder or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any Collateral or Collateral of Subsidiaries, including, but not limited to, any neglect, delay, omission, failure or refusal of the Holder (i) to take or prosecute any action for the collection of any of the Obligations, or (ii) to foreclose, or initiate any action to foreclose, or once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Obligations.

8.12     LIABILITY  FOR  DEFICIENCY
     If the proceeds of realization received by or on behalf of the Holder from the disposition of the Collateral or Collateral of Subsidiaries are not sufficient to satisfy the Obligations in full, the Corporation shall be liable to pay such deficiency to the Holder forthwith on demand.

8.13     SET  OFF
     Without in any way limiting any other rights or remedies available to the Holder, the Holder shall have the right (but shall not be obligated), at any time and from time to time after the occurrence of an Event of Default and without notice to the Corporation (such notice being expressly waived by the Corporation), to set off against the Obligations or any of them deposits (general or special) or monies held by the Holder or any other indebtedness owing by the Holder to, or held by, the Holder for the credit of, the Corporation, regardless of the currency in which such indebtedness is denominated and notwithstanding that such indebtedness is not then due.

8.14     WAIVER
     The Corporation hereby waives diligence, presentment, protest, notice of protest, notice of dishonour and notice of non-payment of this Debenture, and specifically consents to and waives notice of any renewal or extension of this Debenture. No delay by the Holder in exercising any power or privilege hereunder, nor the single or partial exercise of any power or privilege hereunder, shall preclude any other or further exercise thereof, or the exercise of any other power or privilege hereunder. The Corporation waives the posting of any bond that might be required in connection with the Holder's exercise of its rights and remedies.

8.15     IMMUNITY  OF  SHAREHOLDERS,  DIRECTORS  AND  OTHERS
     The Holder waives and releases any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director, officer, employee or agent of the Corporation or of any Successor Corporation for the payment of the principal of any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation contained herein.


ARTICLE  9
NOTICES

9.1     NOTICES
     All notices and other communications required or permitted pursuant to or in relation to this Debenture shall be in writing and shall be:
(a) personally served upon the Corporation or upon the Holder, as the case may be, in which case such notice or other communication shall conclusively be deemed to have been given to the addressee at the time of service; or
(b) delivered by reputable overnight courier, freight prepaid, or by facsimile to the addressee at the following respective addresses or facsimile numbers, as the case may be:

(i)     For  the  Corporation

Sentry  Technology  Corporation
1881  Lakeland  Avenue
Ronkonkoma,  NY  11779  USA
Attention:  Peter  Murdoch
Fax  No.  (631)  739-2144

with  a  copy,  which  shall  not  constitute  notice,  to:

Mark  S.  Haltzman  and  Associates
One  Belmont  Avenue
Suite  402
Bala  Cynwyd,  PA  19004
Attention  Mark  S.  Haltzman
Fax  No.  (610)  669-1915

(ii)     For  the  Holder:

Brascan  Technology  Fund
BCE  Place
181  Bay  Street
Suite  300,  P.O.  Box  771
Toronto  ON   M5J  2T3
Attention:  Mr.  Stephen  Adams
Fax  No.  (416)  446-0050

with  a  copy,  which  shall  not  constitute  notice,  to:

Goodman  and  Carr  LLP
200  King  Street  West
Suite  2300
Toronto  ON   M5H  3W5
Attention:  Ms.  Jenny  Chu  Steinberg
Fax  No.:  (416)  595-0567

in which case such notice shall conclusively be deemed to have been given to the addressee thereof on the next Business Day.

Each party hereby may, from time to time, by notice to the other parties, change its address for service.

9.2     MAIL  SERVICE  INTERRUPTION
     If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Holder or to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally in accordance with Section 9.1.


ARTICLE  10
SUCCESSOR  CORPORATIONS

10.1     CERTAIN  REQUIREMENTS
     The Corporation shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of such amalgamation or merger, of the continuing company resulting therefrom unless, and may do so if:
(i) such other person or continuing corporation is a corporation (herein called the "SUCCESSOR CORPORATION") incorporated under the laws of the United States or Canada or any state or province thereof;
(ii) the Successor Corporation shall execute, prior to, contemporaneously with or forthwith after the consummation of such transaction an instrument supplemental hereto and such other instruments as are necessary or advisable to evidence the assumption by the Successor Corporation of the liability for the due and punctual payment of all the Debentures and all other amounts payable hereunder and the covenant of the Successor Corporation to pay the same and its agreement to observe and perform all of the covenants and obligations of the Corporation under this Debenture;
(iii) such transaction shall, to the satisfaction of the Holder acting reasonably, be upon such terms as substantially to preserve and not to impair in any material respect the rights and powers of the Holder hereunder; and
(iv) no condition or state of facts shall exist as to the Corporation or the Successor Corporation, either at the time of or immediately before or after the consummation of any such transaction and after giving full effect thereto or immediately after the Successor Corporation complying with the provisions of clause (b) above, that constitutes or would constitute after notice or lapse of time or both, an Event of Default.

10.2     VESTING  OF  POWERS  IN  SUCCESSOR
     Whenever the conditions of Section 10.1 shall have been duly observed and performed, the Holder shall execute and deliver the supplemental instrument provided for in Section 10.1 and thereupon the Successor Corporation shall be bound by the covenants and obligations of the Corporation under this Debenture and shall possess and from time to time exercise each and every power of the Corporation under this Debenture in the name of the Corporation or otherwise, and any act or proceeding by any provision of this Debenture required to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the directors or officers of the Successor Corporation.


ARTICLE  11
GENERAL  PROVISIONS

11.1     FURTHER  ASSURANCES
     The Corporation shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, deeds, mortgages, transfers, assurances or other documents as the Holder shall reasonably require to give effect to or preserve and perfect the Security Interest in the Collateral intended to be granted to the Holder hereunder, or any security interest the Corporation may hereafter grant or become bound to grant to the Holder for the purpose of accomplishing and effecting the intention of this Debenture. The Corporation hereby irrevocably appoints the Holder to be the attorney of the Corporation, coupled with an interest, with full power of substitution, for and in the name of the Corporation to execute and to do any deeds, documents, transfers, demands, assignments, assurance, consents and things which the Corporation is obliged to sign, execute or do hereunder.

11.2     TERM
     This Debenture shall become effective according to its terms immediately upon the execution hereof by the Corporation and shall continue as security for the Obligations until all of the Obligations are paid and performed in full and this Debenture is terminated.

11.3     NON-SUBSTITUTION
     This Debenture and the Security Interest are in addition to and not in substitution for any other agreement made between the Holder and the Corporation or any other security granted by the Corporation to the Holder whether before or after the execution of this Debenture.

11.4     NO  MERGER
     Neither the taking of any action suit or proceeding, judicial or extra-judicial nor the exercise of any power of seizure or disposition shall extinguish the liability of the Corporation to pay and perform the Obligations nor shall the acceptance of any payment or alternate security constitute or create any novation. No covenant, representation or warranty of the Corporation herein shall merge in any judgment.

11.5     ENTIRE  AGREEMENT
     There are no representations, agreements, warranties, conditions, covenants or terms, express or implied, collateral or otherwise, affecting this Debenture or the Security Interest or the Corporation's obligations and liabilities hereunder other than express herein.

11.6     TIME  OF  ESSENCE
     Time  shall  be  of  the  essence  in  this  Debenture  in  all  respects.

11.7     DISCLOSURE  OF  INFORMATION  RE  CORPORATION
     The Corporation agrees that the Holder may provide from time to time such information concerning this Debenture, the Collateral and the Obligations to such persons as the Holder in good faith believes are entitled to the same under the UCC.

                                   EXHIBIT "1"
                                FORM OF TRANSFER
RE:  CONVERTIBLE  DEBENTURE  OF SENTRY TECHNOLOGY CORPORATION DUE APRIL 30, 2008

For value received, the undersigned hereby assigns and transfers unto ______________________________________ of _____________________________________
$ of the principal amount of the within Debenture registered in the name of the undersigned on the books of SENTRY TECHNOLOGY CORPORATION (the "CORPORATION") including the rights thereunder to the accrued and unpaid interest on such principal amount and hereby irrevocably constitutes and appoints ____________________________ attorney to transfer the said Debenture on the books of the Corporation with full powers of substitution in the premises.

     DATED_____________  in  the  presence  of  __________________________.
     Signed:  ___________________________________

                                   EXHIBIT "2"
                    FORM OF ELECTION OF CONVERSION PRIVILEGE

TO:     SENTRY  TECHNOLOGY  CORPORATION

     The undersigned hereby irrevocably elects to convert $100,000 or any integral multiple thereof principal amount of the within Debenture into Common Shares of the Corporation at the Conversion Price in accordance with the Terms and Conditions of the Debenture. Please issue share certificates for said Common Shares as follows:

     Principal  amount  converted:  $  _____________________________
     ($100,000  or  integral  multiple  thereof  only)


Name:     ____________________________________
Address:  ____________________________________
          ____________________________________

     Date:   ____________________________________
     Signed: ____________________________________

                                                                  EXHIBIT 4.2




                               WARRANT CERTIFICATE
                      WARRANT TO PURCHASE COMMON SHARES OF
                          SENTRY TECHNOLOGY CORPORATION

NO. W-1                                                      5,000,000 WARRANTS



     THIS CERTIFIES that, for value received, Brascan Technology Fund Inc. (the "HOLDER") in its capacity as general partner of, and on behalf of, Brascan Technology Fund, a limited partnership formed under the laws of the Province of Ontario, is the registered holder of 5,000,000 warrants (each a "WARRANT" and, collectively, the "WARRANTS") which each entitle the Holder, subject to the terms and conditions set forth in this Certificate, to purchase from Sentry Technology Corporation (the "CORPORATION") one common share in the capital of the Corporation (each a "SHARE" and collectively, the "SHARES") at any time commencing on the date hereof and continuing up to 5:00 p.m. (Toronto time) on the Expiry Date (the "TIME OF EXPIRY") upon payment of US$0.15 per Share (the "EXERCISE PRICE"). The number and nature of Shares which the Holder is entitled to acquire upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereinafter provided.

SECTION  1     INTERPRETATION

1.1 DEFINITIONS. In this Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith:
(a) "DEBENTURE" means the US$2,000,000 convertible debenture dated as of the date hereof issued by the Corporation in favour of the Holder pursuant to the Subscription Agreement;
(b)     "EXPIRY  DATE"  means  the  earlier  of:
(i)     the  date  which  is the fourth year anniversary of the date hereof; and
(ii) the date which is 60 days after the date on which the Debenture has been repaid in full;
(c) "STAKEHOLDERS' AGREEMENT" means the stakeholders agreement dated as of the date hereof, as amended from time to time, among the Corporation, the Holder and certain others; and
(d) "SUBSCRIPTION AGREEMENT" means the subscription agreement dated as of the date hereof among the Corporation and the Holder pursuant to which the Holder purchased the Debenture and the Warrants issued hereunder.

1.2 Words and phrases defined elsewhere herein shall have the particular meanings so ascribed thereto; and

1.3 Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders and words importing persons in this Warrant Certificate shall include individuals, partnerships, corporations and any other entities, legal or otherwise.


SECTION  2     EXERCISE  OF  WARRANTS.

2.1 ISSUE OF WARRANTS. The Holder and the Corporation entered into a Subscription Agreement pursuant to which the Holder subscribed for and received the Debenture and the Warrants. This Warrant Certificate evidences the Warrants acquired by the Holder pursuant to the Subscription Agreement, subject to any exercises of Warrants made in accordance with the terms hereof.

2.2 ELECTION TO PURCHASE. The rights evidenced by this certificate may be exercised by the Holder in whole or in part and in accordance with the provisions hereof by delivery of an Election to Exercise in substantially the form attached hereto as Exhibit 1, properly completed and executed, together with payment of the Exercise Price in cash, certified funds or wire transfer to an account in the United States designated by Corporation for the number of Shares specified in the Election to Exercise to the Corporation at the offices of Sentry Technology Corporation, 1881 Lakeland Avenue, Ronkonkoma, New York 11779, Attention: President, or such other address as may be notified in writing by the Corporation. In the event that the rights evidenced by this certificate are exercised in part, the Corporation shall, contemporaneously with the issuance of the Shares issuable on the exercise of the Warrants so exercised, issue to the Holder, a Warrant Certificate on identical terms in respect of that number of Shares in respect of which the Holder has not exercised the rights evidenced by this Certificate.

2.3 EXERCISE. The Corporation shall, on the date (the "EXERCISE DATE") it receives a duly executed Election to Exercise and the Exercise Price for the number of Shares specified in the Election to Exercise, issue that number of Shares specified in the Election to Exercise as fully paid and non-assessable common shares of the Corporation.

2.4 CERTIFICATE. As promptly as practicable after the Exercise Date and, in any event, within five (5) business days of receipt of the Election to Exercise, the Corporation shall issue and deliver to the Holder, registered in such name or names as the Holder may direct or if no such direction has been given, in the name of the Holder, certificate(s) for the number of Shares specified in the Election to Exercise. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Shares in respect of which the Warrant Certificate has been exercised shall cease, and the person or persons in whose name or names any certificate(s) for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented thereby.

2.5 FRACTIONAL SHARES. Fractional common shares shall not be issued and the Holder shall not be entitled to any compensation or other right in lieu of any fractional Share.

2.6 CORPORATE CHANGES. If and whenever at any time the Corporation shall be a party to any reorganization, merger, dissolution or sale of all or substantially all of its assets, whether or not the Corporation is the surviving entity, the Warrants evidenced by this Certificate shall be adjusted so as to apply to the securities to which the holder of that number of Shares subject to the unexercised Warrants would have been entitled by reason of such reorganization, merger, dissolution or sale of all or substantially all of its assets (the "EVENT"), and the Exercise Price shall be adjusted to be the amount determined by multiplying the Exercise Price in effect immediately prior to the Event by the number of Shares subject to the unexercised Warrants immediately prior to the Event, and dividing the product thereof by the number of securities to which the holder of that number of Shares subject to the unexercised Warrants would have been entitled to by reason of such Event.

2.7 CHANGE OR RECLASSIFICATION OF SHARES. In the event that at any time, and from time to time, the Corporation shall change or reclassify its outstanding common shares of the Corporation into a different class of securities, the rights evidenced by each Warrant shall be adjusted as follows so as to apply to the successor class of securities:
(a) the number of the successor class of securities which the Holder shall be entitled to acquire for each unexercised Warrant shall be that number of the successor class of securities which a holder of that number of Shares subject to the unexercised Warrant immediately prior to the change or reclassification would have been entitled to by reason of such change or reclassification; and
(b) the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the change or reclassification by the number of Shares subject to the unexercised Warrants immediately prior to the change or reclassification, and dividing the product thereof by the number of successor securities determined in Section 2.7(a) hereof.

2.8     SUBDIVISION  OR  CONSOLIDATION  OF  SHARES:
(a) In the event that at any time, and from time to time, the Corporation shall subdivide its outstanding common shares of the Corporation into a greater number of common shares or issue any common shares of the Corporation to the holders of all or substantially all of the outstanding common shares by way of a stock dividend (other than any stock dividends constituting dividends paid in the ordinary course), the Exercise Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced, and conversely, in the event that the outstanding common shares of the Corporation shall be consolidated into a smaller number of common shares, the Exercise Price in effect immediately prior to such consolidation shall be proportionately increased (any such subdivision, dividend or consolidation being hereinafter referred to as a "CAPITAL REORGANIZATION"); and
(b) Upon each adjustment of the Exercise Price as provided in (a), the Holder shall thereafter be entitled to acquire on exercise of each Warrant, at the Exercise Price resulting from such adjustment, in lieu of the number of Shares which the Holder would previously had been entitled to acquire, the number of Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired under each Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

2.9 OFFERING TO SHAREHOLDER. If and whenever at any time the Corporation shall fix a record date or if a date of entitlement is otherwise established (hereinafter referred to in this Section 2.9 as the "RECORD DATE") for the issuance of rights, options or warrants to all or substantially all the holders of outstanding common shares of the Corporation entitling them, for a period expiring not more than 45 days after such record date (any such event hereinafter being referred to as a "RIGHTS OFFERING"), to subscribe for or purchase common shares of the Corporation or securities convertible into or exchangeable for common shares at a price per common share or, as the case may be, having a conversion or exchange price per common share less than 95% of the Current Market Value (defined below) on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, (i) the numerator of which shall be the aggregate of (A) the number of common shares outstanding on such record date and (B) a number equal to the number arrived at by dividing the product of the number of common shares which may be purchased or subscribed for (or into which they may be converted or exchanged) multiplied by the subscription or purchase price of the common shares offered for purchase or subscription (or the conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Value, and (ii) the denominator of which shall be the aggregate of (X) the number of common shares outstanding on such record date and (Y) the number of additional common shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable). Common shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any rights or warrants are not so issued or any such rights or warrants are not exercised prior to the expiration thereof, the Exercise
Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of common shares or conversion or exchange rights contained in convertible or exchangeable securities actually issued upon the exercise of such rights or warrants, as the case may be.

2.10 SPECIAL DISTRIBUTION. If and whenever, the Corporation shall fix a record date (hereinafter referred to in this Section 2.10 as the "RECORD DATE") for the distribution to all or substantially all the holders of common shares of:
(a) shares of any class, whether of the Corporation or any other corporation;
(b)     rights,  options  or  warrants;
(c)     evidences  or  indebtedness;  or
(d)     other  assets  or  property;
and if such distribution does not constitute a Capital Reorganization or a Rights Offering (any such non-excluded event being hereinafter referred to as a "SPECIAL DISTRIBUTION") the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (A) the numerator of which shall be the amount by which (1) the amount obtained by multiplying the number of common shares of the Corporation outstanding on such record date by the Current Market Value of the common shares of the Corporation on such record date, exceeds (2) the fair market value (as reasonably determined by the directors of the Corporation in good faith, which determination shall be conclusive) to the holders of such common shares of such Special Distribution; and (B) the denominator of which shall be the total number of common shares of the Corporation outstanding on such record date multiplied by such Current Market Value. Any common shares of the Corporation owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.


2.11 CARRY OVER OF ADJUSTMENTS. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

2.12 ADJUSTMENT TO NUMBER OF SHARES. If any adjustment in the Exercise Price shall occur as a result of: (A) the fixing by the Corporation of a record date for an event referred to in Section 2.9; or (B) the fixing by the Corporation of a record date for an event referred to in either of Section 2.10(a) or Section 2.10(b), then the number of Shares purchasable upon any subsequent exercise of a Warrant shall be simultaneously adjusted by multiplying the number of Shares purchasable upon the exercise of a Warrant immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price. To the extent that any adjustment in subscription rights occurs pursuant to this Section 2.12 as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in Section 2.9, the number of Shares purchasable upon exercise of a Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number of Shares which would be purchasable based upon the number of common shares actually issued immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right. To the extent that any adjustment in subscription rights occurs pursuant to this Section 2.12 as a result of the fixing by the Corporation of a record date for the distribution of exchangeable or convertible securities or rights, options or warrants referred to in Section 2.10, the number of Shares purchasable upon exercise of the Warrant shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the number which would be purchasable pursuant to this Section 2.12 if the fair market value of such securities or such rights, options or warrants had been determined for purposes of the adjustment pursuant to this subsection on the basis of the number of common shares issued immediately after such expiration.

2.13 NOTICE OF ADJUSTMENT. Upon any adjustment of the number of Shares and upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of Shares subject to the unexercised Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted promptly to the Holder a statement of the firm of independent certified public accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation's calculation of the change.

2.14     OTHER  NOTICE.  In  case  at  any  time:
(a) the Corporation shall declare any dividend upon its common shares payable in common shares of the Corporation;
(b) the Corporation shall offer for subscription pro rata to the holders of its common shares any additional common shares of any class or other rights;
(c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or
(d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;
then, in any one or more of such cases, the Corporation shall give to the Holder
(A) at least 10 days' prior written notice of the date on which a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of common shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of common shares shall be entitled to exchange their common shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

2.15 SHARES TO BE RESERVED. The Corporation will at all times keep available and reserve out of its authorized common shares, solely for the purpose of issue upon the exercise of the Warrants, such number of Shares as shall then be issuable upon the exercise of the Warrants. The Corporation covenants and agrees that all Shares which shall be so issuable will, upon issuance, be duly authorized and be issued as fully paid and non-assessable common shares of the Corporation. The Corporation will take such actions as may be reasonably necessary and as are within its power to ensure that all such Shares may be so issued without violation of any applicable laws or the applicable requirements of any exchange or US over-the-counter market upon which the common shares of the Corporation may be listed or quoted or in respect of which such common shares are qualified for unlisted trading privileges.

2.16 CURRENT MARKET VALUE. For the purposes of any computation hereunder, the "CURRENT MARKET VALUE" at any date shall be equal to the weighted average closing sale price per common share of the Corporation for the 20 consecutive trading days immediately before such date on the NASDAQ Over-the-Counter Bulletin Board (OTCBB) or such principal stock exchange or over-the-counter market as the shares of the Corporation may then be listed or quoted (as the case may be), or, if the shares in respect of which a determination of Current Market Value is being made are not listed on any stock exchange or quoted for trading by a recognized over-the-counter market, the Current Market Value shall be determined by the firm of independent certified public accountants retained to audit the financial statements of the Corporation, which determination shall be conclusive. The weighted average price shall be determined by dividing the aggregate sale price of all such common shares sold on the said exchange during the said 20 consecutive trading days by the total number of such common shares so sold.

2.17 DIVIDEND IN THE ORDINARY COURSE. A "dividend paid in the ordinary course" means any dividend paid by the Corporation on the common shares which the directors do not by resolution determine to be extraordinary or otherwise out of the ordinary course having regard to the Corporation's dividend policy at such time, the value of such dividend, the effect of such dividend on the market value of the common shares after giving effect to the payment thereof, the form of payment of such dividend, the financial position of the Corporation and its subsidiaries on a consolidated basis, economic conditions, business practices and such other factors as the directors may in their discretion consider relevant.


SECTION  3     COVENANTS,  REPRESENTATIONS  AND  WARRANTIES  OF  THE CORPORATION

     The Corporation covenants, represents and warrants to the Holder as follows and acknowledges that the Holder is relying upon such covenants, representations and warranties:
(A) LISTING. The Corporation will, at its expense and as expeditiously as possible, use its best efforts to cause all Shares issuable upon the exercise of the Warrants to be duly listed on all exchanges, if any, on which the Shares are then trading on or quoted for trading on or any over-the-counter market upon which the Shares are qualified for unlisted trading privileges immediately prior to the issuance of such Shares.
(B) RESERVED SHARES. The Corporation shall at all times reserve and keep available out of its authorized by unissued Shares, such number of its duly authorized Shares as shall be sufficient to give effect to the rights of the Holder under this Warrant Certificate.
(C) SECURITIES QUALIFICATION REQUIREMENTS. If, in the opinion of counsel to the Corporation, any instrument (other than a prospectus) is required to be filed with or any permission, order or ruling is required to be obtained from any applicable securities regulatory authority or any other step is required under any federal or provincial law of the Province of Ontario or the state law of New York or federal laws of the United States before any securities or property which the Holder is entitled to receive pursuant to the exercise of the Warrants may properly and legally be delivered upon the due exercise of the Warrants (on a basis exempt from the prospectus and registration requirements of the securities laws of the Province of Ontario or analogous requirements under U.S. securities law), the Corporation covenants that it will use commercially reasonably efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as is required or appropriate in the circumstances. In the event required under applicable securities legislation of the Province of Ontario or the United States, the Corporation will give written notice of the issue of the Shares pursuant to the exercise of the Warrants in such detail as may be required to the Ontario Securities Commission or the Securities and Exchange Commission, as the case may be, in order that the subsequent disposition of the Shares (and any securities derived therefrom) so issued will not be subject to the prospectus requirements of such legislation.
(D) REGISTRATION RIGHTS. The Holder shall be entitled to certain registration rights in accordance with the terms of the Registration Rights Agreement between the Corporation and the Holder dated the date hereof as same may be amended, restated, replaced or otherwise modified from time to time.


SECTION  4     REPLACEMENT.

     Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Corporation, upon delivery of a bond of indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant Certificate).


SECTION  5     NO  TRANSFER  OF  WARRANT.

     The Warrants evidenced hereby are non-assignable, non-transferable and non-negotiable and may not be exercised by or for the benefit of any person other than the Holder, subject to compliance with applicable securities laws, save and except for any assignment or transfer, in whole or in part, from time to time, by the Holder to any member of the Brascan group of companies.


SECTION  6     EXPIRY  DATE.

     The Warrants shall expire and all rights to purchase Shares hereunder shall cease and become null and void at the Time of Expiry.


SECTION  7     INABILITY  TO  DELIVER  SHARES.

     If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Shares covered by this Warrant Certificate, the Corporation may pay within three business days of the Exercise Date, at its option and in complete satisfaction of its obligations hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Value of such Shares or other securities on the Exercise Date.


SECTION  8     GOVERNING  LAW.

     The laws of the State of New York and the Federal Laws of the United States applicable therein shall govern this Warrant Certificate and the Warrants.


SECTION  9     SUCCESSOR.

     This certificate shall enure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors.




SECTION  10     GENERAL.

     The holding of the Warrants evidenced by this certificate shall not constitute the holder a shareholder of the Corporation or entitle the Holder to any right or interest in respect thereof except as expressly provided in this certificate.


     IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers and its corporate seal hereto affixed.

DATED  as  of  this  30th  day  of  April  2004.


SENTRY  TECHNOLOGY  CORPORATION

By:  /s/ Peter L. Murdoch
     ------------------------------
      Authorized  Signing  Officer

                                    EXHIBIT 1
                              ELECTION TO EXERCISE


     The undersigned hereby irrevocably elects to exercise the Warrant of Sentry Technology Corporation for the number of Shares (or other property or securities subject thereto) as set forth below:

     (a)          Number  of  Shares  to  be  Acquired:
     (b)          Exercise  Price  per  Share:
     (c)          Aggregate  Purchase  Price  [(a)  multiplied  by(b)]:

and hereby tenders cash, a certified cheque or wire transfer for such aggregate purchase price, and directs such Shares to be registered and a certificate therefor to be issued as directed below.


     DATED  this  _____  day  of  _______________,  _____.




BRASCAN  TECHNOLOGY  FUND  INC.

By:
     Authorized  Signing  Officer
     ----------------------------

DIRECTION  AS  TO  REGISTRATION
Name  of  Registered  Holder:
Address  of  Registered  Holder:

                                                                  EXHIBIT 4.3





                          STAKEHOLDERS RIGHTS AGREEMENT


     This  Stakeholders  Rights  Agreement (the "AGREEMENT") is made as of April
                                                 ---------
30, 2004 among Sentry Technology Corporation, a Delaware corporation (the "COMPANY"), Peter Murdoch ("MURDOCH"), Robert Furst ("FURST") and Saburah
      --                       -------                      -----
Investments  Inc.  ("SABURAH")  (collectively  referred  to  as  the  "EXISTING
                     -------                                           --------
STOCKHOLDERS")  and  Brascan  Technology  Fund  Inc., in its capacity as general
        ----
partner,  and  on  behalf  of,  Brascan  Technology  Fund  (the  "INVESTOR").
                                                                  --------

                                   BACKGROUND

     WHEREAS,  the  Company is issuing and selling to the Investor a Convertible
Debenture  in  the  principal  amount  of  US  $2 million (the "DEBENTURE"), and
                                                                ---------
warrants  to purchase up to 5,000,000 Common Stock (the "WARRANTS"), pursuant to
                                                         --------
the terms of a Subscription Agreement dated even date herewith between the Investor and the Company (the "SUBSCRIPTION AGREEMENT"); and
                                    -----------------------
     WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their respective rights, duties and obligations after consummation of the transactions contemplated by the Subscription Agreement.
                                          -----------------------
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE  I
DEFINITIONS

SECTION 1.1 DEFINITIONS. As used in this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

     "AFFILIATE"  shall  mean,  with respect to any Person, any other Person who
      ---------
directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

     "BOARD"  shall  mean  the  Board  of  Directors  of  the  Company.
      -----

     "BUSINESS DAY" shall mean any day except a Saturday, Sunday or other day on
      ------------
which commercial banks located in New York, New York are not open for the general transaction of business.

     "COMMON  STOCK"  shall mean the Common Stock, par value $.001 per share, of
      -------------
the Company and any other securities into which or for which such Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.

"CONTROL"  shall  mean  the  possession, directly or indirectly, of the power to
 -------
direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLED" and "CONTROLLING" have meanings correlative thereto.
                ----------       -----------
     "CONVERTIBLE  SECURITIES" shall mean all securities of a corporation which,
      -----------------------
directly or indirectly, are convertible into or are exercisable or exchangeable for common stock of a corporation, including without limitation, stock appreciation rights, options, warrants, convertible debt instruments, convertible preferred stock, and other rights to directly or indirectly purchase, subscribe for or acquire shares of common stock, whether or not such Convertible Securities have then vested or are then exercisable or exchangeable.

      "FAMILY  MEMBERS"  shall  mean,  with  respect  to a Person, such Person's
       ---------------
spouse, direct descendants (including adopted children and stepchildren, if any), siblings, parents, mother- and father- in-law, brothers- and sisters-in-law, aunts, uncles, nieces and nephews.



     "FIVE  PERCENT STOCKHOLDER" shall mean, as of the time measured, any Person
      -------------------------
who is the "beneficial owner" (as that term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, or any successor or replacement rule thereof) of Common Stock which represents five percent (5%) or more of the Common Stock then outstanding.

"FULLY-DILUTED  BASIS"  shall mean, with respect to measuring a number of shares
 --------------------
of capital stock of a corporation or a percentage of shares of capital stock of a corporation, measuring based on all of the common stock then outstanding, assuming the conversion into common stock of all Convertible Securities then outstanding.

     "GAAP" shall mean United States generally accepted accounting principles as
      ----
in  effect  from  time  to  time.

     "PERSON"  shall  mean  an individual, corporation, partnership, joint stock
      ------
company, limited liability company, joint venture, trust or unincorporated organization, or a governmental authority or any agency or political subdivision thereof, or any other business entity.

     "SUBSIDIARY" or "SUBSIDIARIES" or "SUBSIDIARY" or "SUBSIDIARIES" shall mean
      ----------      ------------      ----------      ------------
at any date, any Person of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or in the case of a partnership or limited liability company more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the Company or one or more subsidiaries of the Company.


SECTION 1.2 CERTAIN OTHER DEFINITIONS. The following terms are defined in the following sections of this Agreement:

                       TERM                            SECTION
                    1934  Act                        Section  3.1(b)
                    Agreement                        Lead-in
                    Existing  Stockholders           Lead-in
                    Company                          Lead-in
                    Co-Sale  Securities              Section  6.1
                    Investor  Director               Section  2.1
                    Investor                         Lead-in
                    Debenture                        Lead-in
                    Proposed  Number                 Section  6.1
                    Right of First Refusal Notice    Section  6.1
                    Sale  Notice                     Section  6.1
                    SEC                              Section  3.1(b)
                    Subscription  Agreement          Lead-in
                    Tag-Along Exercise Notice        Section  6.1
                    Transfer                         Section  6.1
                    Warrants                         Lead-in


ARTICLE  II

CORPORATE  GOVERNANCE
SECTION 2.1 BOARD OF DIRECTORS. The Investor shall have the right, but not the obligation, to designate one (1) member for election to the Board (the "INVESTOR DIRECTOR"). If the Board is comprised of classes of directors, when
 ------------------
and if designated by the Investor, the Investor Director shall become a member of the class of directors most recently elected by the stockholders. So long as the Investor has the right to designate an Investor Director pursuant to this Section 2.1 and actually designates an Investor Director, the parties to this Agreement will take such steps as are necessary to appoint such Investor Director within 60 days of notice from the Investor to the Company designating the Investor Director. The Investor Director shall also be entitled to, but shall not be obligated to, serve on each committee of the Board. To the extent not already in existence, the Existing Shareholders shall take such steps as are necessary to cause an audit committee and compensation committee of independent directors to be appointed. The Investor Director shall be entitled to the same perquisites, including stock options, reimbursement of expenses and other similar rights in connection with such person's membership on the Board, as each other non-executive member of the Board. If after designating an Investor Director and having the Investor Director appointed, the Investor elects not to have an Investor Director, the Investor shall thereafter no longer be entitled to designate an Investor Director, provided that nothing herein shall restrict the Investor's right to designate a different individual to serve as an Investor Director in the event of the death, resignation or removal of an Investor
Director  so  long  as a replacement Investor Director is designated within five
Business  Days  of  such  death,  resignation  or  removal.



SECTION 2.2 OBSERVER. If, at any time, no Investor Director is a member of the Board, the Investor shall have the right to an observer, who shall be entitled to attend each meeting of the Board. Such observer shall be entitled to receive all materials that are provided to the directors of the Company and to participate in the discussions at all meetings of the Board. Unless prohibited by law, the observer shall be entitled to the same perquisites, including stock options, reimbursement and expenses and other similar rights as are available to the directors of the Company. The Investor acknowledges and agrees that neither the Investor nor observer shall trade the securities of the Company with knowledge of any material undisclosed information prior to its disclosure.

SECTION 2.3 MEETINGS OF THE BOARD. The Company will cause the Board to meet at least four times each year and at least once each quarter.

SECTION 2.4 DIRECTORS' AND OFFICERS' INSURANCE. The Company shall maintain directors and officers liability insurance in such amounts as the Board shall determine from time to time.

SECTION 2.5 CONFLICTING PROVISIONS IN CERTIFICATE OF INCORPORATION OR BYLAWS. Each Existing Stockholder agrees to promptly vote its Shares or execute proxies or written consents, as the case may be, and to take all other actions necessary or desirable to ensure that the Company's Certificate of Incorporation and Bylaws do not at any time conflict with any provision of this
Agreement.     .


ARTICLE  III
COVENANTS  OF  THE  COMPANY

SECTION  3.1     AFFIRMATIVE  COVENANTS.  The  Company  agrees  as  follows:
(a) The Company will retain independent public accountants as selected by the Board, which independent public accountants shall certify the Company's financial statements at the end of each fiscal year.
(b) If at any time the Company shall cease to be required to make filings of reports and other documents with the Securities Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "1934
       ---                                                                  ----
ACT"), the Company will deliver in writing the following to each Investor or permitted transferee of such Investor:
(i) Within thirty (45) days after the end of each quarter in each fiscal year, a consolidated balance sheet of the Company as of the end of such quarter and a consolidated statement of operations of the Company for the period from the beginning of the fiscal year to the end of such quarter and for the comparable periods of the immediately preceding fiscal year, in each case unaudited but prepared in accordance with GAAP and accompanied by a statement of the Chief Financial Officer or other senior executive officer of the Company to the effect that the quarterly financial statements are true, complete and correct in all material respects and have been prepared in accordance with GAAP, subject to normal year-end adjustments;
(ii) Within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the fiscal year then ended and for the immediately preceding fiscal year, prepared in accordance with GAAP and audited by the Company's independent public accountants, together with such firm's report thereon;
(iii) Such other information regarding the business, prospects, financial condition, operations and affairs of the Company and its Subsidiaries as such Investor may reasonably request. To such end, except when necessary to preserve the confidentiality of information or to avoid real or apparent conflicts of interest, the Company will permit such Investor or transferee or such Person's authorized representatives to visit and inspect the properties and records of the Company and to discuss its business, prospects, financial condition, operations and affairs with directors, officers and employees of the Company, during normal business hours and upon reasonable notice, as often as may be reasonably requested.
(c) The Company shall prepare an annual budget and deliver it to the Board for approval no later than 30 days prior to the beginning of the fiscal year to which the annual budget relates.
(d) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Debenture and the Warrants. In order to ensure that the Company shall be able to satisfy the foregoing covenant at all times, the Company covenants and agrees to seek the approval of its shareholders to increase the authorized capital of the Company to a number of Common Shares as shall be sufficient for such purposes, such approval to be sought at such time as is necessary so as to enable the Holder to be able to exercise its rights of conversion under the Debenture within the time frames set forth in Article 4 of the Debenture and to exercise its rights under the Warrants, it being acknowledged and agreed that the Holder shall also have the right, without diminishing any of the obligations of the Company under this paragraph, to require the Company to call a meeting of the Company's shareholders for the purposes of obtaining such approval of shareholders in the event that at any time, the Current Market Value (as defined in the Debenture) falls below $0.07 per share, regardless of whether the Current Market Value (as defined in the Debenture) thereafter rises. The Company will use its best efforts to obtain promptly any authorization, consent, approval or take any other action or make any filing with any court or administrative body that may be required under applicable securities laws in connection with the issuance of shares of Common Stock upon conversion of the Debenture or exercise of the Warrants.

SECTION 3.2 NEGATIVE COVENANTS. The Company shall not, without the prior written consent of Investor :
(a) amend the Certificate of Incorporation or Bylaws of the Company or any of its Subsidiaries, if such amendment would change any of the rights, preferences or privileges of the Investor under the Debenture or the Warrants;
(b) take any action which the Company is precluded from taking by this Agreement, the Subscription Agreement or the Company's Certificate of Incorporation, as amended or restated from time to time;
(c) invest in securities other than cash and cash equivalent securities;
(d)          declare  or  pay  any  dividends;
(e) make any loans, enter into any contracts or engage in other transactions with any of the Company's officers, directors, or any Person who, at the time, is a Five Percent Stockholder (or any Affiliates of any of the foregoing) in an amount equal to or in excess of $25,000 alone or when aggregated with other transactions with such Person in any rolling twelve (12) month period (other than employment agreements in effect prior to the date hereof and obligations of the Company reflected on its books and records as of the date hereof); or
(f)          agree  to  any  of  the  foregoing.


ARTICLE  IV

COVENANTS  OF  THE  INVESTOR
SECTION  4.1     NO  OPEN MARKET PURCHASES.  During the period commencing on the
                 ---------------------------------------------------------------
date  hereof  and  running  for  one (1) year thereafter, the Investor shall not
 -------------------------------------------------------------------------------
purchase  any  shares of the Company's Common Stock in open market transactions,
 -------------------------------------------------------------------------------
unless  such  purchase  is  approved  by  the  Board.
----------------------------------------------------

ARTICLE  V
COVENANTS  OF  THE  EXISTING  STOCKHOLDERS

SECTION 5.1 OVER ISSUANCES. Each of the Existing Stockholders hereby agrees to take all actions as may be necessary in order to cause the Company to satisfy its obligations under Section 3.1(d) of this Agreement and shall vote all of their Common Stock entitled to vote thereon to grant such approvals as may be required by applicable law to increase the amount of the Company's authorized but unissued shares of Common Stock to such number of shares as shall be sufficient so as to enable the Holder to be able to exercise its rights of conversion under the Debenture and to exercise its rights under the Warrants.

SECTION  5.2     RESTRICTIONS  ON  EXISTING  SHAREHOLDERS.  Each  of Murdoch and
Saburah agrees not to sell, transfer, pledge or otherwise convey, directly or indirectly, any Common Stock during the first year that the Debenture is outstanding and thereafter, in excess of 1,500,000 Common Stock (for Murdoch and
     Saburah together) in any successive year that the Debenture is outstanding and Furst agrees not to sell, transfer, pledge or otherwise convey, directly or indirectly, in excess of 1,500,000 Common Stock during the first year that the Debenture is outstanding and thereafter, in excess of 3,000,000 Common Stock in any successive year that the Debenture is outstanding, save and except that if, at any time while the Debenture is outstanding, Furst holds less than 10% of the issued and outstanding Common Stock, calculated on a non-diluted basis, then the restrictions in this Section 5.2 on the sale of Common Stock shall cease to apply as it relates to Furst, provided that notwithstanding any other provisions of this Agreement, no sale, transfer, pledge or other conveyance, directly or indirectly, of Common Stock by Murdoch, Saburah or Furst shall be permitted while the Debenture is outstanding in the event that the transaction would result in Murdoch, Saburah and Furst, as a group, holding less than 50.01% of the then issued and outstanding Common Stock unless at the time of the transaction, the Company shall have increased its authorized capital and set aside and reserved for issuance an aggregate 71,666,667 Common Stock to be issued on conversion of the Debenture (regardless of whether the Debenture is then convertible) and exercise of the Warrants. Any sale of Common Stock permitted by this Section shall be completed in accordance with Article VI.


ARTICLE  VI
RIGHTS  OF  FIRST  REFUSAL  AND  CO-SALE  RIGHTS

SECTION 6.1 SUBJECT TRANSFERS; EXERCISE. Except for sales of Common Stock on a recognized stock exchange on which the Common Stock is listed, if any Existing Stockholder proposes, directly or indirectly, to transfer, sell, assign, pledge, encumber, mortgage, hypothecate, give, or otherwise dispose of, whether or not by operation of law and whether voluntarily or involuntarily in one transaction or a series of related transactions (collectively, "TRANSFER"),
                                                                     --------
to  any  Person  any  shares  of  Common  Stock  ("CO-SALE SECURITIES") that the
                                                   ------------------
Existing Shareholder is permitted to sell under Section 5.2, such Existing Stockholder shall give written notice to the Investor as soon as practicable but
                                             --------
     in no event later than thirty (30) days prior to the consummation of such Transfer, which notice shall specify the name and address of the proposed
Transferee, the number of Co-Sale Securities proposed to be Transferred ("PROPOSED NUMBER"), the amount and form of consideration, and, in reasonable
        ----------
detail, the other terms and conditions of the proposed Transfer, and shall be accompanied by a copy of any written agreement (whether in draft or definitive form at such time) or offer relating to such Transfer (a "SALE NOTICE"). Each
                                                            -----------
Investor shall have the right to elect to (a) purchase the Proposed Number of Co-Sale Securities for itself on the same terms and conditions by delivering a written  notice  (a  "RIGHT  OF  FIRST REFUSAL NOTICE") within fifteen (15) days
                      -------------------------------
after the Sale Notice is deemed to have been given to the Investor, (b) participate in the proposed Transfer by delivering a written notice (a
"TAG-ALONG  EXERCISE  NOTICE")  to  the  Existing  Stockholder who gave the Sale
         -------------------
Notice within fifteen (15) days after the Sale Notice is deemed to have been given to the Investor, specifying the number of shares of Common Stock that the
              ------------------------------------------------------------------
Investor  shall  desire to so Transfer, or (c) decline to exercise either of the
--------------------------------------------------------------------------------
rights  in  (a)  or  (b).  Notwithstanding the foregoing, the provisions of this
-------------------------
Section  6.1  shall not apply to any Transfer by any Existing Stockholder of any
---
Co-Sale Securities in any of the following circumstances, if and only if each Transferee of such Co-Sale Securities shall, immediately prior to and as a condition of such Transfer, become a party to this Agreement as an Existing
Stockholder: (i) by gift, (ii) as collateral security for any bone fide indebtedness of such Existing Stockholder, (iii) to a Family Member of such Existing Stockholder, or (iv) to a trust, the sole beneficiaries of which, or to a corporation, partnership or limited liability company, the sole stockholders, partners or members, as the case may be, of which, include only such Existing Stockholder and the Family Members of such selling Existing Stockholder.

SECTION 6.2 IF RIGHT OF FIRST REFUSAL EXERCISED. In the event that the Investor gives a Right of First Refusal Notice with respect to all of the Co-Sale Securities, the purchase and sale of the Common Stock which are the subject of the Right of First Refusal Notice shall be completed on that date which is 30 days following the giving of the Right of First Refusal Notice at the offices of the Company.

SECTION 6.3 IF TAG-ALONG EXERCISED. In the event that the Investor gives a Tag-Along Exercise Notice instead of a Right of First Refusal Notice and securities specified in each Tag-Along Exercise Notice delivered by the Investor
                                                                        --------
     in addition to the Proposed Number of shares of Common Stock, no Existing Stockholder shall sell any Co-Sale Securities to the proposed Transferee unless the extent to which the Investor and the Existing Stockholder participate in the
                        --------
proposed Transfer is proportionately reduced in the manner described in the immediately following sentence. The Investor and Existing Stockholder shall be
                                      --------
entitled to Transfer a number of shares (determined on a Fully-Diluted Basis) equal to the number of shares which such Transferee has agreed to purchase from the Investor and the Existing Stockholder multiplied by a fraction, the
     --------
numerator of which is the number of shares (determined on a Fully Diluted Basis)
    ----
owned  by  the Investor or Existing Stockholder, as the case may be, on the last
               --------
day of the fifteen (15) day Tag-Along Exercise Notice period, and the denominator of which is the total number of shares (determined on a Fully-Diluted Basis) owned by all of the selling Existing Stockholders participating in such Transfer and the Investor on the last day of the fifteen
                                         --------
(15) day Tag-Along Exercise Notice period. If, after any such calculation, any Investor or any selling Existing Stockholder shall no longer desire to participate to the full extent as calculated in the immediately preceding sentence, then the Investor shall be entitled to proportionately increase their
                    --------
respective participation in such manner as shall be reasonably agreed upon by the remaining participating Investor.
                               --------
SECTION 6.4 SURVIVAL. If the Investor shall not have given a Right of First Refusal Notice with respect to all of the Co-Sale Securities and the
Existing Stockholders have not completed the sale of their Co-Sale Securities in accordance with the terms described in the Sale Notice and this Article VI within 120 days following the date that the Sale Notice was given to the Investor, no sale of the Co-Sale Securities may be made without the Existing Stockholders again complying with the terms of this Article and so on from time to time.


ARTICLE  VII
MISCELLANEOUS

SECTION 7.1 NOTICES. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be deemed duly given (i) on the date delivered if personally delivered, (ii) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, or (iii) on the Business Day after being sent by Federal Express or another recognized overnight mail service which utilizes a written form of receipt for next day or next business day delivery, in each case addressed to the applicable party at the address set forth below; provided that a party hereto may change its address for receiving notice by the proper giving of notice hereunder:

     If  to  the  Company  to:

                    Sentry  Technology  Corporation
                         1881  Lakeland  Avenue
                         Ronkonkoma,  NY  11779
                         Fax:(631)  739-2144
                         Attn:  Peter  Mundy

     With  a  copy  to  (which  shall
     not  constitute  notice):

Mark  S.  Haltzman  and  Associates
One  Belmont  Avenue,  Suite  402
Bala  Cynwyd,  PA  19004
Fax:  (610)  668-1915
Attn:  Mark  S.  Haltzman,  Esquire


If  to  Murdoch  or  Saburah:

ID  Security  Systems  Canada  Inc.
37  Voyager  Court  North
Toronto,  Ontario  M9W  4Y2
Fax:  (416)  674-5075

If  to  Furst:

3900  Walden  Road
Deephaven,  MN  55391
Fax:  (416)  674-5075

If  to  the  Investor:

Brascan  Technology  Fund  Inc.
BCE  Place
181  Bay  Street
Suite  300,  P.O.  Box  771
Toronto  ON   M5J  2T3
Fax:  (416)  446-0050
Attn:  Mr.  Stephen  Adams


With  a  copy  to  (which  shall
not  constitute  notice):

Goodman  and  Carr  LLP
200  King  Street  West
Suite  2300
Toronto  ON   M5H  3W5
Fax:  (416)  595-0567
Attn:  Ms.  Jenny  Chu  Steinberg

SECTION 7.2 ENTIRE AGREEMENT. This Agreement and the other Ancillary Agreements (as such term is defined in the Subscription Agreement) areintended
                                             ---------------------------
to be, a complete statement of all the terms of the arrangements between or among the parties hereto with respect to the matters set forth herein, and supersedes any previous agreements, understandings and discussions between the parties hereto with respect to those matters. There are no promises, representations, warranties, covenants or undertakings other than those set forth herein and therein.

SECTION 7.3 MODIFICATIONS AND AMENDMENTS. This Agreement may be amended or modified only by a written consent executed by the Company, Existing Shareholder and  Investor.

SECTION 7.4 BENEFIT; ASSIGNABILITY. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder. The Common Stock, the Debenture and the Warrants (together with the rights of the Investor relating to the Common Stock, the Debenture and the Warrants) shall be transferable and assignable by each Investor to any Investor in, and officers, directors, members, managers and partners of, an Investor, and any Affiliate (and each of its officers, directors, members, managers and partners) or heirs, personal representatives, or successors, of any of the foregoing.

SECTION 7.5 GOVERNING LAW; JURISDICTION. This Agreement and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the laws of the State of New York and the United States.

SECTION 7.6 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the fullest extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by applicable law.

SECTION  7.7     INTERPRETATION.
(a) Article, Section, and Subsection headings are not to be considered part of this Agreement, are included solely for convenience of reference and are not  intended  to be full or accurate descriptions of the contents thereof.
(b) Use of the terms "herein," "hereunder," "hereof," and like terms shall be deemed to refer to this entire Agreement and not merely to the particular provision in which the term is contained, unless the context clearly indicates otherwise.
(c) Use of the word "including" or a like term shall be construed to mean "including, but not limited to."
(d) Words importing a particular gender shall include every other gender, and words importing the singular shall include the plural and vice-versa, unless the context clearly indicates otherwise.

SECTION 7.8 NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

SECTION 7.9 COUNTERPARTS; FACSIMILE. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall be effective upon delivery of counterpart signatures by all parties hereto. Execution and delivery of this Agreement by facsimile transmission shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery  of  an  original  manually  signed  copy  hereof.

SECTION 7.10 TERMINATION OF THIS AGREEMENT. This Agreement and all the rights and obligations hereunder of the Company, Existing Shareholders and the Investor (other than the obligation of the parties to submit any dispute in connection with Agreement as set forth in Section 7.11) shall terminate and be of no force and effect at such time as the unpaid amount due and owing under the
     Debenture  is  less than Two Hundred and Fifty Thousand Dollars ($250,000).

SECTION 7.11 ARBITRATION. If any dispute arising out of or related to this Agreement, its interpretation, performance or breach hereof, and the parties are unable to agree on a mutually satisfactory resolution within thirty (30) days, any party may require the matter to be settled by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The parties agree that the dispute will be resolve by a single arbitrator, selected in accordance with the Commercial Arbitration Rules, and the decision of the arbitrator shall be final and binding on the parties hereto and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The costs assessed by the AAA for arbitration shall be borne equally by all the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

Sentry  Technology  Corporation

By:  /s/ Peter J. Mundy
    ----------------------------
     Name:  Peter J. Mundy
     Title: VP



Brascan Technology Fund Inc. in its capacity as general partner of, and on behalf of, Brascan Technology Fund


By:   /s/ Lenis Quan
     ----------------------------
     Name: Lenis Quan
     Title:


/s/ Peter L. Murdoch
------------------------------
     Peter  Murdoch



/s/ Robert Furst
------------------------------
     Robert  Furst


Saburah  Investments  Inc.

By:  Peter L. Murdoch
    ------------------------------
     Name:  Peter L. Murdoch
     Title: President